As filed with the Securities and Exchange Commission on November 3, 2015.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

AMBIENT WATER CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	4941	20-4047619
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Ambient Water Corporation.

7721 East Trent Ave.

Spokane Valley, WA 99212

(509) 474-9451

(Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Keith White

Chief Executive Officer

Ambient Water Corporation

7721 East Trent Ave.

Spokane Valley, WA 99212

(509) 474-9451

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

with copies to:

Gregory M. Wilson, Esq.

Wilson Law

1312 N. Monroe St., Ste. 127

Spokane, WA99201

(509) 991-8575

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1) (2)	Proposed maximum offering price per share (2) (3)	Proposed maximum aggregate offering price (2) (3)	Amount of registration fee (2) (3)
Common Stock, $0.001 par value per share	20,000,000	$0.0148	$296,000	$29.81

(1)	The shares of our common stock being registered hereunder are being registered for sale by the selling stockholders, as defined in the accompanying prospectus.
(2)

Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(3)

Estimated solely for purposes of calculating the registration fee according to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the bid and asked prices of the Registrant’s common stock reported on the OTCQB on October 30, 2015.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders shall not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSECTUS SUBJECT TO COMPLETION, DATED November 3, 2015

AMBIENT WATER CORPORATION

20,000,000 SHARES OF COMMON STOCK

This prospectus relates to the offer and sale, from time to time, of up to 20,000,000 shares of the common stock of Ambient Water Corporation, a Nevada corporation (“Ambient,” “we,” “us,” and “our,”), by the selling stockholders named in this prospectus in the section “Selling Stockholders,” whom we refer to in this document as the “selling stockholders.” Of the shares of common stock being offered by the selling stockholders, 20,000,000 may be issued pursuant to the securities purchase agreements that we entered into with River North Equity, LLC River North”), which we refer to in this prospectus as the “Purchase Agreement.” Please refer to the section of this prospectus entitled “The Securities Purchase Transaction” for a description of the Purchase Agreement and the section entitled “Selling Stockholder” for additional information regarding the selling stockholder.

We are not selling any shares of common stock in this offering. We, therefore, will not receive any proceeds from the sale of the shares by the selling stockholder. We will, however, receive proceeds from the sale of securities pursuant to our exercise of the put right under the Purchase Agreement.

River North is an “underwriter” within the meaning of the Section 2(a)(11) of the Securities Act of 1933, as amended.

The selling stockholder may sell common stock from time to time in the principal market on which the stock will be traded at the prevailing market price or in negotiated transactions. See “Plan of Distribution” for more information about how the selling stockholder may sell the shares of common stock being registered pursuant to this prospectus. The selling stockholder has informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We have paid and will pay the expenses incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution.”

Our common stock is currently quoted on the OTCQB market under the symbol “AWGI”. On October 30, 2015, the last quoted sale price of our common stock as reported on the OTCQB was $0.0148 per share.

Investing in our securities involves significant risks, including those set forth in the “Risk Factors” section of this prospectus beginning on page 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 3, 2015

Table of Contents

PROSPECTUS SUMMARY

5

RISK FACTORS

9

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

17

USE OF PROCEEDS

17

DIVIDEND POLICY

18

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

18

DILUTION

20

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

21

BUSINESS

28

MANAGEMENT

37

EXECUTIVE COMPENSATION

41

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED

STOCKHOLDER MATTERS

44

CERTAIN AND RELATED TRANSACTIONS

46

THE EQUITY PURCHASE TRANSACTION

47

SELLING STOCKHOLDERS

50

PLAN OF DISTRIBUTION

51

DESCRIPTION OF CAPITAL STOCK

53

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

54

LEGAL MATTERS

55

EXPERTS

55

WHERE YOU CAN FIND MORE INFORMATION

55

INDEX TO FINANCIAL STATEMENTS

F-1

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information.

We have not authorized any placement agent or any underwriters, brokers or dealers to make an offer of the securities in any jurisdiction where the offer is not permitted.

You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. References in this prospectus to “we,” “us,” “our,” and “Ambient” refer to Ambient Water Corporation. You should read both this prospectus together with additional information described below under the heading "Where You Can Find More Information."

Corporate History

Ambient Water Corporation, formerly AWG International Water Corporation,  (the "Company" or "Ambient") was organized in the State of Nevada on December 19, 2005 as MIP Solutions, Inc.  On June 23, 2014, the Company changed its corporate name to Ambient Water Corporation.

The Company was originally organized as MIP Solutions, Inc., to pursue the development of molecular imprinting technology.

On July 10, 2012, MIP Solutions, Inc. acquired AWG International, Inc., a Nevada corporation, as a wholly owned subsidiary.  AWG International, Inc. focused its business development efforts on the design and manufacture of potable water generating appliances deriving water from atmospheric moisture.

AWG International, Inc. was organized in the State of Nevada on March 18, 2010.  On June 23, 2014, AWG International, Inc. changed its corporate name to Ambient Water, Inc., ("Ambient Inc.").

The founders collaborated on the design and development of an air-to-water technology, which resulted in a patent being issued in 2007 by the U.S. Patent and Trademark Office.  This patent technology is referred to as the “G2 design”.  This patent was assigned to AWG.  (See "Patents and Licenses")

Our principal executive offices are located at 7721 East Trent Ave., Spokane Valley, Washington 99212 and our telephone number is (509) 474-9451.

Product Line

Ambient designs and builds air-to-water appliances for residential and commercial drinking water applications based on patented, patent pending and proprietary technologies. The Company currently has two products for sale. Sales to date are for a countertop water generating and dispensing appliance, designated as the Model 2500. This model is manufactured in South Korea.

Also available for sale is our first commercial unit, the Ambient Water 400. In 2014 we changed the name of our Water Pro Series to the Ambient Water Series. The Ambient Water 400 uses conventional utility power to provide approximately 400 gallons of water generation capability per day. The Ambient Water 400 is based on the Company’s patent pending “G4/5 design” and is manufactured in Michigan, USA. The Ambient Water 400 has been deployed to a field trial location in Houston, Texas where validation of water production and energy usage will be performed. The design of the Ambient Water 400 can be easily applied to other capacity units in the same family of products, which will allow the Company to market other capacity and cost point units in the future.

The Company has other products currently in design; The Ambient Water 20K model is being designed for an oil and gas industry application and other units are also being designed to provide both water recovery and climate control for closed-loop greenhouses constructed for worldwide distribution.

The Company has another model in prototype phase, the Ambient Water 100. This model is unique in that it will use waste oil combustion as its primary energy source for generating water. The successful completion of the Ambient 100 will be subject to a future licensing agreement with a technology owner.

Technology

The air-to-water technology systems are designed to produce water from the atmosphere by using a condensing surface and a unique and proprietary filtration system that removes dust, airborne particles and bacteria to generate clean drinking water.

These water generating systems produce clean drinking water by extracting moisture from the ambient air. The ambient air enters the appliance through an air filter, passing the moisture rich air across condensing coils where water condenses and is collected into a water treatment system that continuously filters, sterilizes and holds the water for dispensing. This is similar to the processes that occur naturally during nature’s water cycle. Moist air rises from the earth through sublimation, evapotranspiration and evaporation. The water is then stored in the atmosphere until it precipitates in the form of dew, rain or snow. Once the moisture is removed from the air as precipitation, it is filtered through the ground and stored as ground water in rivers and lakes.

The technology of using a condensing surface to extract water from air has been proven and in use for many years. Some familiar applications include air conditioners and dehumidifiers. The process basically involves taking filtered moist air from the atmosphere and dehumidifying it for treatment by the water treatment module. This condensate water is then processed through filters and special cartridges which eliminate biological contaminants including bacteria and pollutants that may be in the air. The water production and cost per gallon varies with the relative humidity and temperature of the air and cost of the energy source, but is typically cost competitive with bottled water.

Since atmospheric water begins with less organic, inorganic, and/or biological impurities than ground water, safer and cleaner water may be produced by the Ambient Water technology with less processing and added chemicals required by most water utilities.

Atmospheric water vapor is an abundant resource that can be used with no known negative environmental impacts. The performance of all products is based on the relative humidity and temperature of the atmosphere.

The Offering

This prospectus relates to the offer and sale from time to time of up to 20,000,000 shares of our common stock by the selling stockholder.

River North is offering for sale up to 20,000,000 shares of our common stock. We entered into the Purchase Agreement with River North.  Pursuant to the Purchase Agreement, River North has agreed to purchase from us up to an aggregate of $5 million worth of shares of our common stock from time to time, until September 17, 2017. Additionally, on September 18, 2015, we entered into Registration Rights Agreement (the “Registration Rights Agreement”) with River North, pursuant to which we have filed with the U.S. Securities and Exchange Commission (the “SEC”) the registration statement that includes this prospectus to register for resale under the Securities Act of 1933, as amended (the “Securities Act”), the shares that may be issued to River North under the Purchase Agreement.

We do not have the right to commence any sales to River North under the Purchase Agreement until the SEC has declared the registration statement effective.  Thereafter, we may, from time to time and at our sole discretion, direct River North to purchase shares of our common stock, but we would be unable to sell shares to them if such purchase would result in their respective beneficial ownership equaling more than 4.99% of the outstanding common stock. Except as described in this prospectus, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to River North. The purchase price of the shares that may be sold to River North under the Purchase Agreements will be equal to 70% of the lowest daily volume weighted average price of the common stock for the ten (10) preceding trading days immediately preceding the date on which the applicable Drawdown Notice is delivered to River North, or the closing bid on the date of the Drawdown. We may at any time in our sole discretion terminate the Purchase Agreement without fee, penalty or cost upon 60 days notice. River North may not assign or transfer its rights and obligations under the Purchase Agreement other than by merger.

As of October 30, 2015, there were 154,448,764 shares of our common stock outstanding, of which 81,279,698 shares were held by non-affiliates. Although the Purchase Agreement provides that we may sell up to $5 million dollars worth of shares of our common stock to River North, only 20,000,000 shares of our common stock are being offered under this prospectus. If all of the 20,000,000 shares offered by River North under this prospectus were issued and outstanding as of October 30, 2015, such shares would represent 12.95 % of the total number of shares of our common stock outstanding and 21.47 % of the total number of outstanding shares held by non-affiliates, in each case as of October 30, 2015. If we elect to issue and sell more than the 20,000,000 shares offered under this prospectus to River North, which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act any such additional shares, which could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale by River North is dependent upon the number of shares we sell to them under the Purchase Agreement.

Issuances of our common stock in this offering will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of common stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to River North.

Securities Offered

Common stock offered by the selling stockholders:	20,000,000 shares

Common stock outstanding prior to the offering:	154,448,764 shares

Common stock to be outstanding after giving effect to the total issuance of 20,000,000 shares to River North under the Purchase Agreement registered hereunder:	174,448,764 shares

Shares issuable upon exercise of outstanding options, warrants and convertible notes:

The total number of shares of our common stock outstanding prior to the offering and to be outstanding after giving effect to the total issuance of 20,000,000 shares to River North under the Purchase Agreement registered hereunder, excludes the following:

●       42,500,000 shares of common stock reserved for future issuance under our equity incentive plans. As of the date of this prospectus, there were options to purchase 15,242,001 shares of our common stock outstanding under our equity incentive plans with a weighted average exercise price of $0.18 per share; and

●       1,340,000 shares of common stock issuable upon exercise of outstanding warrants as of the date of this prospectus with a weighted average exercise price of $0.03 per share.

Use of proceeds:

We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders in this offering. However, we may receive up to $207,200 from sales of shares to River North under the Purchase Agreement. Any proceeds that we receive from sales to River North under the Purchase Agreement will be used to further develop our products, sales and for general corporate purposes. See “Use of Proceeds.”

Risk factors:	This investment involves a high degree of risk. See “Risk Factors” for a discussion of factors you should consider carefully before making an investment decision.

OTC Markets (OTCQB) symbol:	AWGI

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information about these risks contained in this prospectus, as well as the other information contained in this prospectus generally, before deciding to buy our securities. Any of the risks we describe below could adversely affect our business, financial condition, operating results or prospects. The market prices for our securities could decline if one or more of these risks and uncertainties develop into actual events and you could lose all or part of your investment. Additional risks and uncertainties that we do not yet know of, or that we currently think are immaterial, may also impair our business operations. You should also refer to the other information contained in this prospectus, including our financial statements and the related notes.

RISKS RELATED TO OUR BUSINESS

WE ARE SUBJECT TO STARTUP COMPANY RISKS.

The Company has a limited operating history and has primarily engaged in operations relating to the development of its atmospheric water generation technologies and business plan. We are subject to many of the risks common to such enterprises, including the ability of the Company to implement its business plan, market acceptance of its proposed business, under-capitalization, cash shortages, limitations with respect to personnel, financing and other resources, and uncertainty of the Company’s ability to generate revenues. There can be no assurance that the Company’s activities will be successful or result in significant revenues or profit for the Company, and the likelihood of the Company’s success must be considered in the light of the stage in its development. The Company believes it has engaged professionals and consultants experienced in the type of business contemplated by the Company; however, there can be no assurance that the predictions, opinions, analyses, or conclusions of such professionals will prove to be accurate. In addition, no assurance can be given that the Company will be able to consummate its business strategy and plans or that financial or other limitations may not force the Company to modify, alter, significantly delay, or significantly impede the implementation of such plans or the Company’s ability to continue operations. If the Company is unable to successfully implement its business strategy and plans, investors may lose their entire investment in the Company.

Potential investors should also be aware of the difficulties normally encountered developing water technology companies. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the inception of the enterprise that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to product development, manufacturing, operations and distribution, and additional costs and expenses that may exceed current estimates.

THERE IS SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Our financial results for the fiscal year ending December 31, 2014 show substantial losses. As of December 31, 2014, the Company had an Accumulated Deficit of ($9,796,095). For the fiscal years ending December 31, 2014 and December 31, 2013, the Company had losses of ($4,811,040) and ($2,474,256) respectively. The accompanying financial statements have been prepared in conformity with the generally accepted accounting principles in the United States of America which contemplates the Company as a going concern. The Company has sought out additional investment to raise additional funds. However, there are no assurances that the Company will continue as a going concern without obtaining additional funding. The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Our independent auditors, MartinelliMick, PLLC, have expressed substantial doubt about our ability to continue as a going concern given our recurring losses from operations and net stockholder's deficit. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. We may be subject to product liability or breach of contract claims if our products do not work as represented.

PRODUCT SUCCESS IS UNCERTAIN

We have developed and are currently selling one product, the Model 2500. The Ambient Water 400 is being field tested and is ready for sale. We have two additional products in various stages of design and development, the Ambient Water 20K and the Ambient Water Vertical Farming product family. The 20K and Vertical Farming products are in the design process. The Ambient 100 is still in development. There is no assurance that these products will generate sufficient sales to ensure success. We cannot make any assurances that any of our proposed models, if successfully developed, would generate sufficient revenues to enable us to be profitable. Furthermore, we cannot make any assurances that we will be successful in addressing these risks. If we are not, our business, results of operations and financial condition will be materially adversely affected.

IF WE ARE UNABLE TO ESTABLISH SALES AND MARKETING CAPABILITIES OR BUILD A PRODUCTIVE NETWORK OF DISTRIBUTORS TO SELL AND MARKET PRODUCTS WE DEVELOP, WE MAY NOT BE ABLE TO GENERATE PRODUCT REVENUE.

We currently have a minimal organization for the sales, marketing and distribution of our products. We anticipate that we will seek to enter into distribution agreements or other arrangements with third parties to market any products. Presently, we have several distributors. If we are unable to successfully build a productive network of distributors, we would have to build sales, marketing, managerial and other non-technical capabilities and develop, train and or manage a sales force, all of which would cause us to incur substantial additional expenses. If we are unable to establish adequate sales, marketing and distribution capabilities, whether independently or with third parties, we may not be able to generate product revenue and may not become profitable.

OUR PRODUCTS MAY BE SUBJECT TO FUTURE PRODUCT LIABILITY CLAIMS.  SUCH PRODUCT LIABILITY CLAIMS COULD RESULT IN EXPENSIVE AND TIME-CONSUMING LITIGATION AND PAYMENT OF SUBSTANTIAL DAMAGES.

The development, testing, marketing, sale and use of new products runs a risk that product liability claims may be asserted against us if it is believed that the product has caused injury. We cannot make assurances that claims, suits or complaints relating to the use of our products will not be asserted against us in the future. If a product liability claim asserted against us was successful, we may be required to limit commercialization of our technology. Regardless of merit or outcome, claims against us may result in significant diversion of our management’s time and attention, expenditure of large amounts of cash on legal fees, expenses and damages and a decreased demand for our products. We cannot make any assurances that we will be able to acquire or maintain insurance coverage at a reasonable cost or in sufficient amounts to protect us.

The atmospheric water generators are designed to facilitate potable safe drinking water. If the technology fails to work as designed, customers may bring claims against us. Despite limitations on such claims, such claims can be costly and time consuming which could have a material adverse effect on our operations, even if we are found not to have been at fault.

LOSS OF ANY ONE OR MORE OF OUR SUPPLIERS WOULD HAVE A NEGATIVE IMPACT ON OUR BUSINESS.

Our success is highly dependent upon the future support and services of suppliers. We will be solely dependent on their support to provide enough inventories to meet our purchase orders. If our suppliers are not able to supply our manufacturer with products to meet the demands of our purchase orders, our business will most likely fail.

DELAYS OR INTERRUPTIONS IN THE MANUFACTURING AND DELIVERY OF OUR MODEL 2500 APPLIANCES BY OUR SOLE SOURCE SOUTH KOREAN MANUFACTURER MAY HARM OUR BUSINESS.

The Model 2500 appliances are built by a single manufacturer in South Korea. Our reliance on a sole manufacturer, particularly a South Korean manufacturer, involves risk, including a potential inability to obtain an adequate supply of appliances and limited control over pricing, quality and timely delivery of products. In addition, replacing this manufacturer may be difficult and could result in an inability or delay in obtaining products. We cannot assure you that this manufacturer will be able to provide the products in quantities that are sufficient to meet demand or at all, in a timely manner, which could result in decreased revenues and loss of market share. Relations between South Korea and North Korea have been tense over most of South Korea’s history, and more recent concerns over North Korea’s nuclear capability, and relations between the U.S. and North Korea, have created a global security threat that may adversely affect South Korean business and economic conditions. We cannot assure you as to whether or when this situation will be resolved or change abruptly as a result of current or future events. An adverse change in economic or political conditions in South Korea or in its relations with North Korea could have a material adverse effect on our South Korean manufacturer and our Company.

THE COMPANY’S STRATEGIES FOR DEVELOPMENT OF THE BUSINESS MIGHT NOT BE SUCCESSFUL.

The Company is currently evaluating potential product development strategies for its business. It may take several years, if ever, for the Company to achieve cumulative positive cash flow. The Company could experience significant difficulties in executing its business plan, including: inability to successfully implement the Company’s business plan; changes in market conditions; inability to obtain necessary financing; delays in completion of the Company’s projects or their underlying technologies; inaccurate cost estimates; changes in government or political reform; or the Company may not benefit from the proposed projects as the Company expected. The Company’s inability to develop its proposed products will adversely affect the Company’s business cash flows and have a material adverse effect on the Company’s ability to meet the Company’s working capital requirements.

SIGNIFICANT REPAIR AND/OR REPLACEMENT WITH RESPECT TO PRODUCT WARRANTY CLAIMS OR PRODUCT RECALLS COULD HAVE A MATERIAL ADVERSE IMPACT ON THE RESULTS OF OPERATIONS.

We provide a limited warranty for our products for a period of one year. Significant warranty claims could have a material adverse effect on our results of operations.

LOSS OF KEY PERSONNEL CRITICAL FOR MANAGEMENT DECISIONS WOULD HAVE AN ADVERSE IMPACT ON OUR BUSINESS

Our success depends upon the continued contributions of our executive officers and/or key employees, particularly with respect to providing the critical management decisions and contacts necessary to manage product development, marketing, and growth within our industry. Competition for qualified personnel can be intense and there are a limited number of people with the requisite knowledge and experience. Under these conditions, we could be unable to attract and retain these personnel. The loss of the services of any of our executive officers or other key employees for any reason could have a material adverse effect on our business, operating results, financial condition and cash flows.

INTELLECTUAL PROPERTY RISKS

RESEARCH AND DEVELOPMENT ACTIVITIES MAY BE COMPROMISED

We have development work, which we believe has the potential for patent protection. We will evaluate our business benefits in pursuing patents in the future. We plan to protect all of our development work with confidentiality agreements with our engineers, employees and any outside contractors. However, third parties may, in an unauthorized manner, attempt to use, copy or otherwise obtain and market or distribute our intellectual property or technology or otherwise develop a product with the same functionality. Policing unauthorized use of our intellectual property rights is difficult, and nearly impossible on a worldwide basis. Therefore, we cannot be certain that the steps we have taken or will take in the future will prevent misappropriation of our technology or intellectual property, particularly in foreign countries where we plan to do business or where our software will be sold or used, where the laws may not protect proprietary rights as fully as do the laws of the United States or where the enforcement of such laws is not common or effective.

IF WE ARE UNABLE TO ADEQUATELY PROTECT OUR TECHNOLOGY, OR IF WE INFRINGE THE RIGHTS OF OTHERS, WE MAY NOT BE ABLE TO DEFEND OUR MARKETS OR TO SELL OUR PRODUCTS.

The Company’s success may depend in part on its ability to continue and expand its patent protection both in the United States and in other countries for our products. Due to evolving legal issue and standards relating to the patentability, validity, and enforceability of patents covering the Company’s products and the scope of claims made under its patents, the Company’s ability to obtain and enforce patents is uncertain and involves complex legal and factual questions. Accordingly, rights under any assigned or issued patents may not provide the Company with sufficient protection for its products or provide sufficient protection to afford the Company a commercial advantage against competitive products or processes.

The Company’s success may also depend in part on its ability to operate without infringing the proprietary rights of third parties. The manufacture, use or sale of the Company’s products may infringe on the patent rights of others. Likewise, third parties may challenge or infringe upon the Company’s existing or future patents.

Proceedings involving the Company’s patents, patent applications, patents which have been assigned to the Company or those of others could result in adverse decisions regarding:

•

the patentability of the Company’s inventions relating to its products; and/or

•

the enforceability, validity, or scope of protection offered by the Company’s patents relating to its products.

There could also be existing patents of which the Company is unaware that its products may inadvertently infringe. If the Company loses a patent infringement lawsuit, the Company could be prevented from selling its products unless it can obtain a license to use technology or inventions covered by that patent or are able to redesign the product to avoid infringement. A license may not be available to the Company on acceptable terms, or at all, and the Company may not be able to redesign its product to avoid any infringement. If the Company is not successful in obtaining a license or redesigning our product, the Company may be unable to sell its product and the business would suffer. Litigation may be necessary for the Company to enforce the patents owned and applied for (if they are awarded), copyrights, trademarks, or other intellectual property rights, to protect its trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement. This type of litigation could result in the expenditure of significant financial and managerial resources and could result in injunctions preventing the Company from distributing certain products. Such claims could materially adversely affect the business, financial condition, and results of operations.

INTERNATIONAL BUSINESS RISK

INTERNATIONAL REGULATION MAY ADVERSELY AFFECT OUR PLANNED PRODUCT SALES

As a part of our marketing strategy, we plan to market and sell our products internationally. In addition to regulation by the U.S. government, those products will be subject to environmental and safety regulations in each country in which we market and sell. Regulations will vary from country to country and will vary from those of the United States. The difference in regulations under U.S. law and the laws of foreign countries may be significant and, in order to comply with the laws of these foreign countries, we may have to implement manufacturing changes or alter product design or marketing efforts. Any changes in our business practices or products will require response to the laws of foreign countries and will result in additional expense to the Company and either reduce or delay product sales.

Additionally, we may be required to obtain certifications or approvals by foreign governments to market and sell the products in foreign countries. We may also be required to obtain approval from the U.S. government to export the products. If we are delayed in receiving, or are unable to obtain import or export clearances, or if we are unable to comply with foreign regulatory requirements, we will be unable to execute our complete marketing strategy.

RISKS RELATED TO OUR SECURITIES

THERE IS LITTLE CURRENT TRADING OF OUR SHARES. OUR STOCK PRICE IS LIKELY TO BE HIGHLY VOLATILE.

Although prices for our shares of Common Stock are quoted Over-the-Counter on the Electronic Bulletin Board (OTCBB) and the OTC Markets Group OTCQB, there is little current trading and no assurance can be given that an active public trading market will develop or, if developed, that it will be sustained. The OTC markets are generally regarded as a less efficient and less prestigious trading market than other national markets. There is no assurance if or when our Common Stock will be quoted on another more prestigious exchange or market. The market price of our stock is likely to be highly volatile because for some time there will likely be a thin trading market for the stock, which causes trades of small blocks of stock to have a significant impact on the stock price.

BECAUSE OUR COMMON STOCK IS LIKELY TO BE CONSIDERED A “PENNY STOCK,” OUR TRADING WILL BE SUBJECT TO REGULATORY RESTRICTIONS.

Our Common Stock is currently, and in the near future will likely continue to be, considered a “penny stock.” The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and any salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure and other requirements may adversely affect the trading activity in the secondary market for our Common Stock. Additionally, management believes that many brokerage clearing firms have imposed rigorous requirements concerning the deposit of penny stocks into brokerage accounts. In many cases, it is not possible to deposit penny stocks into brokerage accounts. As a result, as long as our stock is classified as a penny stock, you may not be able to deposit Company shares into a brokerage account or sell Company shares in any public market.

WE HAVE NOT PAID DIVIDENDS IN THE PAST AND DO NOT EXPECT TO PAY DIVIDENDS FOR THE FORESEEABLE FUTURE, AND ANY RETURN ON INVESTMENT MAY BE LIMITED TO POTENTIAL FUTURE APPRECIATION ON THE VALUE OF OUR COMMON STOCK.

We currently intend to retain any future earnings to support the development and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including without limitation, our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. To the extent we do not pay dividends, our stock may be less valuable because a return on investment will only occur if and to the extent our stock price appreciates, which may never occur. In addition, investors must rely on sales of their Common Stock after price appreciation as the only way to realize their investment, and if the price of our stock does not appreciate, then there will be no return on investment. Investors seeking cash dividends should not purchase our Common Stock.

OUR OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS CAN EXERT SIGNIFICANT INFLUENCE OVER US AND MAY MAKE DECISIONS WHICH MAY NOT BE IN THE BEST INTERESTS OF ALL STOCKHOLDERS.

Our officers, directors and principal stockholders (greater than 5% stockholders) collectively own a majority of our outstanding Common Stock. As a result of such ownership, these stockholders will be able to affect the outcome of, or exert significant influence over, all matters requiring stockholder approval, including the election and removal of directors and any change in control. In particular, this concentration of ownership of our Common Stock could have the effect of delaying or preventing a change of control of us or otherwise discouraging or preventing a potential acquirer from attempting to obtain control of us. This, in turn, could have a negative effect on the market price of our Common Stock.  It could also prevent our stockholders from realizing a premium over the market prices for their shares of Common Stock. Moreover, the interests of this concentration of ownership may not always coincide with our interests or the interests of other stockholders, and accordingly, they could cause us to enter into transactions or agreements that we would not otherwise consider.

WE MAY EXPERIENCE DIFFICULTIES IN THE FUTURE IN COMPLYING WITH SECTION 404 OF THE SARBANES-OXLEY ACT.

As a public company, we are required to evaluate our internal controls under Section 404 of the Sarbanes-Oxley Act of 2002. In this regard, we have and will continue to comply with the internal control requirements of Section 404 of the Sarbanes-Oxley Act. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations.

If we fail to maintain proper and effective internal controls in future periods, it could adversely affect our operating results, financial condition and our ability to run our business effectively and could cause investors to lose confidence in our financial reporting.

FUTURE FINANCINGS WILL INVOLVE A DILUTION OF THE INTERESTS OF THE STOCKHOLDERS OF THE COMPANY UPON THE ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK OR OTHER SECURITIES.

We will need to engage in additional financings in the future. There can be no assurances that such financings will ever be completed, but any such financings will involve a dilution of the interests of our stockholders upon the issuance of additional shares Common Stock, Preferred Stock or other securities. Attaining such additional financing may not be possible, or if additional capital may be otherwise available, the terms on which such capital may be available may not be commercially feasible or advantageous to investors participating in this offering. We expect to issue shares of our Common Stock and/or other securities in exchange for additional financing.

WE ANTICIPATE SIGNIFICANT FUTURE CAPITAL NEEDS AND THE AVAILABILITY OF FUTURE CAPITAL IS UNCERTAIN.

The Company has experienced negative cash flows from operations since its inception. The Company will be required to spend substantial funds to develop its products and associated product marketing strategies. The Company will need to raise additional capital. The Company’s capital requirements will depend on many factors, primarily relating to the problems, delays, expenses and complications frequently encountered by development stage companies; the progress of the Company’s research and development programs; the costs and timing of seeking regulatory approvals of the Company’s products under development; and changes in economic, regulatory, or competitive conditions or the Company’s planned business. To satisfy its capital requirements, the Company may seek to raise funds in the public or private capital markets. The Company may seek additional funding through corporate collaborations and other financing vehicles. There can be no assurance that any such funding will be available to the Company, or if available, that it will be available on acceptable terms. If adequate funds are not available, the Company may be required to curtail significantly one or more of its research or development programs or it may be required to obtain funds through arrangements with future collaborative partners or others that may require the Company to relinquish interests in its properties. If the Company is successful in obtaining additional financing, the terms of the financing may have the effect of diluting or adversely affecting the holdings or the rights of the holders of Common Stock.

APPLICATION OF GUIDANCE RELATED TO THE ACCOUNTING FOR DERIVATIVE FINANCIAL INSTRUMENTS INDEXED TO, AND POTENTIALLY SETTLED IN, A COMPANY’S OWN STOCK MAY NEGATIVELY IMPACT OUR STATEMENT OF OPERATIONS.

During 2014, the Company entered into a Convertible Promissory Note (the "Note") which included a conversion clause which was deemed to be a derivative liability. As of December 31, 2014 the estimated effect upon the fair market conversion of the outstanding balance on the note of $735,000 with accrued interest was approximately $2,091,731 for the relative fair market conversion of the note to common stock.

Under FASB ASC 815-40 Contracts in Entity’s Own Equity, the Company must review the possible conversion features under the agreement’s variable price conversion options, which create a derivative in the possible settlement choices of the Lender under the terms of the Note.  As of December 31, 2014, the stock pricing feature which provides a 50% discount to the market would have increased the stock necessary to settle the conversion if requested to approximately 54,000,000 shares.   The Company has calculated the value of this additional liability to be $2,091,731, and has recognized a change of earnings for the effect of such a conversion through December 31, 2014. The liability is classified as $1,192,287 under current liabilities and $899,444 under long term liabilities.   Under FASB ASC 505-10 Equity: Overall, the Company must disclose that the settlement alternatives are at the control of the Lender and that there is a potential for an infinite number of shares having to be issued, although the Lender has elected to limit its beneficial ownership to less than five percent (5%) unless the Company receives proper notification that the Lender will at any time convert either part or all of the loan to shares. (See Financial Statement Footnotes)

SHAREHOLDERS MAY SUFFER SUBSTANTIAL DILUTION RELATED TO ISSUED STOCK WARRANTS AND OPTIONS.

As of September 30, 2015, we had a number of agreements or obligations that may result in dilution to investors. These include:

•

warrants to purchase a total of approximately 1,340,000 shares of our common stock at exercise price of approximately $0.03; and

•

options to purchase approximately 15,242,001 shares of our common stock at an exercise price of approximately $018, and

•

convertible notes convertible into approximately 68,808,683 shares of our common stock.

We also have an incentive compensation plan for our management, employees and consultants. We have granted, and expect to grant in the future, options to purchase shares of our common stock to our directors, employees and consultants. To the extent that warrants or options are exercised, our stockholders will experience dilution and our stock price may decrease.

Additionally, the sale, or even the possibility of the sale, of the shares of common stock underlying these convertible notes, warrants and options could have an adverse effect on the market price for our securities or on our ability to obtain future financing.

THE SALE OF OUR COMMON STOCK TO RIVER NORTH MAY CAUSE DILUTION, AND THE SALE OF THE SHARES OF COMMON STOCK ACQUIRED BY RIVER NORTH, OR THE PERCEPTION THAT SUCH SALES MAY OCCUR, COULD CAUSE THE PRICE OF OUR COMMON STOCK TO FALL.

On September 18, 2015, we entered into a Purchase Agreement with River North. Pursuant the Purchase Agreement, River North has committed to purchase up to an aggregate of $5 million dollars of our common stock. The shares that may be sold pursuant to the Purchase Agreement in the future may be sold by us to River North at our discretion from time to time, commencing after the SEC has declared the registration statement effective which includes this prospectus until September 17, 2017. The per share purchase price for the shares that we may sell to River North under the Purchase Agreement will fluctuate based on the price of our common stock, and will be equal to 70% of the lowest daily volume weighted average price of the common stock for the ten (10) trading days immediately preceding the date on which the applicable Drawdown Notice is delivered to River North, or the closing bid on the date of the Drawdown. Depending on market liquidity at the time, sales of such shares may cause the trading price of our common stock to fall.

We generally have the right to control the timing and amount of any sales of our shares to River North, except that, pursuant to the terms of the Purchase Agreement, we would be unable to sell shares to River North if such purchase would result in River North's respective beneficial ownership equaling more than 4.99% of the outstanding common stock. River North may ultimately purchase all, some or none of the shares of our common stock that may be sold pursuant to the Purchase Agreement and, after they have acquired shares, River North may sell all, some or none of those shares. Therefore, sales to River North by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to River North, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

RIVER NORTH WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE FOR OUR COMMON STOCK.

The common stock to be issued to River North pursuant to the Purchase Agreement will be purchased at an thirty percent (30%) discount to the lowest daily volume weighted average price of the common stock for the ten trading days immediately preceding the date on which the applicable Drawdown Notice is delivered to River North, or the closing bid on the date of the Drawdown. River North has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If River North sells the shares, the price of our common stock could decrease. If our stock price decreases, River North may have a further incentive to sell the shares of our common stock that they hold. These sales may have a further negative impact on our stock price.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus contains forward looking statements that involve risks and uncertainties, principally in the sections entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  All statements other than statements of historical fact contained in this Prospectus, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements.  We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology.  Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this Report, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs.  These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this Report, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the Securities and Exchange Commission that are incorporated into this Report by reference.  The following discussion should be read in conjunction with the consolidated financial statements and notes included herewith.  We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements.  In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Report may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Report.  You should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this Report could negatively affect our business, operating results, financial condition and stock price.  Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Prospectus to conform our statements to actual results or changed expectations.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholder. We will not receive any proceeds upon the sale of shares by the selling stockholder in this offering. However, we may receive gross proceeds of up to $5 million dollars under the Purchase Agreement with River North, assuming that we sell the full amount of our common stock that we have the right, but not the obligation, to sell River North under the agreement. See “Plan of Distribution” elsewhere in this prospectus for more information.

We currently expect to use the net proceeds from the sale of shares to River North under the Purchase Agreement to further develop our product line, sales and for other general corporate purposes. We will have broad discretion in determining how we will allocate the proceeds from any sales to River North.

Even if we sell $5 million dollars worth of shares of our common stock to River North pursuant to the Purchase Agreement, we will need to obtain additional financing in the future in order to fully fund all of our planned research and development activities. We may seek additional capital in the private and/or public equity markets, as well as business development activities to continue our operations, respond to competitive pressures, and develop new products. We are evaluating additional equity financing opportunities on an ongoing basis and may execute them when appropriate. However, there can be no assurances that we can consummate such a transaction, or consummate a transaction at favorable pricing.

DIVIDEND POLICY

We have never declared nor paid any cash dividends, and currently intend to retain all our cash and any earnings for use in our business and, therefore, do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our consolidated financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on the OTCQB under the symbol “AWGI.” The following table sets forth for the periods indicated, the high and low sales prices per share of our common stock as reported by the OTCQB.

	Price Range
Period	High	Low
Year Ended December 31, 2013:
First Quarter	$0.20	$0.14
Second Quarter	$0.25	$0.11
Third Quarter	$0.15	$0.07
Fourth Quarter	$0.10	$0.05
Year Ended December 31, 2014:
First Quarter	$0.065	$0.03
Second Quarter	$0.045	$0.0175
Third Quarter	$0.052	$0.0191
Fourth Quarter	$0.07	$0.0285
Year Ending December 31, 2015:
First Quarter	$0.0588	$0.016
Second Quarter	$0.058	$0.0152
Third Quarter	$0.089	$0.017

On September 30, 2015, the last reported price of our common stock quoted on the OTCQB was $0.0281 per share. The OTCQB prices set forth above represent inter-dealer quotations, without adjustment for retail mark-up, mark-down or commission, and may not represent the prices of actual transactions.

Transfer Agent

Island Stock Transfer Company 15500 Roosevelt Blvd., Ste. 301, Clearwater, Florida (Telephone: (727) 289-0010; Facsimile: (727) 289-0069) is our stock registrar and transfer agent for shares of our common stock.

Holders of Common Stock

As of September 30, 2015, there were approximately 180 holders of record of our common stock. As of such date, 150,189,972 shares of our common stock were issued and outstanding.

Equity Compensation Plan Information

The Company’s Board of Directors approved the adoption of the “2008 Stock Plan” on September 9, 2008, pursuant to which the Company may grant stock options to employees and consultants, including directors and officers, from time to time. The Board of Directors of the Company reserved 2,500,000 shares of Company Common Stock for eventual issuance pursuant to the exercise of stock options granted under the Plan. On October 24, 2008, the Company filed a registration statement on Form S-8 registering the plan and its 2,500,000 shares.

The Company’s Board of Directors approved the adoption of the “2012 Stock Option Plan” on July 10, 2012, pursuant to which the Company may grant stock options to employees and consultants, including directors and officers, from time to time. The Board of Directors of the Company reserved 42,500,000 shares of Company Common Stock for issuance pursuant to the exercise of stock options granted under the Plan. The Company's majority shareholders approved and adopted the 2012 Stock Option Plan on July 10, 2012.

The table includes information as of the end of the most recently completed fiscal year (December 31, 2014) with respect to compensation plans, including individual compensation arrangements, under which equity securities are authorized for issuance.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders		-	-
Equity compensation plans not approved by security holders	30,939,000	$0.17	14,061,000
Total	30,939,000	$0.17	14,061,000

On July 10, 2012, the Company granted to Jeff Stockdale and Jeff Mitchell 13,742,000 and 14,947,000 common stock options, respectively. These common stock options have an exercise price of $0.18.

On May 1, 2013, the Company granted 1,500,000 common stock options to Gordon Myers. These common stock options expired on August 1, 2014.

On July 22, 2013, the Company granted to 750,000 common stock options to Keith White, Jeff Stockdale and Jeff Mitchell, collectively 2,250,000 common stock options. These common stock options have an exercise price of $0.11.

The options vest over four (4) years. After one year, one-quarter (25%) of the options vest. Thereafter, the options vest 6.25% each quarter. The options have a ten (10) year exercisable term from date of issuance.

On July 6, 2015, Jeff Mitchell tendered his resignation as a member of the Board of Directors effective June 30, 2015. Stock options for Jeff Mitchell vested through June 30, 2015.  All of Mr. Mitchell's unexercised stock options expired on October 6, 2015.

DILUTION

Investors who purchase our common stock will be diluted to the extent of the difference between the public offering price per share of our common stock and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering. Net tangible book value per share is determined by dividing our total tangible assets less total liabilities by the number of outstanding shares of our common stock. As of September 30, 2015, we had a negative net tangible book value of $(3,533,106), or approximately ($0.023) per share of common stock.

Dilution in net tangible book value per share represents the difference between the assumed offering price per share of common stock of $0.0148 (the closing price of our common stock on October 30, 2015) and the pro forma as adjusted net tangible book value per share of common stock immediately after the sale of the 20,000,000 shares of common stock being registered for resale to River North under the Purchase Agreement. Therefore, after giving effect to our assumed receipt of $207,200 in estimated net proceeds from the issuance of 20,000,000 shares of common stock under the Purchase Agreement (which is the number of shares being registered for resale to River North hereunder) and registered in this offering (assuming a purchase price of $0.01036 per share, 70% of the closing price of the common stock on October 30, 2015, and assuming such sale was made on September 30, 2015, our pro forma as adjusted net tangible book value as of September 30, 2015 would have been negative ($3,325,906), or ($0.0195) per share. This would represent an immediate increase in the net tangible book value of $0.0039 per share to existing shareholders attributable to this offering. The following table illustrates this per share dilution:

Assumed offering price per share of common stock		$0.01036
Net tangible book value per share as of September 30, 2015	$(3,533,106)
Increase in as adjusted net tangible book value per share attributable to the sale of shares under the Purchase Agreements	207,200
Pro forma net tangible book value per share after the sale of shares under the Purchase Agreements	(3,325,906)	(0.0195)
Dilution per share to new investors		$(0.0299)

To the extent that we sell more or less than $207,200 worth of shares under the Purchase Agreement, or to the extent that some or all sales are made at prices lower than or in excess of the assumed price per share of $0.01036, then the dilution reflected in the table above will differ. The above table is based on 170,189,972 shares of our common stock outstanding as of September 30, 2015, adjusted for the assumed sale of $207,200 in shares to River North under the Purchase Agreement at the assumed purchase price described above.

To the extent that we issue additional shares of common stock in the future, there may be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or business considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

The number of shares of our common stock reflected in the discussion and calculations for the figures appearing in the table above is based on 150,189,972 shares of our common stock outstanding as of September 30, 2015 and excludes, as of that date:

•

11,056,200 shares issuable upon exercise of outstanding options at a price of $0.11 to $0.18 per share;

•

1,340,000  shares issuable upon the exercise of outstanding warrants at a price of $0.03 per share;

•

68,808,683 shares issuable upon the conversion of convertible notes.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis provides information that we believe is relevant to an assessment and understanding of our results of operations and financial condition. You should read this analysis in conjunction with our audited consolidated financial statements and related notes and our unaudited consolidated interim financial statements and their notes.

Some of the statements contained in this Prospectus that are not historical facts are “forward-looking statements” which can be identified by the use of terminology such as “estimates,” “projects,” “plans,” “believes,” “expects,” “anticipates,” “intends,” or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Prospectus, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•

our ability to raise capital when needed and on acceptable terms and conditions;

•

our ability to attract and retain management, and to integrate and maintain technical information and management information systems;

•

the intensity of competition;

•

general economic conditions;

•

the acceptance and success of our product line; and

•

other factors discussed in Risk Factors.

All forward-looking statements made in connection with this Prospectus that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Company’s Plans

We began selling the Model 2500 Atmospheric Water Generator in August 2012 to our Philippine distributor.  In 2013, we initiated product sales to our U.S. distributor.   In 2014 we began marketing the Ambient Water 400 as it approached field trial testing. Our Philippine distributor ceased business operations at the end of 2014. We have since signed a Memorandum of Understanding with an Indonesian distributor who is anticipated to continue to service the Philippine market in addition to 9 other Southeast Asia countries.  We are currently in discussions with several additional potential distributors globally. We intend to follow with the introduction of two commercial/industrial products, Ambient Water 20K and Ambient Water Vertical Farming in the near future. Our goal is to generate positive cash flow from product sales to fund operations at the earliest opportunity.

The Ambient Water 400 was placed into field trial testing in the fourth quarter of 2014. The Company anticipates publishing the results of 3rd party testing/validation in the near future.  The unit has been moved to California for marketing assistance to Pacific Air Well, Inc., presently our exclusive product licensee for the Model 400 in California.

The Ambient Water 100 has experienced development delays and will not be actively marketed going forward.

We are actively working to develop a global distributor network, focusing on highly qualified companies with a history of business in the drinking water industry. Currently, we have distributors in the following regions: SE United States, California, Puerto Rico (serving all of Latin America and the Caribbean area), Malaysia, France and UAE. We are pursuing additional potential distributors and have several active agents helping to identify new distributors and customers.

Discussion and Analysis of Financial Condition and Results of Operations

Revenues

Three and Nine Months Ended September 30, 2015 Compared to September 30, 2014

Revenue from sales to date has been minimal, but has been building this quarter.  Sales activity for the Model 2500 has increased this quarter and the level of interest in the AW400 appears promising.  Our revenue growth and expense controls this quarter are demonstrating our progress towards a cash flow positive business.  For the quarter ending September 30, 2015, we had $80,127 revenue compared to $14,507 revenue for the quarter ending September 30, 2014. The revenue increase was due to increased demand for the Model 2500.

Year Ended December 31, 2014 Compared to 2013

Revenue from sales to date has been modest. For the next few quarters we are projecting increasing yet modest sales as we build our distribution network. For the year ended December 31, 2014, we had $96,993 in revenue compared with $142,136 for the year ended December 31, 2013. This revenue was generated from the sale of the Model 2500 product and the maintenance items associated with this product line. We believe that the revenue decline was due to several factors: 1) The departure of our Director of Sales and Marketing in May, 2014 whom we decided not to replace at this time, 2) The relatively slow adoption rate of customers purchasing this new and not inexpensive technology, and 3) The shift in emphasis by the Company from the consumer product line to more focus on the commercial and industrial equipment.

The Company anticipates that with the placement of the Ambient Water 400 in Houston and the activities surrounding the Vertical Farming unit development and testing as well as the modest growth of our Model 2500 business, our revenue stream should begin building during 2015.  While it is difficult to predict specific revenue streams in a developing market, the Company is encouraged by the level of interest in our products and technology and the key engagements we have been making.

Costs and Expenses

Three and Nine Months Ended September 30, 2015 Compared to September 30, 2014

Our primary costs going forward are related to ongoing sales and marketing, professional fees, executive compensation, administrative payroll and legal fees associated with patent maintenance.

For the quarter ending September 30, 2015, we had $374,608 in general and administrative expenses compared with $696,963 for the quarter ending September 30, 2014.  This decrease of $322,355 in general and administrative expenses was primarily the result of professional fees increasing in the amount of $24,921 stock option compensation (non-cash) decreasing $361,491, travel fees increasing in the amount of $11,744 and other general and administrative operating costs increasing by $2,471.

Professional fees for the quarters ending September 30, 2015 and September 30, 2014 were $60,354 and $35,433, respectively.  The $24,921 increase was due to legal and Intellectual property expenses increasing by $2,036, accounting and auditing fees increasing by $4,301, legal fees increasing by $11,199 and other professional fees increasing by $7,385.

Executive compensation for the quarter ending September 30, 2015 and September 30, 2014 was $87,500 and $87,500, respectively.  There was no change in this category for the quarters ending September 30, 2015 and 2014, respectively.

The legal and intellectual property expenses for the quarter ending September 30, 2015 and September 30, 2014 were $4,814 and $2,778, respectively.    The $2,036 increase for the quarter ending September 30, 2015 was primarily related to higher ongoing maintenance fees and expenses to maintain the Company’s patent portfolio in the current quarter ended September 30, 2015.

The stock option compensation (non-cash) expenses for the quarters ending September 30, 2015 and September 30, 2014 were $157,006 and $518,497, respectively.  The $361,491 decrease was related to a decrease in stock compensation to a former consultant of $7,778, a decrease in stock compensation to related parties of $189,000 and a decrease in stock compensation to a former executive and a former employee of $164,713.

The Company’s travel expenses for the quarters ending September 30, 2015 and September 30, 2014 were $13,415 and $1,671, respectively.  The $11,744 increase was primarily related to more travel in the quarter ending September 30, 2015.

The other general and administrative operating costs for the quarters ending September 30, 2015 and September 30, 2014 were $56,333 and $53,862, respectively.  The $2,471 increase was related to a decrease in employee benefits of $5,651, an increase in advertising of $6,077 and other increases of $2,045.

During the quarter ending of September 30, 2015, the Company recognized a derivative valuation charge of $174,900 related to the conversion value of new debt acquired during the quarter.  Additionally, the Company recognized a derivative valuation gain of $318,110 related to the conversion value of the debt entered into through June 2015. (See Note 6 in the financial statements).

Year Ended December 31, 2014 Compared to 2013

Our primary costs going forward are related to ongoing sales and marketing, professional fees, and legal fees associated with patent maintenance.  For the years ended December 31, 2014 and December 31, 2013, total general and administrative expenses were $2,573,638 and $2,490,939, respectively. For the year ended December 31, 2014, we had $895,859, excluding $1,677,779 of non-cash amortization associated with stock option compensation, in general and administrative expenses compared to $1,197,648, excluding $1,293,291 of non-cash amortization associated with stock option compensation, in general and administrative expenses for the year ended December 31, 2013.  This decrease in general and administrative expenses was primarily the result of decreased spending related to professional fees.  The research and development expenses for the years ending December 31, 2014 and December 31, 2013 were $25,719 and $20,209, respectively.  The $5,510, increase was due primarily to an increase in research and warranty expense.  The legal and intellectual property expenses for the years ending December 31, 2014 and December 31, 2013 were $30,686 and $56,813, respectively.  The $26,127 decrease was primarily related to less spending on acquisition and patent resolution issues.  The professional fees for the years ending December 31, 2014 and December 31, 2013 were $187,061 and $609,493, respectively.  The $422,432 decrease was primarily related to decreases in business consulting, investor relations, and professional fees.  The executive compensation for the years ending December 31, 2014 and December 31, 2013 was $481,250 and $360,000, respectively.  The $121,250 increase was primarily due to higher annual compensation for the executives. The accounting and public reporting expenses for the years ending December 31, 2014 and December 31, 2013 were $74,325 and $45,923, respectively.  The $28,402 increase was mostly due to a $24,409 increase in accounting and auditing fees. The other general and administrative operating costs for the years ending December 31, 2014 and December 31, 2013 were $182,706 and $205,689, respectively.  The $22,983 decrease was mostly related to an increase in research and development expenses of $5,510 and a decrease in administrative expenses of $25,921.

The Company has reported minimal gross profit since inception on March 18, 2010. The gross profit was the result of shipping units internationally and miscellaneous parts throughout the world.

Liquidity and Capital Resources

Three and Nine Months Ended September 30, 2015 Compared to September 30, 2014

As of September 30, 2015, we had $6,239 cash, total current assets of $59,884, total current liabilities of $3,652,680 and total stockholders' deficit of $3,533,106, compared to $56,121 cash, total current assets of $214,166, total current liabilities of $1,934,337, and total stockholders' deficit of $2,847,875 as of December 31, 2014.

The Company experienced negative cash flow used by operations during the nine months ended September 30, 2015 of $407,074 compared to the negative cash flow used by operations during the nine months ended September 30, 2014 of $572,401.  The Company experienced negative cash flows of $2,570 from investing activities for the nine months ended September 30, 2015 compared to negative cash flows from investing activity of $2,808 for the nine months ended September 30, 2014.  The Company experienced positive cash flows from financing activities of $359,762 for the nine months ended September 30, 2015 compared to positive cash flows from financing activity of $700,000 for the nine months ended September 30, 2014.  During the nine months ended September 30, 2015, the Company raised $359,762 through six convertible notes payable described in Note 6-- Convertible Notes Payable-- in the Company’s financial statements.

The Company’s audited financial statements for the year ended December 31, 2014 contained a “going concern” qualification.  As discussed in Note 1 of the Notes to financial statements, the Company has incurred losses and has not demonstrated the ability to generate cash flows from operations to satisfy its liabilities and sustain operations.  Because of these conditions, our independent auditors have raised substantial doubt about our ability to continue as a going concern.

For the year ended December 31, 2014, the Company funded its operations principally through issuance of debt instruments.

Our financial objective is to make sure the Company has the cash and debt capacity to fund on-going operating activities, investments and growth.  We intend to fund future capital needs through our current cash position, future operating cash flow and debt or equity financing.

At September 30, 2015, the Company had 1,340,000 outstanding warrants with an exercise price of $0.03.  If the 1,340,000 vested warrants were exercised, $40,200 would be paid to support ongoing capital needs. The Company cannot be assured that the warrant holder will exercise any warrants.  There are no warrants subject to the Company’s call.

Existing capital resources are insufficient to support continuing operations of the Company over the next 12 months.  Therefore, the Company will need to obtain additional financing to support existing, as well as, continuing operations.  We anticipate that the Company will need approximately $1,000,000 of additional capital over the next 12 months to execute Management’s plan of operations, including the purchase of inventory, general and administrative expenses and expenditures required for the delivery of the Model 2500 and introduction of additional product models in 2015.

During the quarter ended September 30, 2015, the Company raised no money through the sale of equity.

Additionally, in March 2014, the Company entered into a financing transaction with an accredited investor, ("Lender").  The transaction created a direct company financial obligation in the form of a convertible promissory note for $900,000, ("Loan").   Through September 30, 2015, the Company owed Seven Hundred and seven thousand ($707,000) Dollars on the Note.  The Lender has the right to convert all or part of the Loan amount into common shares. (See Note 6 in the financial statements)

On March 27, May 6 and June 18, 2015, the Company borrowed $48,500, $43,000 and $38,000, respectively, from a second accredited investor. (See Note 6 in the financial statements)

On May 27, 2015, the Company borrowed $36,750, from a third accredited investor. (See Note 6 in the financial statements)

On July 23, 2015, the Company borrowed $100,000 less unamortized discount of $6,488, from a fourth accredited investor. (See Note 6 in the financial statements)

While no assurances can be given regarding the achievement of future results as actual results may differ materially, management anticipates adequate capital resources to support continuing operations over the next 12 months through the combination of the Loan, the sale of equity, forecasted working capital from operations, and existing cash reserves.

Year Ended December 31, 2014 Compared to 2013

For the year ended December 31, 2013, the Company funded operations principally through the sale of equity securities.

For the period January 1, 2014 through March 20, 2014, the Company funded its operations principally through the sale of equity. From March 21, 2014 through December 31, 2014, Ambient Water Corporation has funded operations principally through incurring convertible debt totaling $800,000.

As of December 31, 2014, we had $56,121 cash, total current assets of $214,166, total current liabilities of $1,934,337 and total stockholders' deficit of ($2,847,875), compared to $4,864 cash, total current assets of $222,586, total current liabilities of $208,816 and total stockholders' equity of $59,814 as of December 31, 2013.

The Company experienced negative cash flow used by operations during the fiscal year ended December 31, 2014 of ($701,985) compared to negative cash flow used by operations during December 31, 2013 of ($920,648). The Company experienced negative cash flows from investing activities of ($46,758) for the year ended December 31, 2014 compared to negative cash flows from investing activities of ($4,080) for the year ended December 31, 2013. The Company experienced positive cash flows from financing activities of $800,000 for the year ended December 31, 2014 compared to positive cash flows from financing activities of $928,190 for the year ended December 31, 2013.

The Company’s audited financial statements for the year ended December 31, 2014 contain a “going concern” qualification. As discussed in Note 3 of the Notes to Financial Statements, the Company has incurred losses and has not demonstrated the ability to generate cash flows from operations to satisfy its liabilities and sustain operations. Because of these conditions, our independent auditors have raised substantial doubt about our ability to continue as a going concern.

Our financial objective is to make sure the Company has the cash and debt capacity to fund on-going operating activities, investments and growth. We intend to fund future capital needs through our current cash position, additional credit facilities, future operating cash flow and debt or equity financing. We are continually evaluating these options to make sure we have capital resources to meet our needs.

Existing capital resources are insufficient to support continuing operations of the Company over the next 12 months. Therefore, the Company will need to obtain additional financing to support existing, as well as, continuing operations. We anticipate that the Company will need approximately $1,000,000 of additional capital over the next 12 months to execute Management’s plan of operations, including the purchase of inventory, general and administrative expenses and expenditures required for the delivery of the Model 2500 and Ambient Water 400 and introduction of additional product models in 2015.

Management makes no assurances that adequate capital resources will be available to support continuing operations over the next 12 months. Management plans to pursue additional capital funding through multiple sources. The Company funded its operations principally through the sale of equity for the period of January 1, 2014 through March 20, 2014. The Company borrowed $800,000 from March 21, 2014 through December 31, 2014 by under the terms of a convertible promissory note with an accredited investor  The Company plans to raise additional funds through various sources to support ongoing operations during 2015. Lastly, the Company forecasts cash flow from operations during 2015 may begin to provide capital to support on-going operations.

The current convertible promissory note begins maturing in September 2015.  At that time, the note holder has the option of allowing the Company to pay the principal and interest accumulated on the first tranche of financing, converting that portion of the note to shares per the provisions of the note, or the note holder may elect to extend the maturity date per the provisions of the note.   On September 21, 2015, the note holder extended the maturity dates of all the tranches. (See Note 6).  As the Company’s revenue stream increases, we anticipate that repayment of this note will be a mix of cash repayment and share conversion, which is largely at the preference of the note holder.

While no assurances can be given regarding the achievement of future results as actual results may differ materially, management anticipates adequate capital resources to support continuing operations over the next 12 months through the combination of infused capital through exercised warrants, infused capital through non-public private placement, forecasted working capital from operations, and existing cash reserves.

Critical Accounting Policies

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenues when earned which shall be as products are shipped and services are delivered to customers or distributors. The Company shall also record accounts receivable for revenue earned but not yet collected.

Income Taxes

Income taxes are provided based upon the liability method of accounting pursuant to FASB ASC 740-10-25 Income Taxes – Recognition. Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by FASB ASC 740-10-25-5.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for income tax purposes.

At December 31, 2014, the Company had net operating loss carry forwards of approximately ($2,577,000), which will expire in 2034 and are calculated at an expected tax rate of approximately 34%.

FASB ASC 740 prescribes recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FASB ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. At December 31, 2014, the Company has not taken any tax positions that would require disclosure under FASB ASC 740.

Pursuant to FASB ASC 740, income taxes are provided for based upon the liability method of accounting. Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by FASB ASC 740 to allow recognition of such assets.

Earnings (Loss) Per Share (“EPS”)

FASB ASC 260, Earnings Per Share provides for calculation of "basic" and "diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share. Basic and diluted losses per share were the same at the reporting dates as there were no common stock equivalents considered dilutive and outstanding.

Derivative Instruments

FASB ASC 815, Derivatives and Hedging establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk; or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

At December 31, 2013, the Company had not engaged in any transactions that would be considered derivative instruments or hedging activities.

During 2014, the Company entered into a Convertible Promissory Note which included a conversion clause which was deemed to be a derivative liability.  As of December 31, 2014 the estimated effect upon the fair market conversion of the outstanding balance on the note of $735,000 and accrued interest payable of $37,542 was approximately $2,091,731 for the relative fair market conversion of the note to common stock.  For further information see Note 9 to the financial statement.

Impairment of Long-Lived Assets

Long-lived assets of the Company, including the Technology Rights, are reviewed for impairment when changes in circumstances indicate their carrying value has become impaired, pursuant to guidance established in the FASB ASC 360, “Accounting for the Impairment or Disposal of Long-Lived Assets.”  Management considers assets to be impaired if the carrying amount of an asset exceeds the future projected cash flows from related operations (undiscounted and without interest charges).  If impairment is deemed to exist, the asset will be written down to fair value, and a loss is recorded as the difference between the carrying value and the fair value.  Fair values are determined based on quoted market values, discounted cash flows, or internal and external appraisals, as applicable.  Assets to be disposed of are carried at the lower of carrying value or estimated net realizable value.  Management has determined that there was no impairment as of December 31, 2014 and December 31, 2013.

Fair Value of Financial Instruments

The Company's financial instruments as defined by FASB ASC 825-10-50 include cash, trade accounts receivable, and accounts payable and accrued expenses.  All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at December 31, 2014 and December 31, 2013.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Inflation

It is our opinion that inflation has not had a material effect on our operations.

BUSINESS

Overview

Ambient designs and builds air-to-water appliances for residential and commercial drinking water applications based on patented, patent pending and proprietary technologies. The Company currently has two products for sale. Sales to date are for a countertop water generating and dispensing appliance, designated as the Model 2500. This model is manufactured in South Korea.

Also available for sale is our first commercial unit, the Ambient Water 400. In 2014 we changed the name of our Water Pro Series to the Ambient Water Series. The Ambient Water 400 uses conventional utility power to provide approximately 400 gallons of water generation capability per day. The Ambient Water 400 is based on the Company’s patent pending “G4/5 design” and is manufactured in Michigan, USA. The Ambient Water 400 has been deployed to a field trial location in Houston, Texas where validation of water production and energy usage will be performed. The design of the Ambient Water 400 can be easily applied to other capacity units in the same family of products, which will allow the Company to market other capacity and cost point units in the future.

The Company has other products currently in design; The Ambient Water 20K model is being designed for an oil and gas industry application and other units are also being designed to provide both water recovery and climate control for closed-loop greenhouses constructed for worldwide distribution.

Technology

The air-to-water technology systems are designed to produce water from the atmosphere by using a condensing surface and a unique and proprietary filtration system that removes dust, airborne particles and bacteria to generate clean drinking water.

These water generating systems produce clean drinking water by extracting moisture from the ambient air. The ambient air enters the appliance through an air filter, passing the moisture rich air across condensing coils where water condenses and is collected into a water treatment system that continuously filters, sterilizes and holds the water for dispensing. This is similar to the processes that occur naturally during nature’s water cycle. Moist air rises from the earth through sublimation, evapotranspiration and evaporation. The water is then stored in the atmosphere until it precipitates in the form of dew, rain or snow. Once the moisture is removed from the air as precipitation, it is filtered through the ground and stored as ground water in rivers and lakes.

The technology of using a condensing surface to extract water from air has been proven and in use for many years. Some familiar applications include air conditioners and dehumidifiers. The process basically involves taking filtered moist air from the atmosphere and dehumidifying it for treatment by the water treatment module. This condensate water is then processed through filters and special cartridges which eliminate biological contaminants including bacteria and pollutants that may be in the air. The water production and cost per gallon varies with the relative humidity and temperature of the air and cost of the energy source, but is typically cost competitive with bottled water.

Since atmospheric water begins with less organic, inorganic, and/or biological impurities than ground water, safer and cleaner water may be produced by the Ambient Water technology with less processing and added chemicals required by most water utilities.

Atmospheric water vapor is an abundant resource that can be used with no negative environmental impacts. The performance of all products is based on the relative humidity and temperature of the atmosphere.

Our Product Line

Model 2500

The Model 2500 is a home/office appliance designed to produce up to 4.8 gallons per day (18 liters) of drinking water at 80% relative humidity at 75 degrees Fahrenheit. It operates on household power. It has an internal storage capacity of 3.5 gallons. It uses environmentally safe R134a refrigerant.

Ambient Water 400

The Ambient Water 400 has commercial water generation capacity of up to 400 gallons per day at 80% relative humidity and 75 degrees Fahrenheit utilizing conventional electrical power sources. It operates at 208/230 VAC, 3-phase, 60Hz power and is available in several other 3-phase power variations for other countries worldwide. This unit may be customized and scaled up/down to meet community or project drinking water requirements. It may be used for military, disaster relief, mining, food and beverage industry, residential buildings, hospitals, schools, manufacturing, villages, hospitality industry and agriculture.

Proposed Models:

The Ambient Water 20K is being designed to have an industrial water generation capacity up to 20,000 gallons per day and will operate on conventional 3-phase power.  For geographically remote applications, alternate power sources may be used.

The Ambient Water Vertical Farming unit is being designed to both recover the water transpired by plants and to control the growing environment (greenhouse temperature and humidity) at the optimum level for the target farm crop. These units will be sized to the greenhouse requirements for climate and water recovery.

Ambient Water features

For all high volume commercial and industrial models, the Company offers optional remote unit monitoring via the Internet. Other features include automatic power down for filter changes, dispenser or utility connections, custom power options, direct tap dispenser for community needs, user payment options include credit card, coin or bills, quick connection to existing electric utility, water refrigeration and chilling systems, and automatic water dispenser controls.

The anti-bacterial systems do not use any moving parts, or high maintenance items such as ultraviolet lights or ozone generators. A unique and proprietary water filter cartridge technology is utilized which destroys harmful microorganisms common to drinking water. The metallic condenser coils are treated with a special coating to eliminate the risk of metal oxides and bacterial contamination entering the drinking water.

These water generating units are equipped with an electronic control system that will turn the machine off when the water reservoir is full. The control system will circulate the reservoir water to maintain clean drinking water 24 hours a day, 365 days a year. The equipment has a dynamic display which permits operation monitoring and display any needed maintenance functions such as filter replacement. We believe these models can provide an independent, sustainable, safe water source for a wide variety of possible circumstances such as mining and petroleum exploration camps, food manufacturers, military camps, non-government organizations, humanitarian assistance organizations, emergency and disaster relief situations.

We believe these units are economically viable in temperate climates. The units work best in tropic and sub tropic climates due to the higher humidity levels which produce the highest rate of water production at the lowest cost per gallon.

Manufacturing

Model 2500

The Model 2500 is manufactured in South Korea by AT Company (previously known as ATW) under a private label agreement.

The Company began sales of the Model 2500 in the United States during the first quarter of 2013.  Prior to that, the G2 Assets assignment defect and incomplete ETL certification process limited sales to outside of the United States. Both the assignment defect and ETL certification process were resolved and completed allowing sales to commence in the United States during the first quarter of 2013.

Ambient Water 400, 20K, and Vertical Farming

The design and development of these models are based on a joint collaboration between Ambient Water and a world-class USA-based manufacturer. In January 2015, an Ambient Water 400 unit was delivered to Houston, Texas for field testing.  The location was chosen for several reasons: 1) the company hosting the unit serves the oil and gas industry in the surrounding area and has customers visiting the plant that are potential Ambient Water customers, 2) the temperature and humidity in the Houston area is nearly ideal from a climate perspective, and 3) the Houston area is a convenient meeting point for potential customers and distributors to view the unit in operation.

Sales, Marketing and Distribution

We believe a clean and safe water market opportunity exists for our atmospheric water generators. This technology provides an alternative solution to the world's shortage of fresh water and can, in various geographical settings, provide cleaner, safer, and/or less expensive drinking water.

Our target markets for the air-to-water systems are businesses, governments, and people who are situated in the geographic regions where the ambient humidity is in a range of 40% to 90%, and in a temperature range of 50 to 90+ degrees Fahrenheit. Our models will operate best within these ranges.

The Model 2500 targets consumers and small office applications. The home/office units are designed to replace bottled water and purified water dispensers, eliminating the need for replenishment and storage of plastic bottles. These units are intended for usage in residences, schools, offices, hospitals and restaurants. They can also serve as a personal disaster relief unit for consumers in circumstances such as hurricanes where residents in the affected area may have no safe drinking water. Sales of the Model 2500 have been modest to date.  Some early production quality issues have been resolved and the customer response to these units has been very favorable.  As we continue to promote and educate the community about this technology, we anticipate increasing sales volume.   The replacement filters are cost effective for the unit owners and provide a recurring revenue stream for the Company.

The Ambient Water 400, 20K, and Ambient Water 100 products target various markets including government facilities, military applications, oil and mining operations, new and existing tourist resorts, new condominium developments and humanitarian missions.

Ambient Water Vertical Farming products target the growing international market of commercial/ industrial greenhouses for crop research, grocery produce, fresh herbs, ornamental plants, and medical marijuana.

We currently market our products through independent domestic and international wholesale distributors. We do not currently sell directly to consumers or end-users. During 2014, we sold the Model 2500 internationally through our Philippine distributor and in the United States through our Florida distributor. At the end of 2014, our Philippine distributor ceased business operations leaving us with one distributor in the United States going into 2015, with several potential distributors in discussions with the Company. We also have several agent agreements in place, which compensate the agent for revenues directly associated with introductions and referrals to new distributors or significant customers. The Company is very careful in choosing distribution partners to make sure that they have the proper infrastructure for a positive customer experience.

Research and Development

The Company is dedicated to research and development and is continuing research and development efforts to create new products while improving the efficiencies associated with our water production, increasing water storage capacity, expanding the effectiveness of filtration devices and enhancing energy efficiency.

The Company plans to develop additional water generation capacity through leveraging significant portions of the existing Ambient Water 400, 20K, and Vertical Farming technologies.

Costs and Expenses Related to Research and Development Activities

During the last two fiscal years, the Company spent $25,719 and $20,090 in 2014 and 2013, respectively on research and development activities. The 2014 increase was due to an increase in research and warranty expense.

Competitive Advantage

Based on our research, the Company believes there are approximately ten companies experimenting with the technology of water generation, of which eight are direct, active competitors.  We believe the other companies have limited or no business activity. Control of bacteria, metal oxides, and waterborne organisms in the field of atmospheric water generation creates a technological challenge and a substantial barrier for others to enter this field.

Our Model 2500 contains no moving parts in the bacteria control system.  We believe this provides greater reliability than the competitive devices with moving parts as well as protection against abrupt failure modes such as UV bulb failure. Our models use a biostatic water filter cartridge technology to destroy harmful microorganisms common to drinking water in contrast to UV (ultra violet) light or ozone applications utilized by other competitive products.  Such a solution has a gradual degradation with ample warning for obtaining replacements before the water quality can become unhealthy.

Competition

The atmospheric water generator, water purification and bottled water industries are highly competitive. This market segment includes numerous manufacturers, distributors, marketers, and retailers that actively compete for the business of consumers both in the United States and abroad. In addition, the market is highly sensitive to the introduction of new products and technologies that may rapidly capture a significant share of the market. As a result, our ability to remain competitive depends in part upon its successful introduction and consumer acceptance of new products. Although our products bear our own exclusive branding, we expect that the competition will intensify in the future, since our competitors can and may duplicate similar products or services to those offered by us.

The principal competition within the atmospheric water generation industry comes from ten other manufacturers within the industry:

1.

Air 2 Water, Inc. (also known as World Wide Water Company)

2.

Fujian Yuxin Electronic Equipment Co. Ltd. (also known as HendrxWater)

3.

Island Sky

4.

AT Company

5.

Water Maker India

6.

Drinkable Air

7.

Bravo Enterprises Ltd./Splash Water for Life

8.

Water Technologies International/GR8 Water

9.

Aqua Sciences

10.

Quest Water Global

Four of these companies (Air 2 Water, Inc., Island Sky, Aqua Sciences and AT Company) are known to hold patents. It is currently unknown whether Fujian Yuxin Electronic Equipment Co. Ltd., Water Maker India, Drinkable Air, Bravo Enterprises Ltd./Splash Water for Life, and Water Technologies International/GR8 Water hold issued patents for atmospheric water generators or if they are operating under license agreements.

Air 2 Water, Inc. offers two products to their distributers, the residential Dolphin 1 and Dolphin 2, which use UV light to control bacteria. Air 2 Water also sells the commercial Triton Series. Their residential and commercial units are represented by many different distributors at different levels in the retail market.

Fujian Yuxin Electronic Equipment Co Ltd currently produces a residential model. This unit is very similar to the Dolphin 1 and the Dolphin 2 produced by Air 2 Water, and also uses UV to control the bacteria with much the same internal configuration. Fujian Yuxin also produces the EA 500 commercial unit. The residential and commercial units are represented by distributers at different levels in the retail market. Fujian Yuxin Electronic Equipment Co Ltd also produces atmospheric water generators for various distributors. Many of the current atmospheric water companies found on the Internet sell some or all of the products found on the Fujian Yuxin web site.

Island Sky offers the residential Sky Water 14 and the commercial Sky Water 300 in addition to variations of these base models. The units use ozone to control bacteria formation in the water.

ATW Co. Ltd. has been in the atmospheric water generation industry since 2000. They have experimented with many different designs and currently offer the residential AD-5 counter top unit. They also offer the commercial AD-1500. The units use UV light to control bacteria formation in the water. Recently ATW Co., Ltd. changed their name to AT Company.

Water Maker India offers the commercial WM series unit that comes in a variety of sizes. They do not produce a residential unit. They have focused their efforts exclusively in the Indian market.

Drinkable Air is located in Lauderdale Lakes, Florida. Organized in 2007, they claim to have fifty-five distributors in the United States and two in the Pacific Rim. Its equipment uses an ozone process to kill water borne organisms. Their product line includes an office and commercial product named Chameleon. They have recently revised their company website.

Bravo Enterprises Ltd. and their subsidiary Splash Water for Life are relatively new in the industry. However, their products, the Airwell 3000 and the AirMax 3000, were previously sold by Wataire. The AirMax 3000 is manufactured by Waterx in Korea. Both products use a five-stage filtration system with UV to control bacteria.

Water Technologies International/GR8 Water manufactures two models: the GR8 Water Village residential unit and the Water Factory commercial unit. Both products use Ozone and UV to control bacteria.

Aqua Sciences manufactures the EWS System in 20ft or 40ft container configurations equipped with a built in generator or configured for external power supply. The product produces water by means of a concentrate salt compound that attracts water the sodium concentrate is then filtered to produce potable water.

Quest Water Global headquartered in British Columbia, Canada offers an atmospheric water generating product termed Water Extraction & Purification System (WEPS).  Their system claims to produce between 500 to 20,000 liters per day. They also offer a water purification and distribution system called Aqua Tap, the technology utilizes a solar-powered purification technology with a claimed daily purification of 20,000 liters per day.

A brief Internet search reveals many companies that claim to operate in the Atmospheric Water Industry. It is important to note that many of the web sites are for companies no longer in business. Unfortunately it can be a challenge for the consumer to find a reputable and suitable supplier.

Ambient Water recognizes that to be the industry leader it must continue to innovate and educate. Our bacteria control system is passive, not mechanical as used by the competition. The system is less expensive and saves energy.  In terms of periodic maintenance, we believe our products are more user friendly than the standard UV and Ozone bacteria control systems used by others.

Our commercial atmospheric water generating system has many key features which distinguish us from our competitors. We use a proprietary coil coating to avoid metal oxides from entering the water.  Additionally, our system is engineered to utilize 100% outside air which enables maximum water production. Our units have the ability to operate in high ambient air temperatures. Traditional systems utilize a refrigeration system to condense water from the air and then to chill the water. Ambient Water products utilize the rejected cold air, which would normally be exhausted to the atmosphere, to chill the water in the storage tank thereby increasing energy efficiencies. Our bacteria control systems are passive and similar to those of the Model 2500.  Additionally, as consumer awareness and concerns about the quality of original and refilled water bottles increases, our products’ water quality adds to the cost advantages further increasing the competitiveness of the Ambient Water models.

Patents and Licenses

G2 Patent and License Assignment Defects

The following discussion pertains to Ambient Water, Inc., formerly AWG International, Inc., a wholly owned subsidiary of Ambient Water Corporation. All references to AWG are references to Ambient Water, Inc. We have not changed the reference to AWG below in order to maintain name identity with filed supporting exhibits.

In August 2012, information came to our attention which raised questions about the enforceability, validity and scope of protection relating to the Everest Water patents, the Everest Water/CanAmera Management License Agreement and subsequent patent assignments ("G2 Assets") which were associated with the License Agreement. The G2 Assets will support our Model 2500 product sales in the U.S. and Canada.

These questions involved legal issues under the laws of the Commonwealth of the Bahamas. The Company engaged a Bahamian law firm to provide guidance and advice in regard to the legal questions associated with the G2 Asset.

The principal legal issue concerning the enforceability and validity of the G2 Asset transfers to AWG involved Everest Waters' ability to deal in its assets when it had been stricken from the Bahamas Companies Registry, (the “Everest Water Matter"). On January 2, 2007, Everest Water had been stricken for failure to pay its annual corporate fees. Bahamas statute law prohibits a company from dealing in its assets while stricken from the Registry. Therefore, the March 12, 2007 assignment of the G2 patent from Everest International, Ltd. and the April 13, 2010 Everest Water license would be considered invalid until such time as Everest Water, Ltd. would be reinstated with the Companies Registry. Upon reinstatement, all business activity would be restored retroactively, as though Everest Water had never been stricken.

On November 8, 2012, Keith White, through Bahamas legal counsel, filed a petition with the Supreme Court of the Commonwealth of the Bahamas requesting reinstatement of Everest Water, Ltd.

On February 12, 2013, Keith White, through Bahamas legal counsel, caused the reinstatement of Everest Water, Ltd. with the Bahamas Companies Registry. The Company was notified of the reinstatement on February 13, 2013.

The recent Everest Water, Ltd. reinstatement has caused the March 12, 2007 assignment of the G2 patent from Everest International, Inc. to Everest Water, Ltd. and the April 13, 2010 Everest Water License Agreement grant to CanAmera Management, Inc. to be deemed restored and validated, retroactively, as though Everest Water had never been stricken from the Registry.

The reinstatement has cured the defect with the CanAmera Management License Agreement assignment to AWG International, Inc. As a result, AWG International, Inc. was the assignee of the CanAmera Management License Agreement.

On February 14, 2013, AWG International, Inc., as assignee to the License Agreement, declared Everest Water, Ltd. insolvent under Paragraph VII (c) of the License Agreement. As a result of this insolvency declaration, AWG has taken the actions set forth in paragraphs (a) and (b) below and assigned the G2 patent assets as provided for pursuant to the terms of the License Agreement. Keith White, individually, as co-inventor, took the action set forth in paragraph (c). On February 14, 2013, the License Agreement was terminated.

(a)

On February 14, 2013, Keith White, on behalf of AWG, executed a Declaration of Assignment whereby the G2 patent assets owned by Everest Water were assigned to AWG.

(b)

On February 14, 2013, AWG assigned the G2 patent assets to the inventors, Rae Anderson and Keith White.

(c)

On February 14, 2013, Keith White, as co-inventor, assigned the G2 patent assets to AWG.

As a result of these assignments, AWG International, Inc. and Rae Anderson each own a one-half undivided interest in the G2 patent assets.

The assigned patents include U.S. Patent No. 7,272,947, U.S. Patent 7,886,557, PCT Patent Application No. PCT/US/2005/031948, and all patents and patent applications throughout the world, including any divisions, reissues or continuations. U.S. Patent 7,886,557 represents a patent derived from U.S. Patent No. 7,272,947 or an improvement U.S. Patent No. 7,272,947. These patents are associated with the Model 2500 product.

Patent number 7,272,947, a utility patent, has a duration of 20 years which expires on September 5, 2025. The CanAmera Management, Inc. license agreement term matched the patent's duration term

History

G2 Product

On February 14, 2013, Keith White, as co-inventor, assigned the G2 patents to AWG. The assigned patents include U.S. Patent No. 7,272,947, U.S. Patent 7,886,557, PCT Patent Application No. PCT/US/2005/031948, and all patents and patent applications throughout the world, including any divisions, reissues or continuations. U.S. Patent 7,886,557 represents a patent derived from U.S. Patent No. 7,272,947 or an improvement U.S. Patent No. 7,272,947.

The “G2” product represented a “second generation design". This patent was developed by Rae Anderson and Keith White.  The patent relates to a "Water Producing Method and Apparatus". This G2 was a water producing invention that produced drinking water. Its distinguishing features included external water plumbing circulation. It used ultraviolet (UV) light as a method to kill waterborne organisms. The Company no longer actively sells the G2 product, but does support sales of these units to distributors that previously sold the G2 product.

Model 2500

The Model 2500 is a newer product which is distinguished from the G2 because it uses a biostatic water filter cartridge instead of the UV/ozone methodology for treating water borne organisms. Presently, Ambient offers and sells the Model 2500 product under the Private Label Agreement with ATW Co. ATW Co. makes a similar air-to-water device named the AD-5. The Model 2500 is a modified and we believe superior variant of the AD-5. The Private Label Agreement is governed by Washington State law; it includes an implied warranty of title and an express indemnity agreement at Section 6(c). Under the Private Label Agreement, ATW manufactures the devices pursuant to a purchase order from AWG International, Inc., ATW applies AWG’s trademarks and ATW ships the devices to the customers in the foreign countries. ATW is a sophisticated manufacturer that knows its intellectual property rights and which has agreed to indemnify AWG International, Inc. for devices ATW manufactures and ships to other countries. AWG International, Inc. has never been accused of intellectual property infringement in any foreign country, but the Private Label Agreement and its implied warranties/express indemnity provisions are what give AWG International, Inc. the contractual comfort to make foreign sales.

G3 Patent Application and Proposed Products

On November 19, 2009, Keith White filed U.S. provisional application no. 61/262862. On March 20, 2010, Keith White assigned the application to CanAmera Management, Inc. On November 19, 2010, CanAmera Management, Inc. filed Patent Cooperation Treaty (PCT) International Application No. PCT/US2010/57371, which claimed priority to the provisional application. On November 19, 2010, CanAmera Management, Inc., the patent application owner, assigned Patent Cooperation Treaty (PCT) application number PCT/US2010/57371 to AWG International, Inc. On May 18, 2012, AWG International, Inc. filed U.S. patent application number 13/510,757 claiming priority to PCT/US2010/57371.

This patent application differs from the G2 patent because it uses internal water plumbing circulation methodology as opposed to the external plumbing and incorporates a biostatic cartridge to control waterborne microorganisms. The technology covered by this patent will be used in proposed Models Ambient Water 100 and Ambient Water 400.

G4 and G5 Patent Application and Proposed Products

On April 19, 2012, Keith White, the inventor/applicant of provisional patent application titled, “Atmospheric Water Generation System” Application No. 61/489,588, assigned all right, title and interest to Ambient, Inc. The technology associated with this patent application will be used for a future line of G4 and G5 products for residential for water generating and air conditioning systems. It includes "off the electrical grid" AC/DC residential and commercial systems.

Current Ambient Water Inc. Patent Status

Based on the Keith White assignments of the G3, G4 and G5 patent applications, the Company's wholly owned subsidiary is the sole owner of these patent applications.

US National Stage Application No. 13/510,757 (G3) filed May18, 2012 has received a First Office Action from the U.S. Patent and Trademark Office examiner as anticipated, we are responding accordingly. Additionally, we are requesting an examination of our co-pending application in Australia.

US National Stage Application No. 14/234, 614 (G4/G5) filed January 23, 2014 is pending and awaiting examination at the U.S. Patent and Trademark Office.

Government Regulation

The manufacturing, processing, testing, packaging, labeling and advertising of the products that we sell may be subject to regulation by one or more U.S. federal agencies, including the Food and Drug Administration, the Federal Trade Commission, the Community Supported Agriculture in North America, the United States Department of Agriculture, the Environmental Protection Agency, the standards provided by the United States Public Health Authority and the World Health Organization for drinking water. These activities may also be regulated by various agencies of the states, localities and foreign countries in which consumers reside. Currently, the Company’s products are not subject to any governmental regulation although it is possible that the FDA may choose to regulate the quality of water produced from atmospheric water generating machines.

Since the Company may be subject to a wide range of regulation covering every aspect of our business as mentioned above, it cannot predict the nature of any future U.S. laws, regulations, interpretations or applications, nor can it determine what effect additional governmental regulations or administrative orders, when and if promulgated, would have on the business in the future. Although the regulation of water is less restrictive than that of drugs and food additives, we cannot offer assurance that the current statutory scheme and regulations applicable to water will remain less restrictive. Further, we cannot assure you that, under existing laws and regulations, or if more stringent statutes are enacted, regulations are promulgated or enforcement policies are adopted, we are or will be in compliance with these existing or new statutes, regulations or enforcement policies without incurring material expenses or adjusting our business strategy. Any laws, regulations, enforcement policies, interpretations or applications applicable to our business could require the reformulation of certain products to meet new standards, the recall or discontinuance of certain products not capable of reformulation, additional record keeping, expanded documentation of the properties of certain products, expanded or different labeling or scientific substantiation.

Safety Compliance Marks

The sale of electrical devices in Europe and many other countries require the CE Mark. CE, an abbreviation for European Conformity, is a mark indicating that a manufacturer declares that a product conforms to all the legal requirements to achieve CE marking ensuring that the product may be sold throughout the Europe. The Model 2500 has completed the CE Certification.

Similarly, the ETL Listed Mark is proof of product compliance to electrical, gas and other safety standards applicable to North American safety standards. On February 8, 2013, the Model 2500 product was approved for the ETL Mark in connection with a multiple listing application submitted by our manufacturer, ATW Co., Ltd. This ETL certification was a prerequisite to selling the product in the U.S. and Canada.

Employees

As of December 31, 2014, the Company has three employees, two of which are our named executive officers and one involved with inside sales.  Staffing levels will be determined as the Company progresses and grows. The Board of Directors determines the compensation of executive level employees.

Properties

The Company's executive offices are located at 7721 E. Trent Ave., Spokane Valley, Washington. They are provided on a rent free basis by 7721 E. Trent, LLC, a Washington limited liability company. The Company may enter into a month-to-month tenancy with 7721 E. Trent, LLC, during 2015.  Mr. Wesley Sodorff, a former Company director and consultant, owns a fifty percent (50%) equity interest in 7721 E. Trent Ave, LLC.

Legal Proceedings

There are no material legal proceedings pending against the Company to the knowledge of management.

MANAGEMENT

The following table sets forth the names of the Company’s directors, executive officers, and key employees, and their positions with the Company, as of the date of this Registration Statement, except as noted below:

Name	Age	Position(s)	Term of Officers (Directors)

Keith White	55	Chief Executive Officer	07/10/12 - Present
		Chief Technology Officer , Director
		Chief Financial Officer	03/21/14 - Present

Jeff Stockdale	54	President, Chief Operating Officer, Director	07/10/12 - Present

Jeff Mitchell(1)	48	Chief Financial Officer, Secretary	07/10/12 - 03/21/14
		Director	03/21/14 - 07/06/15

Michael Wende	57	Director	12/30/13 - Present
		Secretary	03/21/14 - Present

(1)  Mr. Mitchell resigned his positions with the Company on July 8, 2015.  We believe the financial information concerning all officers and directors during fiscal year 2015 is material to this prospectus, and therefore have included his information.

Except as set forth in the brief account of business experience below, none of the events listed in Item 401(f) of Regulation S-K has occurred during the past ten years and that is material to the evaluation of the ability or integrity of any of the Company’s directors, director nominees or executive officers.

Business Experience of Directors and Executive Officers

Keith White is the Chief Executive and Technology Officer and a member of the Board of Directors of the Company. He is a co-founder of AWG International, Inc. which was formed in March 2010.

During the past 13 years, Mr. White has designed and developed a number of air-to-water appliances and has gained extensive expertise in the technology. Additionally, Mr. White’s efforts have resulted in a number of patents and patent applications for air-to-water devices. Mr. White has worked with a number of different manufacturers and suppliers to develop and deliver cost effective and reliable designs for atmospheric water generators ranging from personal/residential use equipment to commercial equipment.

From January, 2008 to November 2009, Mr. White was a Project Manager for Ocean Park Mechanical, Ltd. From August 2006 to February 2008, Mr. White constructed a private residence. We believe that Mr. White's specific experience, skills and attributes in the air-to-water machine development and related business development qualifies him to lead the company as a member of our board of directors.

Jeff Stockdale is the President, Chief Operating Officer and a member of the Board of Directors. Mr. Stockdale holds a Bachelor of Science Degree in Electrical Engineering from Washington State University.

From March 2008 to April 2012, Mr. Stockdale was the Vice President of Hardware Systems for Isilon Systems of Seattle, a leading supplier of Network Attached Storage Devices, now a subsidiary of EMC Corporation of Hopkinton, MA. During his tenure at Isilon, Mr. Stockdale served as Vice-President of Hardware Systems. He was responsible for development and delivery of all hardware platforms for Isilon including firmware and manufacturing related test tools. He was responsible for all hardware related efforts at Isilon, a leader in scale-out Network Attached Storage solutions. Hardware included platform design, delivery, and support including chassis design, electrical design, manufacturing test environment, diagnostics and utilities. His team designed and delivered world-class storage platforms that lead the industry in performance and scalability.  Isilon was acquired by EMC for $2.25 billion in 2011.

From August 2006 to March 2008, Mr. Stockdale was General Manager for Lockdown Networks of Seattle, Washington, a startup company in the Network Security sector, serving as General Manager of Platforms and also had responsibility for manufacturing operations. He was responsible for all aspects of the hardware platforms that Lockdown delivered including specifications, vendor selection, customization, branding implementation, regulatory compliance, cost/margin tracking and improvement, manufacturing test, manufacturing, and fulfillment. He was also responsible for inventory management driven by sales forecast, minimizing inventory on hand, maximizing inventory turns and ensuring reliable product delivery within 24 hours of Sales Order receipt. We believe that Mr. Stockdale's business and engineering experience and management attributes and skills qualifies him to be a member of our Board of Directors.

Jeff R. Mitchell was a member of the Board of Directors serving from July 2012 to July 6, 2015.  Mr. Mitchell served as the Chief Financial Officer and Secretary of the Company from July 2012 until March 2014.  From March 2014 until his July 6, 2015 resignation, Mr. Mitchell is employed as the Chief Financial Officer of Staffing 360 Solutions Inc., (“STAF”) a publicly held international staffing company headquartered in New York City. Prior to joining the Company, Mr. Mitchell served as the Chief Financial Officer of Command Center Inc. (“CCNI”), a publicly held national provider of day labor staffing from September 2010 to February 2012.  Mr. Mitchell served as the Chief Financial Officer of Select Staffing from 2005 to 2011. We believe that Mr. Mitchell’s financial reporting experience with publicly held companies, capital raising and operational management background for high growth companies qualify him as a valuable member of the Company’s Board of Directors.

Michael Wende received his B.S. in Electrical Engineering from the University of Texas and a M.S in Electrical Engineering from the University of Idaho. From September 2013 to the present, Mr. Wende has been R&D Manager, Principal Systems Engineer, and a contract employee with Itron, Inc. for natural gas and electric AMI systems. From February 2011 through May 2013, he was the Engineering Project Manager for Flyback Energy, Inc., responsible for Flyback's first production product. From November 1999 through July 2010, he acted as an Engineering Product Manager, Lead Marketing Engineer and R&D Engineering Manager and strategic marketing leader on cellular equipment for Agilent Technologies, Inc. We believe that Mr. Wende's extensive leadership, managerial experience, attributes and skills during his engineering career qualify him to be a member of the Company's Board of Directors.

Shareholder Communications

Company shareholders who wish to communicate with the Board of Directors or an individual director may write to Ambient Water Corporation's offices located at 7721 East Trent Ave., Spokane Valley, WA 99212. Your letter should indicate that you are a shareholder and whether you own your shares in street name. Letters received will be retained until the next Board meeting when they will be available to the addressed director. Such communications may receive an initial evaluation to determine, based on the substance and nature of the communication, a suitable process for internal distribution, review and response or other appropriate treatment. There is no assurance that all communications will receive a response.

Reports to Shareholders

We publish our periodic reports on our website for our shareholders. We are a reporting company, and file reports with the Securities and Exchange Commission (SEC), including Form 10-K as well as other reports on Form 8-K and quarterly reports on Form 10-Q. The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F St., NE., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The Company files its reports electronically and the SEC maintains an Internet site that contains reports, proxy and information statements and other information filed by the company with the SEC electronically. The address of that site is http://www.sec.gov.

Conflict of Interest Policy

Our policy was established to guard against any potential conflicts of interest. As the Company grows it will be the job of the audit committee to decide if additional controls need to be put in place.

Code of Ethics

On April 20, 2012, the Board of Directors adopted a Code of Ethical Conduct. The Code of Ethical Conduct was filed as Exhibit 14 to Form 10-K on May 10, 2012.

Meetings and Committees of the Board of Directors

We presently have no formal independent Board committees. Until further determination, the full Board of Directors will undertake the duties of the audit committee, compensation committee and nominating and governance committee. The members of the Board of Directors performing these functions as of December 31, 2014 were Keith White, Jeff Stockdale, Michael Wende and Jeff Mitchell. Mr. Mitchell resigned from the board on July 6, 2015.

Compensation Committee

The Board of Directors, in its Compensation Committee role, will be responsible for recommendations to the Board of Directors respecting the compensation of our named executive officers.

Audit Committee

The Board of Directors, in its Audit Committee role, will be responsible for selecting the Company’s independent auditors, approve the scope of audit and related fees, and review financial reports, audit results, internal accounting procedures, related-party transactions, when appropriate, and programs to comply with applicable requirements relating to financial accountability. The Audit Committees function will include the development of policies and procedures for compliance by the Company and its officers and directors with applicable laws and regulations. The audit committee has reviewed and discussed the attached audited financial statements with management. The audit committee has received written disclosures from the independent accountant required by Independence Standard Board Standard No. 1, as amended, as adopted by the PCAOB in Rule 3600T and has discussed the independence of the company’s certifying accountant.

Nomination and Governance Committee

The Board of Directors, in its Nomination and Governance Committee role, will be responsible for recommendations to the Board of Directors respecting corporate governance principles; prospective nominees for Director; Board member performance and composition; function, composition and performance of Board committees; succession planning; Director and Officer liability insurance coverage; and Director’s responsibilities.

Certain Provisions of the Company’s Articles of Incorporation and Nevada Law Relating to Indemnification of Directors and Officers

Nevada Law provides that each existing or former director and officer of a corporation may be indemnified in certain instances against certain liabilities which he or she may incur, inclusive of fees, costs and other expenses incurred in connection with such defense, by virtue of his or her relationship with the corporation or with another entity to the extent that such latter relationship shall have been undertaken at the request of the corporation; and may have advanced such expenses incurred in defending against such liabilities upon undertaking to repay the same in the event an ultimate determination is made denying entitlement to indemnification. The Company's bylaws incorporate the statutory form of indemnification by specific reference.

Insofar as indemnification for liabilities may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, or the Securities Act of 1934 (collectively, the "Acts"), as amended, it is the position of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Acts and are therefore, unenforceable.

Section 16(a) Beneficial Ownership Reporting Compliance.

During the year ended December 31, 2014, the Company was not subject to Section 16(a) beneficial ownership reporting.

EXECUTIVE COMPENSATION

On January 1, 2014, the Board of Directors authorized the payment of salaries to named executive officers. Their base compensation is $175,000 annually.  The Board of Directors has authorized executive management to establish an incentive compensation plan for 2014 based on individual, team and Company goals and intends to provide additional base compensation up to $250,000 in the future to the named executive officers.

Name							Nonqualified
And						Non-Equity	Deferred	All
Principal				Stock (2)	Option	Incentive Plan	Compensation	Other
Position	Year	Salary	Bonus	Awards	Awards (1)	Compensation	Earnings	Compensation	Total
		($)	($)	($)	($)	($)	($)	($)	($)
(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)

Keith White, CEO, CTO	2013	120,000	-0-	-0-	8,595	-0-	-0-	-0-	128,595
	2014	175,000	-0-	-0-	20,625	-0-	-0-	-0-	195,625

Jeff Stockdale, COO, Pres.	2013	120,000	-0-	-0-	595,369	-0-	-0-	13,649	729,018
	2014	175,000	-0-	-0-	607,399	-0-	-0-	-0-	782,399

Jeff Mitchell, CFO, Sec.(3)	2013	120,000	-0-	-0-	646,822	-0-	-0-	13,649	780,471
	2014	131,250	-0-	100,575	688,851	-0-	-0-	12,022	932,698

(1)

This amount represents the prorated allocation of the non-cash expense associated with the valuation of the issuance of stock options using the Black Scholes model.  The Company will recognize the expense of issuing these options using the straight-line method over the 4-year term vesting term of the options.  The corresponding amount will be allocated to the recipients over the same 4-year term.

(2)

The Company authorized common stock grants of 3,352,500 common shares each to Keith White, Jeff Stockdale and Jeff Mitchell on December 30, 2013.  On March 26, 2014, the Company issued 3,352,500 common shares to Jeff Mitchell at $0.03 per share.  The common stock grants to Keith White and Jeff Stockdale were issued on January 5, 2015.

(3)

On March 21, 2014, Jeff Mitchell, Chief Financial Officer and Secretary and the Company entered into a separation agreement whereby Mr. Mitchell resigned his executive officer positions. On March 21, 2014, the Board of Directors approved a separation agreement with Jeff Mitchell. The separation agreement provides for the payment of $43,750 of unpaid executive compensation, and a termination fee of $87,500, payment of health insurance premiums and reimbursement of cell phone expenses. See the Form 8K filed on March 21, 2014 for additional information. On March 21, 2014, the Board of Directors nominated and appointed Jeff Mitchell to fill a vacancy on the Board of Directors.  The above table Includes $12,022 in other compensation for Jeff Mitchell during 2014.  This amount is medical insurance, dental insurance, vision insurance and cellular phone reimbursement paid by the Company while Jeff Mitchell served on the Board of Directors during 2014.

(4)

As of December 31, 2014, accrued and unpaid executive compensation totaled $200,000.

(5)

During 2014, the Company paid no life insurance premiums for named executive officers.

Compensatory Arrangements of Certain Officers

On December 30, 2013, the Board of Directors authorized the payment of accrued and unpaid executive compensation with common stock to its named executive officers. Additionally, to the extent that the Company does not have sufficient cash to pay executive compensation in the future, the Company is authorized to pay executive compensation in the form of common stock.

Currently, accrued and unpaid executive compensation totals $200,000. The Company is authorized to offer and issue common stock to the executive officers, at each employee’s option, in lieu of cash compensation. The number of shares paid as compensation will be equal to 100% of the accrued payroll on December 31, 2014 plus a 100% risk premium to offset the potential future fluctuation in stock price. The share price will be established by averaging the closing price of the stock, as quoted Over-the-Counter, for the five trading days prior to issuance.

Stock Grants to Named Executive Officers

Subject to applicable law, the Company was authorized to grant common stock as bonus executive compensation to Keith White, Jeff Stockdale, and Jeff Mitchell, named executive officers, on or before June 15, 2014. These grants may be awarded at an earlier date conditioned upon the Company achieving cash flow break-even for any two out of three contiguous calendar months, commencing January 1, 2014 and ending May 31, 2014 or employment is terminated, the common stock will be awarded at the earlier date. On June 15, 2014, the common stock was awarded.  It was issued on January 1, 2015.

The common stock , which were considered non-qualified stock grants,  were as follows:

Keith White

3,352,500 common shares

Jeff Stockdale

3,352,500 common shares

Jeff Mitchell

3,352,500 common shares

On March 26, 2014, the Company issued 3,352,500 common shares to Jeff Mitchell at $0.03 per share in connection with the termination of his role as CFO.

These common shares will be deemed restricted and unavailable for resale unless registered or exempt from registration pursuant to the Securities Act of 1933, as amended.

Increase in Annual Executive Compensation

The Board of Directors has authorized an increase in executive compensation for named executive officers. Effective January 1, 2014, the annual base salary was increased from $120,000 to $175,000.  Presently, due to cash flow limitations, executive compensation paid in cash will be deferred in part with the unpaid cash portions accrued and payable in the future. However, any and all accrued and unpaid executive compensation may be paid in common stock, in lieu of cash, at the option of the named executive officer, as set forth above.

Discussion, Analysis and Overview of Compensation Program

Compensation Philosophy: Our general compensation philosophy will be designed to link an employee’s total cash compensation with our performance, the employee’s department goals and individual performance. Given our limited operations and limited capital resources, we are subject to various financial restraints in our compensation practices. As an employee’s level of responsibility increases, there will be a more significant level of variability and compensation at risk. By linking incentive compensation to the performance of the Company, we believe that it will create an environment in which our employees will be stakeholders in our success and, thus, benefit all shareholders. As the Company moves from a development stage company to a revenue generating company we plan to bring on employees and develop written employee compensation guidelines.

Executive Compensation Philosophy: Our executive compensation philosophy will be designed to establish an appropriate relationship between executive pay and our annual performance, our long-term growth objectives, individual performance of the executive officer and our ability to attract and retain qualified executive officers. We will attempt to achieve these goals by integrating competitive annual base salaries with (a) bonuses based on corporate performance and on the achievement of specified performance objectives, and stock awards through some form of long term incentive plan. We believe that cash compensation in the form of salary and bonus provides our executives with short-term rewards for success in operations and stock awards will provide long-term incentives.

In making compensation decisions, the board of directors, in its compensation committee role, will compare each element of total compensation against companies referred to as a “compensation peer group.” The compensation peer group will be a group of companies that the compensation committee will select from readily available information about small companies engaged in similar businesses and with similar resources. As the Company moves from a development stage company to a revenue generating company we plan to bring develop written executive compensation guidelines.

Outstanding Equity Awards at Fiscal Year End

This table includes outstanding equity awards to Named Executive Officers on an award-by-award basis.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2014
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)

Jeff Stockdale (1)	8,588,750	5,153,250	-	0.18	07/09/2022	-	-	-	-
Jeff Mitchell (2)(3)(4)(5)	9,350,876	5,605,124	-	0.18	07/09/2022(5)	-	-	-	-
Keith White (3)	234,375	515,625	-	0.11	07/21/2023	-	-	-	-
Jeff Stockdale (3)	234,375	515,625	-	0.11	07/21/2023	-	-	-	-
Jeff Mitchell (3)(4)(5)	234,375	515,625	-	0.11	07/21/2023(5)	-	-	-	-

(1)

Original award totaled 13,742,000. These common stock options vested at 25% on July 10, 2013 and will vest quarterly thereafter at 6.25% or 858,875 option shares quarterly. Vesting quarters are October 10, January 10, April 10 and July 10.

(2)

Original award totaled 14,947,000. Common stock options vest at 25% on July 10, 2013 and will vest quarterly thereafter at the rate of 6.25% or 934,188 option shares quarterly. Vesting quarters are October 10, January 10, April 10 and July 10.

(3)

Original award totaled 2,250,000. Common stock options vest at 25% on July 22, 2014 and will vest quarterly thereafter at the rate of 6.25% or 140,625 option shares quarterly. Vesting quarters are October 22, January 22, April 22 and July 22.

(4)

On March 21, 2014, Jeff Mitchell, Chief Financial Officer and Secretary resigned his executive officer positions.  On March 21, 2014 the Board of Directors nominated and appointed Jeff Mitchell to fill a vacancy on the Board of Directors.  Jeff Mitchell had 2,858,438 common stock options vest during the period March 22, 2014 through December 31, 2014, while serving on the Board of Directors.

(5)

On July 6, 2015, Mr. Mitchell resigned from the Board of Directors.  Pursuant  the terms and conditions of the Amended 2012 Stock Option, his vested options terminate 90 days from  July 6, 2015, (10/06/2015)  the date of his resignation from the board of directors.

Grants of Plan-Based Awards

On July 10, 2012, the board of directors authorized the issuance of 13,742,000 common stock options to Jeff Stockdale, the Company's President and Chief Operating Officer, and 14,947,000 common stock options to Jeff Mitchell, the Company's Chief Financial Officer and Secretary. These common stock options have an exercise price of $0.18.

On May 1, 2013, the board of directors authorized the issuance of 1,500,000 common stock options to Gordon Myers, the Company’s Director of Global Sales and Marketing.  These common stock options have an exercise price of $0.17. The Myers options vest at 25% on May 1, 2014, thereafter, the remainder vests at 6.25% per quarter.  The exercise term is 10 years.  These common stock options expired on August 1, 2014.

On July 22, 2013, the board of directors authorized the issuance of 750,000 common stock options to Keith White, the Company’s Chief Executive Officer and Chief Technology Officer, Jeff Stockdale, the Company's President and Chief Operating Officer, and Jeff Mitchell, the Company's Chief Financial Officer and Secretary, collectively 2,250,000 common stock options. These common stock options have an exercise price of $0.11. On July 22, 2014, twenty-five percent (25%) of the options vest.  Thereafter, the options vest at six and a quarter percent (6.25%) each quarter. The common stock options have a ten (10) year exercise term.

Using the Black Scholes model, the Company has assessed the financial statement presentation impact of the value ascribed to the issuance of 32,439,000 stock options to some of its executive management team members as approximately $5,402,500. The Company will recognize the expense of issuing these options using the straight-line method over the 4-year term vesting term of the options. The estimated annual expense to the Company associated with these options is:

2015 $1,286,875
2016 $ 688,875
2017 $ 36,089

Employment Agreements

The Company currently has no employment agreements with any named executive officer.

Director Compensation

During 2014, the Company paid compensation to one member of our Board of Directors for services as a Director.

Name	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
J. Mitchell (1)	2014	$12,022	-	-	-	-	-	$12,022
	2013	-	-	-	-	-	-	-

(1) Benefits which exceeded $10,000

Narrative to Director Compensation Table:

Medical insurance, dental insurance, vision insurance and cellular telephone reimbursement paid by the Company after Jeff Mitchell resignation as Chief Financial Officer on March 21, 2014 of $12,022.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following tables set forth the ownership of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the U.S. Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

This table is based upon information derived from our stock records. We believe that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned; except as set forth above, applicable percentages are based upon 154,448,764 shares of common stock outstanding as of October 30, 2015.  In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to conversion of warrants and options held by that person that are currently exercisable or exercisable within 60 days of October 30, 2015.  We did not deem those shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

(a)   Name of Beneficial Owner of Certain Beneficial Owners

Title of Class	Name and address of beneficial owner (1)	Amount and nature of beneficial ownership (2)	Percent of Class(8)
Common	Keith White	27,730,150 (3)	17.95%
Common	Robb Perkinson	23,185,903 (4)	15.01%
Common	Jeff Stockdale	13,521,500 (5)	8.75%
Common	Jeff Mitchell	4,178,946 (6)	2.71%
Common	Michael T. Wende	8,015,624 (7)	5.19%

(1)

Address is 7721 East Trent Ave., Spokane Valley, WA 99212

(2)    Ownership is direct unless stated otherwise in a footnote.

(3)

Includes 12,788,712 shares owned by 0967761 BC, Ltd.  Keith White has voting and dispositive control over the 0967761 BC Ltd. shares.  Includes 375,000 vested option shares as of October 22, 2015.

(4)

Includes 10,245,500 shares owned by XLR8 Marketing, Inc.  Robb Perkinson has voting and dispositive authority over the XLR8 Marketing, Inc. shares.

(5)    Includes 2,840,000 common shares and 10,306,500  common shares underlying vested exercisable $0.18 common stock options and 375,000 common shares underlying vested exercisable $0.11 common stock options.

(6)    Mr. Mitchell resigned from the board of directors on July 6, 2015.  On that date he held 10,622,189 vested options.  All of his vested options expired on October 6, 2015.

(7)    Includes 675,500 common shares held in the name of Michael T. and Joanne B. Wende.

(8)

Pursuant to Rule 13d-3(d)(1)(i)  the percentage calculations use different totals of outstanding securities for the purpose of determining ownership.  Any securities not outstanding which are subject to such options, warrants, rights or conversion privileges shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person but shall not be deemed to be outstanding for the purpose of computing the percentage of the class by any other person.

(b)   Security Ownership of Management.

Security Ownership of Management
Title of Class	Name of and Address of Beneficial Owner (1)	Amount and nature of Beneficial Ownership (2)	Percent of Class (7)
Common	Keith White	27,730,150 (3)	17.95%
Common	Jeff Stockdale	13,521,500 (4)	8.75%
Common	Jeff R. Mitchell	4,178,946 (5)	2.71%
Common	Michael Wende	8,015,624 (6)	5.19%

(1)

Ownership is direct unless noted otherwise

(2)

Address is 7721 East Trent Ave., Spokane Valley, WA 99212

(3)

Includes 12,788,712 shares owned by 0967761 BC Ltd.  Keith White has voting and dispositive control over the 0967761 BC, Ltd. shares.  Includes 375,000 vested option shares as of October 22, 2015.

(4)

Includes 2,840,000 common shares and 10,306,500 common shares underlying vested exercisable $0.18 common stock options and 375,000 common shares underlying vested exercisable $0.11 common stock options.

(5)

Mr. Mitchell resigned from the board of directors on July 6, 2015.  On that date he held 10,622,189 vested options.  All of his vested options expired on October 6, 2015.

(6)    Includes 675,500 common shares held in the name of Michael T. and Joanne B. Wende.

(7)

Pursuant to Rule 13d-3(d)(1)(i)  the percentage calculations use different totals of outstanding securities for the purpose of determining ownership.  Any securities not outstanding which are subject to such options, warrants, rights or conversion privileges shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person but shall not be deemed to be outstanding for the purpose of computing the percentage of the class by any other person.

(c)  Changes in control.  Except as otherwise set forth in this Prospectus, there are no arrangements, known to the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Certain Relationships and Related Transactions and Director Independence

Certain Transactions

Except as described below, during the past two years, there have been no transactions, whether directly or indirectly, between us and any of our respective officers, directors, beneficial owners of more than 5% of our outstanding common stock or their family members, that exceeded $120,000.

On March 21, 2014, Jeff Mitchell, Chief Financial Officer and Secretary and the Company entered into a separation agreement whereby Mr. Mitchell resigned his executive officer positions. On March 21, 2014, the Board of Directors approved a separation agreement with Jeff Mitchell. The separation agreement provides for the payment of $43,750 of unpaid executive compensation, and a termination fee of $87,500, payment of health insurance premiums and reimbursement of cell phone expenses. See the Form 8K filed on March 21, 2014 for additional information. On March 21, 2014, the Board of Directors nominated and appointed Jeff Mitchell to fill a vacancy on the Board of Directors.

On December 30, 2013, the Board of Directors raised the annual salary for each officer to $175,000. There are no formal employment agreements with the named executive officers. On December 30, 2013, the Company’s Board of Directors adopted a stock grant program for officers and employees. The grants will take place in 2014 based upon either performance or employment requirements. Originally, shares under this grant were to be issued by June 15, 2014.  The Board of Directors deferred Keith White's and Jeff Stockdale's common stock bonus grants (3,352,500 each) until January 1, 2015. Jeff Mitchell was issued the grant in connection with his departure from the office of Chief Financial Officer.

On July 22, 2013, the Board of Directors authorized the issuance of 750,000 common stock options to Keith White, the Company’s Chief Executive Officer and Chief Technology Officer, Jeff Stockdale, the Company's President and Chief Operating Officer, and Jeff Mitchell, the Company's then Chief Financial Officer and Secretary, collectively 2,250,000 common stock options. These common stock options have an exercise price of $0.11.

On February 20, 2013, the Company entered into a Stock Cancellation Agreement with CanAmera Management, Inc., (“CanAmera”) which was owned by Keith White (52.5%) and Robb Perkinson (47.5%), both affiliates of the Company. In connection with the Company’s February 2013 private placement transaction, CanAmera Management, Inc. cancelled 17,952,117 common shares to provide an appropriate pre-financing capital structure for the Company with an intent to offset any share dilution resulting from the private placement. This facilitated the Company proceeding with a non-public, private placement offering to raise approximately $1,500,000 from accredited investors through a non-dilutive offering. The Cancellation Agreement with Keith White, Robb Perkinson and CanAmera that entitled them to receive a prorated return of a portion of the cancelled shares if the Private Placement had not raised a minimum of $1,200,000. The private placement raised $970,000 through the end date of June 30, 2014. As a result, the Company reissued 5,300,000 common shares and returned to Keith White and CanAmera these shares which were restored to the issued and outstanding capital stock at current market value. The stock was reissued on September 12, 2014.

CERTAIN AND RELATED TRANSACTIONS

During fiscal years ending 2014 and 2013, the Company paid as reimbursements, AWG Consulting, Inc., Keith White, Jeff Stockdale, Jeff Mitchell, Wes Sodorff and Robb Perkinson for expenses advanced on behalf of the Company. These expenses have been included in general and administrative expenses for the periods ending December 31, 2014 and December 31, 2013 and are expenses from related parties (through common ownership) totaling approximately $31,194 and $38,600, respectively.

On February 14, 2013, Keith White, as co-inventor, assigned the G2 patents to AWG, now known as Ambient Water, Inc. The assigned patents include U.S. Patent No. 7,272,947, U.S. Patent 7,886,557, PCT Patent Application No. PCT/US/2005/031948, and all patents and patent applications throughout the world, including any divisions, reissues or continuations. U.S. Patent 7,886,557 represents a patent derived from U.S. Patent No. 7,272,947 or an improvement U.S. Patent No. 7,272,947. The consideration for this assignment was not recorded because it cured a defect in intellectual property originally acquired by the Company's subsidiary, Ambient Water, Inc. fka AWG International, Inc.

Director Independence

As of December 31, 2014, the Company has four (4) Directors serving on the Board of Directors, Messrs. White, Mitchell, Stockdale, Mitchell and Wende. The Company is not currently a listed issuer and, as such, is not subject to any director independence standards using the definition of independence set forth in the Nasdaq Marketplace Rule 4200(a)(15).

THE EQUITY PURCHASE TRANSACTION

General

On September 18, 2015, we entered into a Purchase Agreement and the Registration Rights Agreement with the River North Equity, LLC. Pursuant to the terms of the Purchase Agreement, River North has agreed to purchase from us up to $5 million in the aggregate worth of our common stock from time to time, until September 17, 2017. Pursuant to the terms of the Registration Rights Agreement, we have filed with the SEC the registration statement that includes this prospectus to register for resale under the Securities Act of 1933, as amended (the “Securities Act”) the shares that may be issued to River North under the Purchase Agreement.  The number of shares we are registering is limited to 20,000,000 shares.

We do not have the right to commence any sales to River North under the Purchase Agreement until the SEC has declared this registration statement effective.  This prospectus is a part of the registration statement. Thereafter, we may, from time to time and at our sole discretion, direct River North to purchase shares of our common stock. The purchase price per share will be equal to 70% of the lowest daily volume weighted average price of the common stock for the ten (10)  trading days preceding the date on which the applicable Drawdown Notice is delivered to River North, or the closing bid on the date of the Drawdown.

Purchase of Shares Under the Purchase Agreement

Under the Purchase Agreement, we may direct River North to purchase up to $5 million dollars of  our common shares. The closing of the sale of the shares will occur on the sixth trading day following our request for River North to purchase the shares. The purchase price per share will be equal to 70% of the lowest daily volume weighted average price of the common stock for the ten (10)  trading days preceding the date on which the applicable Drawdown Notice is delivered to River North, or the closing bid on the date of the Drawdown.. The minimum amount that the Company may require River North to purchase at any one time is $12,500. The Company may not require River North to purchase more than $500,000 worth of shares of Common Stock during any 10-day period and may not require River North to purchase shares of Common Stock if such purchase would result in River North's beneficial ownership exceeding 4.99 % of the outstanding Common Stock.  We may not require River North to purchase more than $500,000 dollars worth of shares of common stock during any ten day period.

Other than as set forth above, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to River North.

Conditions to Sales

Under the Purchase Agreement, the following conditions must be satisfied in order for us to sell shares of our common stock to River North:

•

The registration statement of which this prospectus forms a part, and any amendment or supplement thereto, must be effective for the sale by the Equity Purchaser of the shares to be purchased by the Equity Purchaser, and (i) neither we nor the Equity Purchaser have received notice that the SEC has issued or intends to issue a stop order with respect to the registration statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the registration statement, either temporarily or permanently, or intends or has threatened to do so and (ii) there is no other suspension of the use or withdrawal of the effectiveness of the registration statement or this prospectus.

•

Our representations and warranties contained in the Purchase Agreement must be true and correct in all material respects (except for representations and warranties specifically made as of a particular date), except for any conditions that have temporarily caused any representations or warranties to be incorrect and which have been corrected with no continuing impairment to us or the Equity Purchaser.

•

The Company shall have performed, satisfied and complied in all material respects with all material covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company.

•

No statute, rule, regulation, executive order, decree, ruling or injunction has been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits or directly and materially adversely affects any of the transactions contemplated by the Purchase Agreement, and no proceeding has been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by the Purchase Agreement.

•

The trading of our common stock has not been suspended by the SEC, the principal trading market for our common stock or Financial Industry Regulatory Authority, Inc. and our common stock has been approved for listing or quotation on and has not been delisted from such principal market.

•

The number of shares of our common stock to be purchased by the Equity Purchaser at a particular closing may not exceed the number of shares that, when aggregated with all other shares of common stock then beneficially owned by such Equity Purchaser, would result in the Equity Purchaser owning more than 4.99% of all of our outstanding common stock.

•

No material Action shall have been commenced, against the Buyer or the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

•

We must have no knowledge of any event more likely than not to have the effect of causing the registration statement of which this prospectus forms a part to be suspended or otherwise ineffective.

Our Termination Rights

We have the unconditional right, at any time, for any reason and without any payment or liability to us, to give 60-day advance notice to River North to terminate the Purchase Agreements.

No Short-Selling by River North

River North have agreed that neither they nor any of their respective affiliates shall engage in any direct or indirect short-selling of our common stock during any time prior to the termination of the Purchase Agreement.

Effect of Performance of the Purchase Agreements on Our Stockholders

All shares of common stock registered in this offering are expected to be freely tradable. It is anticipated that shares registered in this offering will be sold over a period commencing on the date that the registration statement including this prospectus becomes effective through December 31, 2016. The sale by River North of a significant amount of shares registered in this offering at any given time could cause the market price of our common stock to decline and to be highly volatile. River North may ultimately purchase all, some or none of the shares of common stock not yet issued but registered in this offering. If we sell these shares to River North, River North may sell all, some or none of such shares. Therefore, sales to River North by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our common stock. In addition, if we sell a substantial number of shares to River North under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with River North may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any sales of our shares to River North and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

Pursuant to the terms of the Purchase Agreement, we have the right, but not the obligation River North, more shares of our common stock than are offered under this prospectus. If we choose to do so, we will have to first register for resale under the Securities Act any such additional shares, which could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale by River North under this prospectus is dependent upon the number of shares we direct River North to purchase under the Purchase Agreement.

The following table sets forth the amount of proceeds we would receive from River North from the sale of shares at varying purchase prices:

Assumed Average Purchase Price Per Share		Number of Registered Shares to be Issued if Full Purchase (1)	Percentage of Outstanding Shares After Giving Effect to the Issuance (2)	Additional Proceeds from the Sale of Registered Shares Under the Purchase Agreement

$0.01036	(3)	20,000,000	11.46%	$207,200
$0.03		20,000,000	11.46%	$600,000
$0.10		20,000,000	11.46%	$2,000,000
$0.12		20,000,000	11.46%	$2,400,000

(1)

Although the Purchase Agreements with River North provides that we may sell up $5 million of our common stock to River North in the aggregate, we are only registering 20,000,000 shares for resale by River North under this prospectus, which may or may not cover all the shares we ultimately sell to River North under the Purchase Agreements, depending on the purchase price per share. As a result, we have included in this column only those shares that we are registering in this offering.

(2)

The denominator is based on 154,448,764 shares outstanding as of October 30, 2015, and is adjusted to include the number of shares set forth in the adjacent column which we would have sold to River North at the applicable assumed purchase price per share. The numerator is based on the number of shares issuable under the Purchase Agreements at the corresponding assumed purchase price set forth in the adjacent column. The number of shares in such column does not include shares that may be issued to River North under the Purchase Agreements which are not registered in this offering.

(3)	$0.01036 is 70% of the closing price of the common stock on October 30, 2015.

SELLING STOCKHOLDERS

This prospectus relates to the possible resale by the selling stockholder, including 20,000,000 shares of common stock that may be issued to River North pursuant to the Purchase Agreement. We are filing the registration statement of which this prospectus forms a part pursuant to the provisions of the agreement executed in connection with the selling stockholder's agreement to purchase the shares.

Pursuant to the Registration Rights Agreement, which we entered into with River North on September 18, 2015 concurrently with our execution of the Purchase Agreement, we agreed to provide certain registration rights with respect to sales by River North of the shares of our common stock that may be issued to River North under the Purchase Agreement. See the description under the heading “The Equity Purchase Transactions” for more information about the Purchase Agreement.

The selling stockholder, may, from time to time, offer and sell pursuant to this prospectus any or all of the shares that we have sold or may sell to them. The selling stockholder may sell some, all or none of their shares. We do not know how long the selling stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares.

The following table presents information regarding the selling stockholder and the shares that they may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the selling stockholders, and reflects their holdings as of October 30, 2015. Except as described herein, none of the selling stockholders nor any of their respective affiliates have held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates. As used in this prospectus, the term “selling stockholder” includes the selling stockholder and any of its respective donees, pledgees, transferees or other successors in interest selling shares received after the date of this prospectus from the selling stockholder as a gift, pledge or other non-sale related transfer. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentage of shares beneficially owned prior to the offering is based on 154,448,764 shares of our common stock actually outstanding as of October 30, 2015.

Selling stockholders	Shares Beneficially Owned Before this Offering	Percentage of Outstanding Shares Beneficially Owned Before this Offering (2)	Shares to be Sold in this Offering	Number Of Shares Beneficially Owned After this Offering	Percentage of Outstanding Shares Beneficially Owned After this Offering

River North Equity, LLC (1)	--	*	20,000,000	—	*

(1)  Edward M. Liceaga exercises voting and dispositive power with respect to the shares of our common stock being offered under this prospectus by River North.

(2)  Based on 154,448,764 outstanding shares of our common stock as of October 30, 2015. Although we may at our discretion elect to issue to River North up to an aggregate amount of $5 million of our common stock under the Purchase Agreement, such shares are not included in determining the percentage of shares beneficially owned before this offering.

PLAN OF DISTRIBUTION

River North is an “underwriter,” within the meaning of the Securities Act. The selling stockholder and any of its  respective pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of common stock being offered under this prospectus on any stock exchange, market or trading facility on which shares of our common stock are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when disposing of shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any of these methods of sale; and

●	any other method permitted pursuant to applicable law.

The shares may also be sold under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholder have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if such selling stockholder deems the purchase price to be unsatisfactory at any particular time.

The selling stockholder may pledge their respective shares to their brokers under the margin provisions of customer agreements. If any selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

River North has agreed not to engage in any direct or indirect short selling of our common stock during the term of the Purchase Agreement.

Broker-dealers engaged by a selling stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from a selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

River North is an “underwriter,” and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be "underwriters," within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

The selling stockholder and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of and limit the timing of purchases and sales of any of the shares by the selling stockholder or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

If any of the shares of common stock offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether the selling stockholders will sell all or any portion of the shares offered under this prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the shares being offered under this prospectus. However, each selling security holder and purchaser is responsible for paying any discounts, commissions and similar selling expenses if they incur.

The selling stockholder and the issuer have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with this prospectus, including liabilities under the Securities Act. Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholder is advised to ensure that any brokers, dealers or agents effecting transactions on behalf of the selling stockholder are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of brokers, dealers and agents. We estimate that the expenses of the offering to be borne by us will be approximately $37,529.81. The estimated offering expenses consist of: an SEC registration fee of $29.81, accounting fees of $10,000, legal fees of $25,000 and miscellaneous expenses of $2,500. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholder.

The selling stockholder should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholder, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling stockholder or its agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock of while such selling stockholder is distributing shares covered by this prospectus. The selling stockholder is advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to this Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the SEC.

Blue Sky Restrictions on Resale

If a selling stockholder wants to sell shares of our common stock under this registration statement in the United States, the selling stockholder will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Exchange Act or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for the selling stockholder will be able to advise the selling stockholder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling stockholder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and the selling stockholder indicates in which state(s) they desire to sell their shares, we will be able to identify whether it will need to register or will rely on an exemption therefrom.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 600,000,000 shares of capital stock, of which 500,000,000 shares are common stock, par value $0.001 per share, 100,000,000 shares are preferred stock,

As of October 30, 2015, there were issued and outstanding 154,448,764 shares of common stock, options to purchase 15,242,000 shares of common stock and warrants to purchase 1,340,000 shares of common stock.

Common Stock

Holders of our common stock are entitled to one vote for each share held in the election of directors and in all other matters to be voted on by the stockholders. There is no cumulative voting in the election of directors. Holders of common stock are entitled to receive dividends as may be declared from time to time by our board of directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the corporation, holders of common stock are to share in all assets remaining after the payment of liabilities. Holders of common stock have no pre-emptive or conversion rights and are not subject to further calls or assessments. There are no redemption or sinking fund provisions applicable to the common stock. The rights of the holders of the common stock are subject to any rights that may be fixed for holders of preferred stock. All of the outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of 100,000,000 shares of preferred stock, par value $0.001 per share. No preferred stock is outstanding.  The board of directors is empowered, without stockholder approval, to designate and issue additional series of preferred stock with dividend, liquidation, conversion, voting or other rights, including the right to issue convertible securities with no limitations on conversion, which could adversely affect the voting power or other rights of the holders of our common stock, substantially dilute a common stockholder’s interest and depress the price of our common stock.

Anti-Takeover Provisions

Our Certificate of Incorporation permits our board of directors to issue shares of any class or series of preferred stock in the future without stockholder approval and upon such terms as our board of directors may determine. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any class or series of preferred stock that may be issued in the future.

Our bylaws generally provide that any board vacancy, including a vacancy resulting from an increase in the authorized number of directors, may be filled by a majority of the directors, even if less than a quorum.

Warrants

There are 1,340,000 common stock purchase warrants outstanding.  The exercise price is $0.03 per share.  The warrants expire on February 1, 2017.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Nevada Revised Statutes Section 78.7502 provides for discretionary and mandatory indemnification of officers, directors, employees and agents.  Its general provisions provide:

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a) Is not liable pursuant to NRS 78.138; or

(b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a) Is not liable pursuant to NRS 78.138; or

(b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Article X of our Bylaws, as amended and restated, provides for indemnification of directors and officers to the fullest extent permitted by the Nevada General Corporation Law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

LEGAL MATTERS

The validity of the shares of our common stock offered hereby will be passed upon by the law firm of Gregory M. Wilson, Spokane, Washington.

EXPERTS

The consolidated balance sheets of Ambient Water Corporation as of December 31, 2014 and 2013 and the related consolidated statements of operations, changes in shareholders’ deficiency, and cash flows for each of the years in the two-year period ended December 31, 2014, have been audited by MartinelliMick, PLLC, independent registered public accounting firm, as stated in their report which is included herein. Such financial statements have been included herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, Washington, D.C. 20549, under the Securities Act of 1933, a registration statement on Form S-1 relating to the shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our company and the shares offered by this prospectus, you should refer to the registration statement, including the exhibits and schedules thereto. You may inspect a copy of the registration statement without charge at the Public Reference Section of the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission. The Securities and Exchange Commission also maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission’s World Wide Web address is http://www.sec.gov.

Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were made as of an earlier date. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We file periodic reports, proxy statements and other information with the Securities and Exchange Commission in accordance with requirements of the Exchange Act. These periodic reports and other information are available for inspection and copying at the regional offices, public reference facilities and Internet site of the Securities and Exchange Commission referred to above. We make available through our website, free of charge, copies of these reports as soon as reasonably practicable after we electronically file or furnish them to the Securities and Exchange Commission. Our website is located at http://www.ambientwater.com.

Information contained on our website is not a prospectus and does not constitute a part of this prospectus.

INDEX TO FINANCIAL STATEMENTS

AMBIENT WATER CORPORATION AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

AMBIENT WATER CORPORATION Consolidated Balance Sheets As of September 30, 2015 and December 31, 2014

	September 30, 2015
	(unaudited)	December 31, 2014

ASSETS
Current assets
Cash	$ 6,239	$ 56,121
Accounts receivable	2,734	5,051
Deposit on product (Note 2)	45,358	74,170
Inventory (Note 3)	2,136	62,697
Prepaid asset	3,417	16,127

Total current assets	59,884	214,166

Fixed assets (Note 4)	38,706	51,692

Other assets
Technology acquisition (Note 1)	20,984	27,280

Total assets	$ 119,574	$ 293,138

LIABILITIES AND SHAREHOLDERS' EQUITY(DEFICIT)
Current liabilities
Accounts payable	$ 22,886	$ 26,940
Accrued liabilities (Note 5)	479,036	280,110
Notes payable - current portion (Note 6)	966,762	435,000
Derivative liability - current portion (Note 6)	2,183,996	1,192,287

Total current liabilities	3,652,680	1,934,337

Notes payable (Note 6)	-	300,000
Accrued interest	-	7,232
Derivative liability (Note 6)	-	899,444

Total long-term liabilities	-	1,206,676

Total liabilities	3,652,680	3,141,013

Commitments & contingencies (Note 7)	-	-

SHAREHOLDERS' DEFICIT
Preferred stock, par value $0.001, 100,000,000 shares authorized no shares issued or outstanding at June 30, 2015 and December 31, 2014, respectively (Note 10)	-	-
Common stock, par value $0.001, 500,000,000 shares authorized,150,189,972 and 129,941,970 shares issued and outstanding at September 30, 2015 and December 31, 2014 respectively (Note 10)	150,190	129,942
Paid-in-capital	8,255,706	6,818,278
Retained deficit	(11,939,002)	(9,796,095)
Total shareholders' deficit	(3,533,106)	(2,847,875)

Total liabilities and shareholders' deficit	$ 119,574	$ 293,138

See accompanying condensed notes to the interim consolidated financial statements.

AMBIENT WATER CORPORATION Consolidated Statements of Operations For the three and nine months ended September 30, 2015 and 2014

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Sales	$ 80,127	$ 14,507	$ 124,173	$ 76,090
Cost of sales	46,487	8,315	73,116	47,088

Gross profit	33,640	6,192	51,057	29,002

GENERAL & ADMINISTRATIVE EXPENSES:
Travel & entertainment	13,415	1,671	35,994	8,673
Professional fees	60,354	35,433	188,545	156,391
Executive compensation	87,500	87,500	262,500	393,750
Stock option compensation (non-cash)	157,006	518,497	1,061,268	1,356,060
Impairment loss on inventory	-	-	-	25,923
Other	56,333	53,862	170,811	138,931

Total General & Administrative Expenses	374,608	696,963	1,719,118	2,079,728

Operating loss	(340,968)	(690,771)	(1,668,061)	(2,050,726)

OTHER INCOME(EXPENSE):
Finance charge	-	(30)	(15)	(332)
Interest and penalties	(33,839)	(13,753)	(72,588)	(22,384)
Loss on deposit cancellation	-	-	(57,795)	-
Gain (loss) on derivative instruments	143,210	(1,250,000)	(344,448)	(1,750,000)
Net loss before income taxes	(231,597)	(1,954,554)	(2,142,907)	(3,823,442)
Income taxes	-	-	-	-
Net loss	$ (231,597)	$ (1,954,554)	$ (2,142,907)	$ (3,823,442)

Net loss per common share:
Basic and fully diluted	$ (0.00)	$ (0.02)	$ (0.02)	$ (0.03)

Weighted average number of common shares:
Basic and fully diluted	147,407,848	119,109,962	141,297,669	117,246,548

See accompanying condensed notes to the interim consolidated financial statements.

AMBIENT WATER CORPORATION Consolidated Statements of Cash Flows For the nine months ended September 30, 2015 and 2014

	Nine Months Ended	Nine Months Ended
	September 30, 2015	September 30, 2014
	(unaudited)	(unaudited)

Cash flows from operating activities:
Net loss	$ (2,142,907)	$ (3,823,442)
Adjustments to reconcile net loss:
Depreciation and amortization	21,852	10,291
Stock issued for services	-	15,000
Stock based compensation	1,061,268	1,356,060
Impairment loss on inventory	-	25,923
Loss on deposit cancellation	57,795	-
Loss on derivative liability	344,448	1,750,000
Changes in assets and liabilities:
Accounts receivable	2,317	2,073
Deposits	(16,273)	(11,956)
Inventory	60,561	24,697
Accounts payable	(4,054)	(5,184)
Other accruals	207,919	84,137

Net cash used by operating activities	(407,074)	(572,401)

Cash flows from investing activities:
Fixed asset purchases	(2,570)	(2,808)

Net cash used by investing activities	(2,570)	(2,808)

Cash flows from financing activities:
Borrowings on notes payable	359,762	700,000

Net cash provided by financing activities	359,762	700,000

Increase (decrease) in cash	(49,882)	124,791

Cash, beginning of period	56,121	4,864

Cash, end of period	$ 6,239	$ 129,655

Supplemental disclosure of cash flow information:
Interest paid	$ 15	$ 332

Non-cash investing and financing activities:
Stock issued for note and interest conversion	$ 396,408	$ -
Stock issued for accrued liability	$ -	$ 15,000

See accompanying condensed notes to the interim consolidated financial statements.

AMBIENT WATER CORPORATION

Notes to Financial Statements

Nine Months Ended September 30, 2015

(Unaudited)

NOTE 1:  DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

On June 23, 2014, AWG International Water Corporation changed its corporate name to Ambient Water Corporation by amending articles of incorporation with the Nevada Secretary of State.  This corporate action was recommended by the board of directors and approved by written consent of majority shareholders in lieu of a special meeting.  The Company also changed the name of its wholly owned subsidiary to Ambient Water, Inc. from AWG International, Inc.  Both name change amendments were filed with the Nevada Secretary of State's office on June 23, 2014.

Ambient Water Corporation (“AWGI” or “the Company”) designs and sells Atmospheric Water Generation products.  These products harvest water from the humidity in the atmosphere to produce pure drinkable water.  AWGI utilizes contract manufacturers to assemble its products.  The Company markets and sells its products through a network of domestic and international distributors with clearly identified geographic territories.  AWGI is one of the pioneers of atmospheric water generation technology for extracting water from humidity in the air. Drawing from the renewable ocean of water vapor in the air that we breathe, our patented technology cost effectively transforms humidity into an abundant source of clean water near the point of use. Our scalable and modular systems can be configured for a number of water-sensitive applications ranging from oil and gas exploration to drought relief to vertical farming. Our systems can also be configured to produce high quality drinking water for homes, offices, and communities.

On July 10, 2012, the Company entered into a Share Exchange Agreement (the "Share Exchange Agreement") by and among AWG International Water Corporation and AWG International, Inc.  On July 10, 2012, AWG International Water Corporation acquired AWG International, Inc. (the “Business Combination”), which became a wholly owned subsidiary of AWG International Water Corporation. AWG International Water Corporation incorporated on December 19, 2005, under the laws of the State of Nevada, and is headquartered in Spokane Valley, Washington.  The Company’s previous name was MIP Solutions, Inc.

The Company follows the accounting guidance outlined in the Financial Accounting Standards Board Codification guidelines. The accompanying unaudited interim consolidated financial statements have been prepared in accordance with generally accepted principles for interim financial information and with the instructions to Form 10-Q of Regulation S-K. They may not include all information and footnotes required by United States generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there have been no material changes in the information disclosed in the notes to the financial statements for the year ended December 31, 2014 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 20, 2015.  The interim unaudited financial statements should be read in conjunction with those financial statements included in the Form 10-K.  In the opinion of management, all adjustments considered necessary for a fair presentation, which unless otherwise disclosed herein, consisting primarily of normal recurring adjustments, have been made.  Operating results for the nine months ended September 30, 2015 are not necessarily indicative of the results that may be expected for the year ending December 31, 2015.

The Company’s financial statements include certain estimates and assumptions which affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Accordingly, actual results may differ from those estimates.

Certain amounts in the prior period financial statements have been reclassified to conform with the current period presentation.  These reclassifications had no effect on previously reported losses, total assets, or stockholders equity.

Interim Financial Statements

These unaudited condensed consolidated financial statements as of and for the nine (9) months ended September 30, 2015 and 2014, respectively, reflect all adjustments including normal recurring adjustments, which, in the opinion of management, are necessary to present fairly the financial position, results of operations and cash flows for the periods presented in accordance with the accounting principles generally accepted in the United States of America.

AMBIENT WATER CORPORATION

Notes to Financial Statements

Nine Months Ended September 30, 2015

(Unaudited)

These interim unaudited condensed consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements and notes thereto for the years ended December 31, 2014 and 2013, respectively, which are included in the Company’s December 31, 2014 Annual Report on Form 10-K filed with the United States Securities and Exchange Commission on February 20, 2015. The Company assumes that the users of the interim financial information herein have read, or have access to, the audited consolidated financial statements for the preceding period, and that the adequacy of additional disclosure needed for a fair presentation may be determined in that context.

Year End and Principles of Consolidation

These unaudited condensed consolidated financial statements and related notes are presented in accordance with generally accepted accounting principles (“GAAP”) in the United States, and are expressed in U.S. dollars. The Company’s consolidated fiscal year-end is December 31.

The unaudited condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All inter-company transactions are eliminated.

Going Concern

The Company has not generated positive cash flows since inception and has recognized approximately $12 million in net operating losses, which raises doubt about the ability of the Company to continue as a going concern.  The Company is dependent upon achieving positive cash flow from operations and obtaining additional external financing to fund ongoing operations.

To achieve these objectives, the Company continues to seek other sources of financing to support existing operations and expand the range and scope of its business.  However, there are no assurances that such financing can be obtained on acceptable terms and in a timely manner, if at all.  The failure to obtain the necessary working capital would have a material adverse effect on the business and, in the event the Company is unable to execute its business plan, the Company may be unable to continue as a going concern.

The accompanying financial statements do not include any adjustment to the recorded assets or liabilities that may be necessary should the Company have to curtail operations or be unable to continue operations.

Recent Accounting Pronouncements

In June 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014- 10 (“ASU 2014-10”), Development Stage Entities (Topic 915), Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation.  The objective of the amendments in this Update is to improve financial reporting by reducing the cost and complexity associated with incremental reporting requirements for development stage entities. The amendments in this Update also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity at risk.  The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively.  These amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein.  The amendment eliminating the exception to the sufficiency-of-equity-at-risk criterion for development stage entities in paragraph 810-10-15-16 should be applied retrospectively for annual reporting periods beginning after December 15, 2015 and interim periods therein. Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued.  The Company adopted ASU 2014-10 in the fourth quarter of 2014. This adoption did not have a material impact on its financial condition, results of operations or cash flows.

AMBIENT WATER CORPORATION

Notes to Financial Statements

Nine Months Ended September 30, 2015

(Unaudited)

In August 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-15 (“ASU 2014-15”), Presentation of Financial Statements-Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The objective of the amendments in this Update is to provide guidance on determining when and how to disclose going-concern uncertainties in the financial statements.  The new standard requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued. An entity must provide certain disclosures if “conditions or events raise substantial doubt about the entity’s ability to continue as a going concern.”  The ASU applies to all entities and is effective for annual periods ending after December 15, 2016, and interim periods thereafter, with early adoption permitted.  The Company is evaluating the impact of ASU 2014-15 on its financial condition, results of operations and cash flows.

In May 2014, the FASB issued ASU No. 2014-09 (“ASU 2014-09”), “Revenue from Contracts with Customers”. The objective of ASU 2014-19 is to establish a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and will supersede most of the existing revenue recognition guidance, including industry-specific guidance. The core principle of ASU 2014-09 is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The new guidance is effective for annual reporting periods (including interim periods within those periods) beginning after December 15, 2016 for public companies. Early adoption is not permitted. The standard permits the use of either a retrospective or modified retrospective (cumulative effect) transition method. The Company is currently evaluating the new guidance and has not determined the impact this standard may have on its financial statements nor decided upon the method of adoption.

In February 2015, the FASB issued new guidance to improve consolidation guidance for legal entities (Accounting Standards Update (“ASU”) 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis), effective for fiscal years beginning after December 15, 2015 and interim periods within those years and early adoption is permitted. The new standard is intended to improve targeted areas of the consolidation guidance for legal entities such as limited partnerships, limited liability corporations, and securitization structures. The amendments in the ASU affect the consolidation evaluation for reporting organizations. In addition, the amendments in this ASU simplify and improve current GAAP by reducing the number of consolidation models. The Company is currently evaluating the impact of this guidance on its consolidated financial statements.

The FASB has issued ASU No. 2014-12, Compensation – Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. This ASU requires that a performance target that affects vesting, and that could be achieved after the requisite service period, be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant date fair value of the award. This update further clarifies that compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. The amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. The Company has not yet determined the effect of the adoption of this standard and it is not expected to have a material impact on the Company’s condensed consolidated financial position and results of operations.

The Company is reviewing the effects of following recent updates.  The Company has no expectation that any of these items will have a material effect upon the financial statements.

•

Update 2015-16—Business Combinations (Topic 805): Simplifying the Accounting for Measurement-Period Adjustments

•

Update 2015-15—Interest—Imputation of Interest (Subtopic 835-30): Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements—Amendments to SEC Paragraphs Pursuant to Staff Announcement at June 18, 2015 EITF Meeting  (SEC Update)

•

Update 2015-14—Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date

•

Update 2015-11—Inventory (Topic 330): Simplifying the Measurement of Inventory

AMBIENT WATER CORPORATION

Notes to Financial Statements

Nine Months Ended September 30, 2015

(Unaudited)

•

Update 2015-08—Business Combinations (Topic 805): Pushdown Accounting—Amendments to SEC Paragraphs Pursuant to Staff Accounting Bulletin No. 115  (SEC Update)

•

Update No. 2015-03—Interest—Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs

•

Update No. 2015-02—Consolidation (Topic 810): Amendments to the Consolidation Analysis.

Technology Acquisition

The technology supporting the Company’s products (“Technology Acquisition”) was obtained from its founders and their related companies.

On November 19, 2010, Licensee, the patent application owner, assigned Patent Cooperation Treaty (PCT) application number PCT/US2010/57371 to AWG International, Inc.   On May 18, 2012, AWG filed U.S. patent application number 13/510,757 claiming priority to PCT/US2010/57371.  We refer to this patent as supporting the proposed G3 product line.  In consideration of this assignment, 250,000 shares of AWG common stock were issued to Licensee.  At the time of the technology acquisition, the Company determined the value of the Technology Acquisition to be $36,216 based upon the actual, verifiable costs associated with securing the patent.

The Company’s technology rights also include the assignment of patents which included U.S. Patent No. 7,272,947, U.S. Patent 7,886,557, PCT Patent Application No. PCT/US/2005/031948, and all patents and patent applications throughout the world, including any divisions, reissues or continuations. U.S. Patent 7,886,557 represents a patent derived from U.S. Patent No. 7,272,947 or an improvement to the U.S. Patent No. 7,272,947.  These patents are associated with our Model 2500 product.  Also, the Company has additional shared patent and license rights which were clarified on February 14, 2013.

On February 14, 2013, AWG International, Inc. assigned the G2 patent assets to the inventors, Rae Anderson and Keith White.  Thereafter, Keith White, as co-inventor, assigned the G2 patent assets to AWG International, Inc. As a result of these assignments, AWG International, Inc. and Rae Anderson each own a one-half undivided interest in the G2 patent assets.

On April 19, 2012, Mr. Keith White, the patent owner, assigned Patent application number 61/489.588 titled “Atmospheric Water Generator” to AWG International, Inc.  We refer to this patent as supporting the proposed G4 and G5 product lines.

The technology rights are being amortized over an expected life of five years.

Long-lived assets of the Company, including Technology Acquisition, are reviewed for impairment when changes in circumstances indicate their carrying value has become impaired, pursuant to guidance established in FASB ASC 410-20.

Warranty Expense

In 2014, the Company established a product warranty reserve, set at five percent (5%) of sales. For the quarter ending September 30, 2015, the Company charged $4,164 to the expense line Sales Reserve and increased the corresponding liability - Product Warranty Reserve in the same amount.  At September 30, 2015 and December 31, 2014, there was a balance of $6,898 and $1,800, respectively in the product warranty reserve account which is shown in accrued liabilities. Additionally, during the quarter ended September 30, 2015, the Company charged $2,111 to the expense line warranty expense shown under other general and administrative expense.

AMBIENT WATER CORPORATION

Notes to Financial Statements

Nine Months Ended September 30, 2015

(Unaudited)

NOTE 2:  DEPOSITS ON PRODUCT

At September 30, 2015 and December 31, 2014, there was a balance of $45,358 and $74,170, respectively in deposits on product.  Deposits on product represent amounts paid to the Company’s Korean contract manufacturer.  Effective June 15, 2015, the Company entered into a product supply agreement with the Korean contract manufacturer.  In exchange for the rights for sub-assembly of Atmospheric Water Generators (Product) worldwide by the Company, the Company agreed to pay the manufacturer a royalty of 8% on Product purchased.

NOTE 3:  INVENTORY

At September 30, 2015 and December 31, 2014, the Inventory balance was $2,136 and $62,697, respectively, valued at the lower of cost or fair market value less any allowances for obsolescence.  The Company strives to maintain a small inventory of Model 2500 units and an inventory of filters that are used both in the manufacture of new units and as replacements in previously sold units.  In this quarter, sales exceeded expectations resulting in a zero local inventory of Model 2500 units by the end of the period.

NOTE 4:  FIXED ASSETS

At September 30, 2015 and December 31, 2014, the net Fixed Assets balance was $38,706 and $51,692, respectively.  The Company purchases demonstration units to be used in soliciting new distributors and marketing efforts.  The Company is depreciating these assets over the appropriately determined estimated useful life of 3 years.  As of September 30, 2015 and December 31, 2014, the Company has recognized $25,418 and $9,856, respectively, of accumulated depreciation.  As of September 30, 2015 and 2014, the Company recognized $15,556 and $5,436 for depreciation expenses, respectively.

NOTE 5:  ACCRUED LIABILITIES

At September 30, 2015 and December 31, 2014, the Accrued Liabilities balance was $479,036 and $280,110, respectively.  The Company accrues unpaid wages, consulting costs and unpaid interest in Accrued Liabilities.

NOTE 6:  CONVERTIBLE NOTES PAYABLE

On March 21, 2014, the Company entered into a financing transaction with an accredited investor (“Lender”) under which the Company intends to borrow up to Nine Hundred Thousand ($900,000) Dollars.  The transaction was structured as a Convertible Promissory Note (the "Note") bearing interest at the rate of Ten (10%) percent per year.  The maturity date is eighteen (18) months from the date of borrowing, when principal sum, unpaid interest and any applicable fees and costs will be due and payable.  This note is referred to as Note A in the table below.

The Lender has loaned the Company $900,000 through March 31, 2015.  On October 6, 2014, The Lender converted $65,000 of the outstanding principal and associated interest into 5,585,006 common shares.  Additionally, on April 9, 2015, the Lender converted $40,000 of the outstanding principal and associated interest into 4,728,152 common shares.  Again on June 11, 2015 the Lender converted $30,000 of the outstanding principal and associated interest into 4,401,826 common shares. Also, on August 28, 2015 the Lender converted $58,000 of the outstanding principal and associated interest into 4,413,024 common shares. The outstanding principal on this Note is $707,000 and $735,000, at September 30, 2015 and December 31, 2014, respectively.  The current portion of this note payable is $707,000 and $435,000, at September 30, 2015 and December 31, 2014, respectively.  The Lender has the right, at any time, at its election, to convert all or part of the Note amount into shares of fully paid and non-assessable shares of common stock of the Company. The conversion price (the “Conversion Price”) shall be the lesser of (a) $0.04 per share of common stock, (b) fifty Percent (50%) of the average of the three (3) lowest trade prices of three (3) separate trading days of Common Stock recorded during the twenty five (25) previous trading days prior to conversion, or (c) the lowest effective price per share granted to any person or entity after the effective date to acquire Common Stock, or adjust, whether by operation of purchase price adjustment, settlement agreements, exchange agreements, reset provision, floating conversion or otherwise, any outstanding warrant, option or other right to acquire Common Stock or outstanding Common Stock equivalents, excluding any outstanding warrants or options that have been disclosed in SEC filings prior to the effective date.

AMBIENT WATER CORPORATION

Notes to Financial Statements

Nine Months Ended September 30, 2015

(Unaudited)

Effective September 21, 2015, we amended our $900,000 note dated March 21, 2014.  The following terms were amended:

Section 1 of the Note is hereby revised and restated in its entirety as follows:

1. Maturity Date. The Maturity Date is eighteen (18) months from the Effective Date of each payment of Consideration (the “Maturity Date”) and is the date upon which the Principal Sum of this Note and unpaid interest and fees (the “Note Amount”) shall be due and payable. The Maturity Date is hereby extended, and the Note Amount is payable upon demand by the Lender, but in no event later than sixty (60) months from the Effective Date (the ”Extended Maturity Date”). The Lender shall provide the Borrower with ten (10) days written notice to make a demand for payment (the “Demand Payment Date”), and the Demand Payment Date shall be considered to be the Extended Maturity Date.

Section 6 of the Note is hereby revised and restated in its entirety as follows:

6.  Payment. The Borrower may not prepay this Note prior to the Maturity Date or the Extended Maturity Date. Within six (6) days prior to the Maturity Date or Extended Maturity Date, the Borrower shall provide the Lender with a written notice to pay the Note Amount on the Maturity Date or Extended Maturity Date. Within three (3) days of receiving written notice, the Lender shall elect to either (a) accept payment of the Note Amount or (b) convert any part of the Note Amount into shares of Common Stock. If the Lender elects to convert part of the Note Amount into shares of Common Stock, then the Borrower shall pay the remaining balance of the Note Amount by the Maturity Date or Extended Maturity Date.” The Borrower may not prepay this Note prior to the Maturity Date or the Extended Maturity Date.”

Section 11 of the Note is hereby revised and restated in its entirety as follows:

11. Remedies.  In the event of any default, the Note Amount shall become immediately due and payable at the Mandatory Default Amount. The Mandatory Default Amount shall be 150% of the Note Amount. Commencing five (5) days after the occurrence of any event of default that results in the eventual acceleration of this Note, the interest rate on the Mandatory Default Amount shall accrue at a default interest rate equal to the lesser of ten percent (10%) per annum or the maximum rate permitted under applicable law. In connection with such acceleration described herein, the Lender need not provide, and the Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and the Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. While the Mandatory Default Amount is outstanding and default interest is accruing, the Lender shall have all rights as a holder of this Note until such time as the Lender receives full payment pursuant to this paragraph, or has converted all the remaining Mandatory Default Amount and any other outstanding fees and interest into Common Stock under the terms of this Note. In the event of any default and at the request of the Lender, the Borrower shall file a registration statement with the SEC to register all shares of Common Stock issuable upon conversion of this Note that are otherwise not eligible to have their restrictive transfer legend removed under Rule 144 of the Securities Act. Nothing herein shall limit Lender’s right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Borrower’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Note as required pursuant to the terms hereof. The Borrower may only pay the full balance of the Mandatory Default Amount, and may not make partial payments unless agreed upon by the Lender. If the Borrower desires to pay the Mandatory Default Amount, then the Borrower shall provide the Lender with six (6) days prior written notice of payment. Within three (3) days of receiving written notice, the Lender shall elect to either (a) accept payment, or (b) convert any part of the payment into shares of Common Stock. If the Lender elects to convert part of the payment into shares of Common Stock, then the Borrower shall pay the remaining balance of the Mandatory Default Amount.”

The effect of the Addendum is that the Note will remain in full force and effect except as specifically modified by the Addendum.  In the event of a conflict between the Addendum and the Note, the terms of the Addendum will govern.

AMBIENT WATER CORPORATION

Notes to Financial Statements

Nine Months Ended September 30, 2015

(Unaudited)

Under the agreement the Lender has limited the conversion of debt into shares such that the lender will never beneficially own more than 4.99% unless the Company is appropriately notified 61 days in advance of a conversion of the debt beyond the 4.99% holding limits.

On March 27, May 6, and June 18, 2015, the Company entered into three financing transactions with an accredited investor ("Lender) which loaned the Company $48,500, $43,000 and $38,000, respectively, on three separate convertible promissory notes totaling $129,500.  The current portion of the notes payable is $129,500 and $-0-, at September 30, 2015 and December 31, 2014, respectively. The notes mature on December 3, 2015, February 8, 2016 and March 20, 2016, respectively (the "Maturity Dates") and to pay interest on the unpaid principal balance hereof at the rate of Eight (8%) percent.  The Lender has the right to convert the outstanding principal and interest into common shares after 180 days.  The conversion price will be variable and based on a 42% discount to the market price.  The market price will be the average lowest five trading prices for the common stock during the ten day trading period ending on the latest complete trading day prior to conversion.  The Lender has limited its ability to convert the debt into common shares to no more than 4.99% of the Company’s outstanding common stock.  The Lender can waive this limitation upon 61 days advance notice.  This note is referred to as Note B in the table below.

On May 27, 2015, the Company entered into a financing transaction with an accredited investor ("Lender) which loaned the Company $36,750 on a convertible promissory note.  The current portion of the note payable is $36,750 and $-0-, at September 30, 2015 and December 31, 2014, respectively. The note matures on May 27, 2016 (the "Maturity Date") and to pay interest on the unpaid principal balance hereof at the rate of Eight (8%) percent.  The Lender has the right to convert the outstanding principal and interest into common shares at its option, at any time.  The conversion price will be variable and based on a 40% discount to the market price.  The market price will be the average of the two lowest closing prices for the common stock during the fourteen prior trading days including the day upon which a Notice of Conversion is received by the Company.  This note is referred to as Note C in the table below.

On July 27, 2015, the Company executed a financing transaction dated July 23, 2015 with an accredited investor ("Lender) which loaned the Company $100,000 on a convertible promissory note less an original issue discount (OID) of $8,000.  The OID has an unamortized balance of $6,488 at September 30, 2015.  The current portion of the note payable (net of OID) is $93,512 and $-0-, at September 30, 2015 and December 31, 2014, respectively.  The note matures on July 23, 2016 (the "Maturity Date") and to pay interest on the unpaid principal balance hereof at the rate of Ten (10%) percent.  The Lender has the right to convert the outstanding principal and interest into common shares at its option, at any time.  The conversion price will be variable and based on a 40% discount to the market price.  The market price will be the average of the four lowest trades, tossing out the lowest of the four, for the common stock during the twenty prior trading days to the date of conversion.  The note is referred to as Note D in the table below.

CONVERTIBLE NOTES PAYABLE

		Current		Current
	Payable	Portion	Payable	Portion
Description	at 9/30/15	at 9/30/15	at 12/31/14	at 12/31/14
Note A	$ 707,000	$ 707,000	$ 735,000	$ 435,000
Note B	129,500	129,500	-	-
Note C	36,750	36,750	-	-
Note D	93,512	93,512
	$ 966,762	$ 966,762	$ 735,000	$ 435,000

AMBIENT WATER CORPORATION

Notes to Financial Statements

Nine Months Ended September 30, 2015

(Unaudited)

Derivative liability

Under FASB ASC 815-40 Contracts in Entity’s Own Equity, the Company must review the possible conversion features under the agreement’s variable price conversion options, which create a derivative in the possible settlement choices of the Lender.   As of September 30, 2015, the stock pricing feature for Note A above which provides a 50% discount to the market would have increased the stock necessary to settle the conversion if requested to approximately 60,706,743 shares.  The Company has calculated the value of this additional liability to be $1,705,859 and has recognized a change of earnings for the effect of such a conversion through September 30, 2015.  Additionally, the conversion feature on the March 27, 2015, May 6, 2015, May 27, 2015, June 18, 2015, and July 23, 2015 Notes would have increased the stock necessary to settle the conversion feature on this Note to approximately 17,036,000 shares.  The Company has calculated the value of this additional liability to be $478,137 and has recognized a change of earnings for the effect of such a conversion through September 30, 2015.  Total derivative liability was $2,183,996 and $2,091,731, as of September 30, 2015 and December 31, 2014, respectively.  As of September 30, 2015, the derivative liability is classified as $2,183,996 under current liabilities and $-0- under long-term liabilities.  As of December 31, 2014, the derivative liability is classified as $1,192,287 under current liabilities and $899,444 under long-term liabilities.

Under FASB ASC 505-10 Equity: Overall, the Company must disclose that the settlement alternatives are at the control of the Lender and that there is a potential for an infinite number of shares having to be issued, although the Lender has elected to limit its beneficial ownership to less than five percent unless the Company receives proper notification that the Lender will at any time convert either part or all of the loan to shares.

NOTE 7:  COMMITMENTS AND CONTINGENCIES

On July 29, 2010, the Company entered into a memorandum of understanding to acquire the exclusive rights to utilize a proprietary coating technology in atmospheric water generation applications.  Subsequently, the July 29, 2010 memorandum of understanding was replaced on June 17, 2011.  Under the terms of the agreement, the Company secured the exclusive rights to the coating technology for atmospheric water generation applications.  The term of the agreement is three years and, unless terminated, shall automatically renew for an additional three years on each three year anniversary.  The agreement called for the payment of a license and exclusivity fee of $10,000 in two payments of $5,000 each.  The first payment has been paid.  Effective September 30, 2012, the parties entered into an amendment to the original agreement in which both parties acknowledged there had been no breaches of the original agreement, the remaining $5,000 payment was due on or before June 1, 2013, and all previous and/or future minimum purchase requirements were waived.  The Company has accrued the $5,000 in Accrued Liabilities for this obligation.  See discussion Note 5 – Accrued Liabilities.

On September 18, 2015, Ambient Water Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) with accredited investor, River North Equity, LLC (“River North”). Under the Purchase Agreement, the River North has agreed to purchase from the Company up to an aggregate of $5 million worth of shares of common stock, par value $0.001 per share (“Common Stock”), of the Company, from time to time, subject to limitations.

In accordance with the Registration Rights Agreement, the Company has agreed to file with the Securities and Exchange Commission (the “SEC”) a registration statement (the “Registration Statement”) to register for resale under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Common Stock that may be issued to River North under the Purchase Agreement.   We will not be registering 100% of the registerable securities under the Purchase Agreement.  We will be subject to a registration cap which will not exceed 30% of our issued and outstanding common shares, less any shares held by Affiliates of the Company, under Registration Rights Agreement.  Therefore, the Company has elected to register 20,000,000 common shares which will represent approximately $207,200 Dollars of the $5 Million Dollars under the Purchase Agreement.

AMBIENT WATER CORPORATION

Notes to Financial Statements

Nine Months Ended September 30, 2015

(Unaudited)

Other Agreements:

On February 5, 2013, the Company entered into a new Consulting Agreement with Frontier Mutual, LLC, a limited liability company owned and controlled by Mr. Sodorff’s family members commencing on February 1, 2013. The Company had granted Frontier Mutual 1,500,000 common stock warrants to purchase common shares at $0.03 per share which are exercisable on, or before February 1, 2017.  On December 30, 2013, Frontier exercised 160,000 of these shares leaving 1,340,000 Frontier warrants outstanding. (See Note 9) The Company had also granted Frontier Mutual 1,000,000 $0.03 common stock warrants vesting upon a schedule for product sales. The Consulting Agreement expired on January 31, 2014.  The sales related warrants terminated on August 1, 2014, as no sales were attributable to the Consulting Agreement..  Effective July 1, 2014, the underlying 1,000,000 previously expired warrant shares were reissued to Keith White effectively returning shares which he had provided as underlying warrant shares.  These shares were issued to Keith White on September 12, 2014.

NOTE 8:  RELATED PARTY TRANSACTIONS

The technology behind the Company’s products, (“Technology Acquisition”) was acquired through an exclusive Irrevocable Patent Assignment.  See discussion Note 1 – Technology Acquisition, Note 7 – Commitments and Contingencies.

On February 14, 2013, Keith White, as co-inventor, assigned the G2 patents to AWG International, Inc.  The assigned patents include U.S. Patent No. 7,272,947, U.S. Patent 7,886,557, PCT Patent Application No. PCT/US/2005/031948, and all patents and patent applications throughout the world, including any divisions, reissues or continuations. The U.S. Patent 7,886,557 represents a patent derived from U.S. Patent No. 7,272,947, or an improvement to U.S. Patent No. 7,272,947.

On April 19, 2012, the inventor/applicant of provisional patent application titled, “Atmospheric Water Generation System” Application No. 61/489,588, assigned all rights, title and interests to the Company.  The technology associated with this patent application will be used for a future line of proposed G4 and G5 products.

Effective July 10, 2012, the initial base compensation of the named executive officers, Chief Executive Officer, Chief Operating Officer and Financial Officer was set at $120,000 annually. In December 2013, the Board of Directors raised the annual salary for each officer to $175,000.  There are no formal employment agreements with the named executive officers.

On July 10, 2012, the Board of Directors authorized the issuance of 13,742,000 common stock options to Jeff Stockdale, the Company’s President and Chief Operating Officer and 14,947,000 common stock options to Jeff Mitchell, the Company’s then Chief Financial Officer and Secretary.  These common stock options have an exercise price of $0.18.  Mr. Mitchell’s common stock options expired on October 6, 2015.

On May 1, 2013, the Board of Directors authorized the issuance of 1,500,000 common stock options to Gordon Myers, the Company’s Director of Global Sales and Marketing.  These common stock options had an exercise price of $0.17.  These common stock options expired on August 1, 2014.

On July 22, 2013, the Board of Directors authorized the issuance of 750,000 common stock options to Keith White, the Company’s Chief Executive Officer and Chief Technology Officer, Jeff Stockdale, the Company's President and Chief Operating Officer, and Jeff Mitchell, the Company's then Chief Financial Officer and Secretary, collectively 2,250,000 common stock options.  These common stock options have an exercise price of $0.11.  Mr. Mitchell’s common stock options expired on October 6, 2015.

The options vest over four (4) years.  After one year, one-quarter (25%) of the options vest.  Thereafter, the options vest 6.25% each quarter.  The options have a ten (10) year term.

AMBIENT WATER CORPORATION

Notes to Financial Statements

Nine Months Ended September 30, 2015

(Unaudited)

Using the Black-Scholes model, the Company has assessed the financial statement presentation impact of the value ascribed to the issuance of 32,439,000 stock options to some of its executive management team members as approximately $5,402,500.  As of September 30, 2015, 6,574,812 of the original 32,439,000 stock options had expired.  The Company will recognize the expense of issuing these options using the straight-line method over the 4-year vesting term of the options.  The estimated annual expense to the Company associated with these options as of September 30, 2015 is:

2015 $ 157,006
2016 $ 334,637
2017 $ 24,059

As of September 30, 2015, 21,678,389 of these stock options had vested and were exercisable at an average exercise price of $0.18.  On October 6, 2015, 10,622,189 of the options vested at September 30, 2015 expired.  As of September 30, 2015, 4,185,801 were expected to be vested over the next four years.

Stock Grant - On December 30, 2013, the Company’s Board of Directors adopted a stock grant program for officers and employees.  The grants became effective in 2014 based upon either performance or employment requirements.  Originally, the share grants were to be issued by June 15, 2014, however Jeff Stockdale and Keith White elected defer their grants (3,352,500 each) until January 5, 2015 when these shares were issued to each of them.

On March 21, 2014, Jeff Mitchell, Chief Financial Officer and Secretary and the Company entered into a separation agreement whereby Mr. Mitchell resigned his executive officer positions.  On March 21, 2014, the Board of Directors approved a separation agreement with Jeff Mitchell.  The separation agreement provided for the payment of $43,750 of unpaid executive compensation, and a termination fee of $87,500, payment of health insurance premiums and reimbursement of cell phone expenses.  See the Form 8K filed on March 21, 2014 for additional information.  On March 21, 2014, the Board of Directors nominated and appointed Jeff Mitchell to fill a vacancy on the Board of Directors.  On July 6, 2015, Jeff Mitchell tendered his resignation as a member of the Board of Directors effective June 30, 2015. Stock options for Jeff Mitchell vested through June 30, 2015.  All of Mr. Mitchell's unexercised stock options expired on October 6, 2015.

NOTE 9:  COMMON STOCK WARRANTS

The following warrants for our common stock were issued and outstanding for the nine months and year ending September 30, 2015 and December 31, 2014, respectively:

	September 30, 2015	December 31, 2014
Warrants outstanding at beginning of period	1,340,000	2,340,000
Issued	-	-
Cancelled	-	(1,000,000)
Exercised	-	-
Warrants outstanding at end of period	1,340,000	1,340,000

A detail of warrants outstanding on September 30, 2015 is as follows:

	Number of Warrants	Expiration Date
Exercisable at $0.03 per share	1,340,000	2/1/2017

The Company used the Black-Scholes option price calculation to calculate the change in value of the warrants using the following assumptions:  risk-free interest rate of 1.5%; volatility of 150%; and various applicable terms.

AMBIENT WATER CORPORATION

Notes to Financial Statements

Nine Months Ended September 30, 2015

(Unaudited)

NOTE 10:  COMMON STOCK

The Stockholders’ Equity section of the Company contains the following class of Common and Preferred Stock (par value $0.001) as of:

December 31, 2014
Authorized:	100,000,000 preferred shares
500,000,000 common shares

Issued and outstanding:	129,941,970 common shares

On February 20, 2013, the Company entered into a Stock Cancellation Agreement with CanAmera Management, Inc., (CanAmera) which was owned by Keith White (52.5%) and Robb Perkinson (47.5%), both affiliates of the Company.  In connection with the Company’s February 2013 private placement transaction, CanAmera Management, Inc. cancelled 17,952,117 common shares to provide an appropriate pre-financing capital structure for the Company with an intent to offset any share dilution resulting from the private placement.  This facilitated the Company proceeding with a non-public, private placement offering to raise approximately $1,500,000 from accredited investors through a non-dilutive offering.  The Cancellation Agreement with Keith White, Robb Perkinson and CanAmera that entitled them to receive a prorated return of a portion of the cancelled shares  if the Private Placement had not raised a minimum of $1,200,000.  The private placement raised $970,000 through the end date of June 30, 2014. As a result, the Company reissued 5,300,000 common shares and returned to Keith White and CanAmera these shares which were restored to the issued and outstanding capital stock at current market value.  The stock was reissued on September 12, 2014.

In February 2013, the Company began a non-public, private placement offering under Regulation D Rule 506 to raise approximately $1,500,000 from accredited investors.  The offering was limited to investors with whom the Company’s management has substantive and pre-existing relationships.  The offering consisted of 15,000,000 common shares of stock offered to accredited investors at $0.10 per share.  The offering was closed and as of June 30, 2013 the Company had raised $970,000 through the sale of 9,700,000 common shares.

On March 20, 2013, the holders of Common Stock Purchase Warrants exercised for the purchase of 1,400,000 common shares at $0.06 per share.

On March 20, 2013, the Company issued 1,500,000 common shares to an accredited investor at $0.10 per share.

On March 22, 2013, the Company issued 400,000 common shares to an accredited investor at $0.10 per share.

On March 29, 2013, the Company issued 600,000 common shares to an accredited investor at $0.10 per share.

On April 10, 2013, the Company issued 600,000 common shares to accredited investors at $0.10 per share.

On April 17, 2013, the Company issued 400,000 common shares to a refrigerant consultant at approximately $0.26 per share.  This was a non-cash issuance.

On April 25, 2013, the Company issued 500,000 common shares to accredited investors at $0.10 per share.

On May 15, 2013, the holders of Common Stock Purchase Warrants exercised for the purchase of 150,000 common shares at $0.03 per share.

On May 15, 2013, the Company issued 1,750,000 common shares to accredited investors at $0.10 per share.

On May 22, 2013, the Company issued 100,000 common shares to accredited investors at $0.10 per share.

AMBIENT WATER CORPORATION

Notes to Financial Statements

Nine Months Ended September 30, 2015

(Unaudited)

On May 28, 2013, the Company cancelled 62,500 common shares that had been previously issued to an unnamed shareholder.

On June 12, 2013, the holders of Common Stock Purchase Warrants exercised for the purchase of 100,000 common shares at $0.06 per share.

On June 18, 2013, the Company issued 250,000 common shares to accredited investors at $0.10 per share.

On July 3, 2013, the Company issued 1,000,000 common shares to an accredited investor at $0.10 per share.

On July 10, 2013, the holder of Common Stock Purchase Warrants exercised for the purchase of 250,000 common shares at $0.06 per share.

On July 16, 2013, the holders of Common Stock Purchase Warrants exercised for the purchase of 814,833 common shares at $0.06 per share.

On July 25, 2013, the Company issued 750,000 common shares to accredited investors at $0.10 per share.

On September 24, 2013, the Company issued 1,000,000 common shares to an accredited investor at $0.10 per share.

On October 2, 2013, the Company issued 250,000 common shares to an accredited investor at $0.10 per share.

On December 6, 2013, the Company issued 250,000 common shares to an accredited investor at $0.10 per share.

On December 19, 2013, the Company issued 750,000 common shares to an accredited investor at $0.10 per share.

On December 30, 2013, the holder of Common Stock Purchase Warrants exercised for the purchase of 160,000 common shares at $0.03 per share.

September 30, 2015
Authorized:	100,000,000 preferred shares
500,000,000 common shares
Issued and outstanding:	150,189,972 common shares

On January 14, 2014, the Company issued 826,446 common shares to an Executive of the Company as compensation in lieu of accrued compensation of $15,000 and approximately $15,000 for the fair value of the stock issuance treated as additional compensation.

On March 26, 2014, the Company issued 3,352,500 common shares to an Executive of the Company per a grant authorized on December 30, 2013.

On September 12, 2014, the Company issued 6,300,000 common shares at $.03 per share. See discussion Note 7 – Commitments and Contingencies.

As of September 30, 2014, there were 1,340,000 common stock purchase warrants outstanding.  The common stock purchase warrants are exercisable at three cents ($0.03) per share.

On January 5, 2015, the Company issued 3,352,500 common shares to Jeff Stockdale and 3,352,000 common shares to Keith White as bonus executive compensation valued at $0.0389 per share.

On April 9, 2015, the Company issued 4,728,152 common shares at $0.00935 per share representing a partial conversion of $40,000 of the principal amount, plus $4,208 of accrued interest on the $900,000 Promissory Note described Note 6.

AMBIENT WATER CORPORATION

Notes to Financial Statements

Nine Months Ended September 30, 2015

(Unaudited)

 On June 11, 2015, the Company issued 4,401,826 common shares at $0.00765 per share representing a partial conversion of $30,000 of the principal amount, plus $3,674 of accrued interest on the $900,000 Promissory Note described Note 6.

On August 28, 2015, the Company issued 4,413,024 common shares at $0.01503 per share representing a partial conversion of $58,000 of the principal amount, plus $8,342 of accrued interest on the $900,000 Promissory Note described Note 6.

NOTE 11:  Income Taxes

The Company is subject to taxation in the U.S. and the state of Washington.  At September 30, 2015 and December 31, 2014, Ambient Water Corporation had gross deferred tax assets calculated at the Federal Income Tax rate of 34% of approximately $3,200,000 and $2,577,000, respectively, principally arising from net operating loss carry-forwards for income tax purposes of approximately $9,400,000, which expire in the year 2034.  As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the deferred tax asset, a valuation allowance of approximately $3,200,000 and $2,577,000 has been established at September 30, 2015 and December 31, 2014, respectively.

The significant components of the Company’s net deferred tax assets at September 30, 2015 and December 31, 2014 are as follows:

	September 30, 2015	December 31, 2014
Net operating loss carry forwards	$9,400,000	$7,580,000
Deferred tax asset	$3,200,000	$2,577,000
Deferred tax asset valuation allowance	(3,200,000)	(2,577,000)
Net deferred tax asset	$-	$-

Due to the reverse acquisition, the Company is restricted in the future use of net operating loss and tax credit carry-forwards generated by Ambient Water Corporation before the effective date of the Business Combination. Both of the Companies’ separate loss years’ net operating losses will be subject to possible limitations concerning changes of control and other limitations under the Internal Revenue Code. The net operating loss carry-forwards are subject to annual limitations which are cumulative until they expire.  The Company is in the process of determining the annual allowable net operating loss deduction should the Company generate taxable income.  Since both of the companies which were parties to the share exchange have substantial valuation allowances against any components of deferred taxes, management believes that no material differences in tax allocations will arise from the share transaction.

The accounting for the tax benefits of acquired deductible temporary differences and net operating loss carry-forwards, which are not recognized at the acquisition date because a valuation allowance is established and which are recognized subsequent to the acquisition, will be applied first to reduce to zero any goodwill and other non-current intangible assets related to the acquisition. Any remaining benefits would be recognized as a reduction of income tax expense in future periods.

FASB ASC 740 prescribes recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  FASB ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.  At September 30, 2015, the Company had not taken any tax positions that would require disclosure under FASB ASC 740.

AMBIENT WATER CORPORATION

Notes to Financial Statements

Nine Months Ended September 30, 2015

(Unaudited)

Income taxes are provided based upon the liability method of accounting pursuant to ASC 740-10-25 Income Taxes – Recognition.  Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end.  A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by FASB ASC 740-10-25-5.

The Company’s policy is to recognize interest and/or penalties related to income tax matters in income tax expense. The Company had a $40,000 accrual for penalties on its balance sheets at September 30, 2015 and December 31, 2014, and has recognized this as interest and/or penalties in the statement of operations for the years ending December 31, 2014.  Further, the Company currently has no open tax years, subject to audit prior to December 31, 2009.  The Company is current on its federal or state tax returns.

NOTE 12:  LICENSE AGREEMENT

On May 28, 2015, the Company granted an Exclusive License Agreement to Pacific Air Well, Inc. a California corporation. This agreement was entered into in the ordinary course of business with a view toward promoting sales of the Commercial Ambient Water 400 units in the State of California.  The license was limited to the geographic boundaries of the State of California.

On October 26, 2015, the Company and Pacific Air Well, Inc. agreed to terminate Pacific Air Well's May 28, 2015 Exclusive License Agreement.  This was a mutually acceptable course of action based on Pacific Air Well's business development stage.  The Company has offered to designate Pacific Air Well as a non-exclusive distributor of the Ambient product line.

NOTE 13:  SUBSEQUENT EVENTS

The Company evaluated events occurring subsequent to September 30, 2015, identifying those that are required to be disclosed as follows:

On October 1, 2015, the Company issued 779,221 common shares at $0.0154 per share representing a partial conversion of $12,000 of the principal amount on the $48,500 Promissory Note dated March 27, 2015 described in Note 6.

Again, on October 8, 2015, the Company issued 1,111,111 common shares at $0.0135 per share representing a partial conversion of $15,000 of the principal amount on the $48,500 Promissory Note dated March 27, 2015 described in Note 6.

Again, on October 20, 2015, the Company issued 1,470,588 common shares at $0.0102 per share representing a partial conversion of $15,000 of the principal amount on the $48,500 Promissory Note dated March 27, 2015 described in Note 6.

Again, on October 27, 2015, the Company issued 897,872 common shares at $0.0094 per share representing a partial conversion of $6,500 of the principal amount and all interest in the amount of $1,940 on the $48,500 Promissory Note dated March 27, 2015 described in Note 6.

On October 14, 2015, the Company entered into a financing transaction with an accredited investor ("Lender) which loaned the Company $37,100 on a collateralized secured promissory note. The note mature s on August 14, 2016 (the "Maturity Date") and to pay interest on the unpaid principal balance hereof at the rate of Eight (8%) percent.  The Note shall initially be secured by the pledge of the $37,100 8% convertible promissory note issued to the Company by the Lender on even date herewith (the “Lender Note”).

AMBIENT WATER CORPORATION

Notes to Financial Statements

Nine Months Ended September 30, 2015

(Unaudited)

On October 14, 2015, the Company entered into a financing transaction with a second accredited investor ("Lender) which loaned the Company $37,100 on a convertible redeemable promissory note. The note matures on October 14, 2017 (the "Maturity Date") and to pay interest on the unpaid principal balance hereof at the rate of Eight (8%) percent.

On October 26, 2015, the Company and Pacific Air Well, Inc. agreed to terminate Pacific Air Well's May 28, 2015 Exclusive License Agreement.  This was a mutually acceptable course of action based on Pacific Air Well's business development stage.  The Company has offered to designate Pacific Air Well as a non-exclusive distributor of the Ambient product line.

Ambient Water Corporation

Consolidated Financial Statements

Year ended December 31, 2014

To the Board of Directors and Shareholders

Ambient Water Corporation

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying consolidated balance sheets of Ambient Water Corporation as of December 31, 2014 and 2013 and the related consolidated statements of operations, shareholders’ equity and deficit and cash flows for the periods then ended. Ambient Water Corporation’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ambient Water Corporation as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the periods then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3, the Company has not generated positive cash flows since inception. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding this matter are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MartinelliMick PLLC

Spokane, Washington

February 17, 2015

AMBIENT WATER CORPORATION Consolidated Balance Sheets As of December 31, 2014 and December 31, 2013

	December 31, 2014	December 31, 2013

ASSETS
Current assets
Cash	$ 56,121	$ 4,864
Accounts receivable	5,051	3,168
Deposit on product (Note 5)	74,170	68,370
Inventory (Note 6)	62,697	129,163
Prepaid asset	16,127	17,021
Total current assets	214,166	222,586

Fixed assets (Note 7)	51,692	10,370

Other assets
Technology acquisition (Note 2)	27,280	35,674
Total assets	$ 293,138	$ 268,630

LIABILITIES AND SHAREHOLDERS' EQUITY(DEFICIT)
Current liabilities
Accounts payable	$ 26,940	$ 19,316
Accrued liabilities (Note 8)	280,110	189,500
Notes payable - current portion (Note 9)	435,000	-
Derivative liability - current portion (Note 9)	1,192,287	-
Total current liabilities	1,934,337	208,816

Notes payable (Note 9)	300,000	-
Accrued interest	7,232	-
Derivative liability (Note 9)	899,444	-
Total long-term liabilities	1,206,676	-

Total liabilities	3,141,013	208,816

Commitments & contingencies (Note 10)	-	-

SHAREHOLDERS' EQUITY(DEFICIT)
Preferred stock, par value $0.001, 100,000,000 shares authorized no shares issued or outstanding at December 31, 2014 and December 31, 2013, respectively (Note 13)	-	-
Common stock, par value $0.001, 500,000,000 shares authorized,129,941,970 and 113,881,016 shares issued and outstanding at December 31, 2014 and December 31, 2013 respectively (Note 13)	129,942	113,881
Paid-in-capital	6,818,278	4,930,988
Retained deficit	(9,796,095)	(4,985,055)
Total shareholders' equity(deficit)	(2,847,875)	59,814

Total liabilities and shareholders' equity(deficit)	$ 293,138	$ 268,630

The accompanying notes are an integral part of these consolidated financial statements.

AMBIENT WATER CORPORATION Consolidated Statements of Operations For the Years ended December 31, 2014 and 2013

	Year Ended	Year Ended
	December 31, 2014	December 31, 2013

Sales	$ 96,993	$ 142,136
Cost of sales	59,403	96,154

Gross profit	37,590	45,982

GENERAL & ADMINISTRATIVE EXPENSES:
Travel & entertainment	18,918	22,466
Professional fees	187,061	609,493
Executive compensation	481,250	360,000
Stock option compensation (non-cash)	1,677,779	1,293,291
Impairment loss on inventory	25,924	-
Other	182,706	205,689

Total General & Administrative Expenses	2,573,638	2,490,939

Operating loss	(2,536,048)	(2,444,957)

OTHER INCOME(EXPENSE):
Miscellaneous income	250	-
Interest income	-	-
Finance charge	(397)	(21,924)
Interest and penalties	(41,070)	(7,375)
Loss on derivative instruments	(2,233,775)	-

Net loss	$ (4,811,040)	$ (2,474,256)

Net loss per common share:
Basic and fully diluted	$ (0.04)	$ (0.02)

Weighted average number of common shares:
Basic and fully diluted	120,240,539	110,431,741

The accompanying notes are an integral part of these consolidated financial statements.

AMBIENT WATER CORPORATION Consolidated Statement of Shareholders' Equity and Deficit For the Years ended December 31, 2014 and 2013
					Total
				Retained	Shareholders'
	Shares	Amount	Paid-In-Capital	Deficit	Deficit
Balance - December 31, 2012	120,276,377	$ 120,276	$ 2,140,979	$(2,510,799)	$ (249,544)
February 20, 2013 - Stock Cancellation Agreement	(18,307,692.0)	(18,307)	18,307		-
March 20, 2013 - Shares issued for warrant exercise at $0.06/share	400,000	400	23,600		24,000
March 20, 2013 - Issuance of common stock -private offering at $0.10/share	1,500,000	1,500	148,500		150,000
March 22, 2013 - Issuance of common stock -private offering at $0.10/share	400,000	400	39,600		40,000
March 29, 2013 - Issuance of common stock -private offering at $0.10/share	600,000	600	59,400		60,000
April 10, 2013 - Issuance of common stock -private offering at $0.10/share	600,000	600	59,400		60,000
April 17, 2013 - Shares issued at fair market value for services at $0.26/share	400,000	400	101,675		102,075
April 25, 2013 - Issuance of common stock -private offering at $0.10/share	500,000	500	49,500		50,000
May 15, 2013 - Shares issued for warrant exercise at $0.03/share	150,000	150	4,350		4,500
May 15, 2013 - Issuance of common stock -private offering at $0.10/share	1,750,000	1,750	173,250		175,000
May 22, 2013 - Issuance of common stock -private offering at $0.10/share	100,000	100	9,900		10,000
May 28, 2013 - Shares cancelled	(62,500)	(63)	63		-
June 12, 2013 - Shares issued for warrant exercise at $0.06/share	100,000	100	5,900		6,000
June 18, 2013 - Issuance of common stock -private offering at $0.10/share	250,000	250	24,750		25,000
July 3, 2013 - Issuance of common stock -private offering at $0.10/share	1,000,000	1,000	99,000		100,000
July 10, 2013 - Shares issued for warrant exercise -at $0.06/share	250,000	250	14,750		15,000
July 16, 2013 - Shares issued for warrant exercise -at $0.06/share	814,833	815	48,075		48,890
July 15, 2013 - Issuance of common stock -private offering at $0.10/share	750,000	750	74,250		75,000
September 24, 2013 - Issuance of common stock -at $0.10/share	1,000,000	1,000	99,000		100,000
October 2, 2013 - Issuance of common stock -private offering at $0.10/share	250,000	250	24,750		25,000
December 6, 2013 - Issuance of common stock -private offering at $0.10/share	250,000	250	24,750		25,000
December 19, 2013 - Issuance of common stock -private offering at $0.10/share	750,000	750	74,250		75,000
December 30, 2013 - Shares issued for warrant exercise at $0.03/share	160,000	160	4,640		4,800
Stock Options Amortization			1,608,349		1,608,349
Net loss - 2013	-	-	-	(2,474,256)	(2,474,256)
Balance - December 31, 2013	113,881,018	$ 113,881	$ 4,930,988	$(4,985,055)	$ 59,814

January 14, 2014 - Shares issued to an Executive in lieu of accrued compensation at $0.03631 /share	826,446	826	29,182		30,008
March 26, 2014 - Shares issued to an Executive per a grant authorized on December 31, 2013 at $0.03/share	3,352,500	3,353	97,223		100,576
September 12, 2014 - Shares previously cancelled were reissued to an affiliate of the Company at $0.03/share	2,517,500	2,518	73,008		75,526
September 12,2014 - Shares previously cancelled were reissued to an Executive of the Company at $0.03/share	3,782,500	3,783	109,692		113,475
October 6, 2014 - Shares issued for note and interest conversion at $0.01227 per share	5,582,006	5,582	204,990		210,572
Stock Options Amortization	-	-	1,373,195		1,373,195
Net loss - 2014	-	-	-	(4,811,040)	(4,811,040)
Balance - December 31, 2014	129,941,970	$ 129,942	$ 6,818,278	$(9,796,095)	$ (2,847,875)

The accompanying notes are an integral part of these consolidated financial statements.

AMBIENT WATER CORPORATION Consolidated Statements of Cash Flows For the years ended December 31, 2014 and 2013
	Year Ended	Year Ended
	December 31, 2014	December 31, 2013

Cash flows from operating activities:
Net loss	$ (4,811,040)	$ (2,474,256)
Adjustments to reconcile net loss:
Depreciation and amortization	13,829	10,332
Stock issued for services	15,000	102,075
Stock based compensation	1,677,779	1,608,349
Impairment loss on inventory	25,924	-
Loss on derivative liability	2,233,775	-
Changes in assets and liabilities:
Accounts receivable	(1,884)	1,485
Deposits	(4,906)	34,176
Inventory	9,113	(90,210)
Accounts payable	7,625	(82,524)
Other accruals	101,370	(30,075)

Net cash used by operating activities	(733,415)	(920,648)

Cash flows from investing activities:
Fixed assets	(15,328)	(4,080)

Net cash used by investing activities	(15,328)	(4,080)

Cash flows from financing activities:
Common stock issued for cash	-	1,073,190
Payments on notes payable	-	(145,000)
Borrowings on notes payable	800,000	-

Net cash provided by financing activities	800,000	928,190

Increase in cash	51,257	3,462

Cash, beginning of period	4,864	1,402

Cash, end of period	$ 56,121	$ 4,864

Supplemental disclosure of cash flow information:
Interest paid	$ 397	$ 7,375

Non-cash investing and financing activities:
Stock issued for note and interest conversion	$ 210,572	$ -
Stock issued for accrued liability	$ 15,000	$ -
Demonstration units placed in service	$ 31,430	$ -

The accompanying notes are an integral part of these consolidated financial statements.

Ambient Water Corporation

Notes to Consolidated Financial Statements

December 31, 2014

NOTE 1:  NATURE OF OPERATIONS AND BASIS OF PRESENTATION

On July 10, 2012, the Company entered into a Share Exchange Agreement (the "Share Exchange Agreement") by and among AWG International Water Corporation and AWG International, Inc. On July 10, 2012, AWG International Water Corporation acquired AWG International, Inc. (the “Business Combination”), which became a wholly owned subsidiary of AWG International Water Corporation. AWG International Water Corporation incorporated on December 19, 2005, under the laws of the State of Nevada, and is headquartered in Spokane Valley, Washington. The Company’s previous name was MIP Solutions, Inc.  MIP Solutions, Inc. was considered a shell company prior to the business combination

On June 23, 2014, AWG International Water Corporation changed its corporate name to Ambient Water Corporation by amending articles of incorporation with the Nevada Secretary of State. This corporate action was recommended by the board of directors and approved by written consent of majority shareholders in lieu of a special meeting. The Company also changed the name of its wholly owned subsidiary to Ambient Water, Inc. from AWG International, Inc. Both name change amendments were filed with the Nevada Secretary of State's office on June 23, 2014.

Ambient Water Corporation (“AWGI” or “the Company”), designs and sells Atmospheric Water Generation products. These products harvest water from the humidity in the atmosphere to produce pure drinkable water. AWGI utilizes contract manufacturers to assemble its products. The Company markets and sells its products through a network of domestic and international distributors with clearly identified geographic territories. AWGI is one of the pioneers of atmospheric water generation technology for extracting water from humidity in the air. Drawing from the renewable supply of water vapor in the air that we breathe, our patented technology cost effectively transforms humidity into an abundant source of clean water near the point of use. Our scalable and modular systems can be configured for a number of commercial and industrial water-sensitive applications ranging from oil and gas exploration to vertical farming. Our systems are easily configured to produce high quality drinking water for homes, offices, and communities.

The Company’s financial statements include certain estimates and assumptions which affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results may differ from those estimates.

BASIS OF PRESENTATION:

The accompanying consolidated financial statements of Ambient Water Corporation and its subsidiaries (“Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America under the rules and regulations of the U.S. Securities and Exchange Commission (the "SEC") (See Management Statement regarding Going Concern in Note 3). In the opinion of management, the consolidated financial statements reflect all adjustments considered necessary for a fair presentation.

On July 10, 2012, the Company entered into a Share Exchange Agreement (the "Share Exchange Agreement") by and among AWG International Water Corporation and AWG International, Inc.  On July 10, 2012, AWG International Water Corporation acquired AWG International, Inc. (the “Business Combination”), which became a wholly owned subsidiary of AWG International Water Corporation. The Business Combination was accounted for as a reverse acquisition and recapitalization using accounting principles applicable to reverse acquisitions whereby the financial statements subsequent to the date of the Business Combination are presented as a continuation of AWG International, Inc. Under reverse acquisition accounting AWG International, Inc. (subsidiary) will be treated as the accounting parent (acquirer) and AWG International Water Corporation (parent) will be treated as the accounting subsidiary (acquiree). All outstanding shares have been restated to reflect the effect of the Business Combination, which includes a 67.1522 for 1 issuance of AWG International Water Corporation shares to AWG International, Inc. shareholders.

Ambient Water Corporation

Notes to Consolidated Financial Statements

December 31, 2014

Although the Share Exchange Agreement was completed on July 10, 2012, the effective date for accounting purposes was June 30, 2012, and all of the necessary accounting adjustments were fully reflected in the June 30, 2012 financial statements.

The Company’s year-end is December 31.

NOTE 2:  SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

A.  Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the reported period. Actual results could differ materially from the estimates.

B.  Reclassification

Certain amounts in the historical financial statements have been reclassified to conform to the current 2014 presentation. These reclassifications have no effect on net loss, total assets, or shareholders’ equity as previously reported.

C.  Cash and cash equivalents

At December 31, 2014 and December 31, 2013, cash and cash equivalents consisted of checking accounts.

D.  Technology Acquisition

The technology supporting the Company’s products (“Technology Acquisition”) was obtained as described below.

Under the terms of the assignment, and subject to one exception discussed below concerning the G2 Assets, the Company owns exclusive and non-exclusive rights to manufacture, market and sell certain products covered under individual patents and/or patents pending. In return, the persons making the assignment received 500,000 common shares of the Company. The Company incurred no material costs related to the assignment and patent protection during 2014.

On or about April 13, 2010, Everest Water, Ltd., (“Licensor”) granted CanAmera Management, Inc. (“Licensee”), a corporation organized under the laws of the Republic of Panama, a non-exclusive, royalty bearing license to manufacture, use and sell products under U.S. Patent No. 7,272,947 including any and all U.S. or foreign patents derived and any patent on improvements on the patent, (the "License Agreement"). The patent describes a device that produces potable water by extracting water from the air and purifying it by way of cooling and condensing water and removing bacteria or preventing the formation of bacteria.

On the same date, April 13, 2010, Licensee assigned the License Agreement to AWG International, Inc., as successor Licensee.  The consideration for the assignment was 250,000 common shares of AWG International, Inc. Mr. Keith White, a Company director, Chief Executive and Technology Officer and Robb Perkinson, a company director, have shared voting and dispositive control of Licensee.

Ambient Water Corporation

Notes to Consolidated Financial Statements

December 31, 2014

During August 2012, information came to our attention which raised questions about the enforceability, validity and scope of protection relating to the Everest Water patents, the Everest Water/Licensee License Agreement and subsequent patent assignments ("G2 Assets") which were associated with the License Agreement.  These questions involve legal issues under the laws of the Commonwealth of the Bahamas. The Company engaged a Bahamian law firm to provide guidance and advice in regard to the legal questions associated with these G2 Assets. The principal legal issue concerning the enforceability and validity of the G2 asset transfers to AWG involved Everest Waters' ability to deal in its assets when it had been stricken from the Bahamas Companies Registry. On January 2, 2007, Everest Water had been stricken for failure to pay its annual corporate fees. Bahamas law prohibits a company from dealing in its assets while stricken. Therefore, the March 12, 2007 assignment of the G2 patent from Everest International, Ltd. and the April 13, 2010 Everest Water license would be considered invalid until such time as Everest Water is reinstated with the Companies Registry. Upon reinstatement, all business activity would be restored retroactively, as though Everest had never been stricken. Until such time as Everest Water, Ltd. could be reinstated with the Bahamas Companies Registry, the G2 Asset transfers were to be considered defective and invalid under Bahamian corporate law.

On February 12, 2013, Keith White, through Bahamas legal counsel, caused the reinstatement of Everest Water, Ltd. with the Bahamas Companies Registry. The Company was notified of the reinstatement on February 13, 2013.

The fact that Everest Water had been stricken from the Bahamas Corporate registry on January 2, 2007 rendered the March 12, 2007 Everest International, Inc. patent assignment to Everest Water and the subsequent April 13, 2010 Everest Water grant of patent license agreement to CanAmera Management invalid, (the “G2 Assets”). These defects rendered the April 13, 2010 CanAmera Management license agreement assignment to AWG International, Inc. invalid as well.

The recent Everest Water, Ltd. reinstatement has caused the March 12, 2007 assignment of the G2 patent from Everest International, Inc. to Everest Water, Ltd. and the April 13, 2010 Everest Water License Agreement grant to CanAmera Management, Inc. to be deemed restored and validated, retroactively, as though Everest Water had never been stricken from the Registry.

The reinstatement has cured the defect with the CanAmera Management License Agreement assignment to AWG International, Inc. As a result, AWG International, Inc. is now the assignee of the CanAmera Management license agreement.

On February 14, 2013, AWG, as assignee to the License Agreement, declared Everest Water, Ltd. insolvent under Paragraph VII (c) of the License Agreement. As a result of this insolvency declaration, AWG took the actions set forth in paragraphs (a) and (b) below and assigned the G2 patent assets as provided for pursuant to  the terms of the License Agreement. Keith White, individually, as co-inventor, took the action set forth in paragraph (c).

(a)

On February 14, 2013, Keith White, on behalf of AWG, executed a Declaration of Assignment whereby the G2 patent assets owned by Everest Water were assigned to AWG.

(b)

On February 14, 2013, AWG assigned the G2 patent assets to the inventors, Rae Anderson and Keith White.

(c)

On February 14, 2013, Keith White, as co-inventor, assigned the G2 patent assets to AWG.

As a result of these assignments, AWG and Rae Anderson each own a one-half undivided interest in the G2 patent assets.

The assigned patents include U.S. Patent No. 7,272,947, U.S. Patent 7,886,557, PCT Patent Application No. PCT/US/2005/031948, and all patents and patent applications throughout the world, including any divisions, reissues or continuations. U.S. Patent 7,886,557 represents a patent derived from U.S. Patent No. 7,272,947 or an improvement to the U.S. Patent No. 7,272,947. These patents are associated with our Model 2500 product.

Ambient Water Corporation

Notes to Consolidated Financial Statements

December 31, 2014

The costs associated with curing the patent and assignment defects were paid by the Company. However, CanAmera Management had agreed to return for cancellation 355,525 of its Company common shares valued at $47,883, the estimated cost of curing the defects. The Company had placed an administrative "stop transfer" on the 16,788,057 AWG exchange shares which were issued to CanAmera Management pursuant to the Exchange Agreement, until such time as the Patent and License Agreement matters had been resolved in the Company’s favor. The Company is satisfied that the matter has been resolved and will now proceed with the issuance of the shares.

On November 19, 2010, Licensee, the patent application owner, assigned Patent Cooperation Treaty (PCT) application number PCT/US2010/57371 to AWG International, Inc. On May 18, 2012, AWG filed U.S. patent application number 13/510,757 claiming priority to PCT/US2010/57371. We refer to this patent as supporting the proposed G3 product line.  In consideration of this assignment, 250,000 shares of AWG common stock were issued to Licensee. At the time of the technology acquisition, the Company determined the value of the Technology Acquisition to be $36,216 based upon the actual, verifiable costs associated with securing the patent.

On April 19, 2012, Mr. Keith White, the patent owner, assigned Patent application number 61/489.588 titled “Atmospheric Water Generator” to AWG International Inc. We refer to this patent as supporting the proposed G4 and G5 product lines.

Long-lived assets of the Company, including Technology Acquisition, are reviewed for impairment when changes in circumstances indicate their carrying value has become impaired, pursuant to guidance established in FASB ASC 410-20.  See discussion Note 2(I), Impairment of Long-Lived Assets.

E.  Revenue Recognition

The Company recognizes revenues when earned which shall be as products are shipped and services are delivered to customers or distributors. The Company shall also record accounts receivable for revenue earned but not yet collected.

F.  Income Taxes

Income taxes are provided based upon the liability method of accounting pursuant to ASC 740-10-25 Income Taxes – Recognition. Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by FASB ASC 740-10-25-5.

G.  Earnings (Loss) Per Share (“EPS”)

FASB ASC 260, Earnings Per Share provides for calculation of "basic" and "diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share. Basic and diluted losses per share were the same, at the reporting dates, as there were no dilutive common stock equivalents outstanding.

H.  Derivative Instruments

FASB ASC 815, Derivatives and Hedging establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

Ambient Water Corporation

Notes to Consolidated Financial Statements

December 31, 2014

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

At December 31, 2013, the Company had not engaged in any transactions that would be considered derivative instruments or hedging activities.

During 2014, the Company entered into a Convertible Promissory Note which included a conversion clause which was deemed to be a derivative liability. As of December 31, 2014 the estimated effect upon the fair market conversion of the outstanding balance on the note of $735,000 and accrued interest of $37,542 was approximately $2,091,731 for the relative fair market conversion of the note to common stock. For further information see Note 9 to the financial statement.

I.  Impairment of Long-Lived Assets

Long-lived assets of the Company, including the Technology Rights, are reviewed at least annually for impairment or when changes in circumstances indicate their carrying value has become impaired, pursuant to guidance established in FASB ASC 410-20. Management considers assets to be impaired if the carrying amount of an asset exceeds the future projected cash flows from related operations (undiscounted and without interest charges). If impairment is deemed to exist, the asset will be written down to fair value, and a loss is recorded as the difference between the carrying value and the fair value. Fair values are determined based on quoted market values, discounted cash flows, or internal and external appraisals, as applicable. Assets to be disposed of are carried at the lower of carrying value or estimated net realizable value. Management has determined that there was no impairment as of December 31, 2014 and 2013.

J.  Fair Value of Financial Instruments

The Company's financial instruments as defined by FASB ASC 825-10-50 include cash, trade accounts receivable, and accounts payable and accrued expenses. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at December 31, 2014 and 2013.

FASB ASC 820 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. FASB ASC 820 establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value as follows:

Level 1:  Applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities; and

Level 2:  Applies to assets or liabilities for which there are inputs other than the quoted prices in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions; or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data; and

Level 3:  Applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities, which may include the reporting entity to develop its own assumptions.

The Company did not have any assets or liabilities measured at fair value on a recurring basis at December 31, 2014 or 2013. The Company did not have any fair value adjustments for assets and liabilities measured at fair value on a nonrecurring basis during the period ended December 31, 2014 or 2013.

Ambient Water Corporation

Notes to Consolidated Financial Statements

December 31, 2014

K.  Warranty Expense

The Company has established a product warranty reserve, set at five percent (5%) of sales, beginning for the quarter ending September 30, 2014.  As such, the Company charged $1,800 to the expense line Sales Reserve and set up a corresponding liability, Product Warranty Reserve, in the same amount shown in accrued liabilities for the year ended December 31, 2014.  Additionally, during the year ended December 31, 2014, the Company charged $6,003 to the expense line warranty expense shown under other general & administrative expense, prior to establishing the product warranty reserve. The Company advanced back to a distributor $18,345 during the year ended December 31, 2014 against manufacturer warranty work to be performed by the Korean contract manufacturer. These funds will be returned upon the delivery of the repaired units.  The manufacturer received the units for repair and will ship directly back to the distributor. The Company has adjusted the deposit account it keeps with the manufacture for these transactions.

L.  Impact of New Accounting Standards

In June 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-10 (“ASU 2014-10”), Development Stage Entities (Topic 915), Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation. The objective of the amendments in this Update is to improve financial reporting by reducing the cost and complexity associated with incremental reporting requirements for development stage entities. The amendments in this Update also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity at risk. The amendments related to the elimination of inception to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospective except for the clarification to Topic 275, which shall be applied prospectively. These amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. The amendment eliminates the exception to the sufficiency-of-equity-at-risk criterion for development stage entities in paragraph 810-10-15-16 should be applied retrospectively for annual reporting periods beginning after December 15, 2015 and interim period therein. Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued. The Company adopted ASU 2014-10 in the fourth quarter of 2014 and this adoption did not have a material impact on its financial condition, results of operations or cash flows.

In August 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-15 (“ASU 2014-15”), Presentation of Financial Statements-Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The objective of the amendments in this Update is to provide guidance on determining when and how to disclose going-concern uncertainties in the financial statements. The new standards require management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued. An entity must provide certain disclosures if “conditions events raise substantial doubt about the entity’s ability to continue as a going concern.” The ASU applies to all entities and is effective for annual periods ending after December 15, 2016, and interim periods thereafter, with early adoption permitted. The Company is evaluating the impact of ASU 2014-15 on its financial condition, results of operations and cash flows.

NOTE 3:  GOING CONCERN UNCERTAINTIES

The Company has not generated positive cash flows since inception, which raises doubt about the ability of the Company to continue as a going concern. The Company is dependent upon achieving positive cash flow from operations and obtaining additional financing to fund ongoing operations.

To achieve these objectives, the Company continues to seek other sources of financing to support existing operations and expand the range and scope of its business. However, there are no assurances that such financing can be obtained on acceptable terms and in a timely manner, if at all. The failure to obtain the necessary working capital would have a material adverse effect on the business and, in the event the Company is unable to execute its business plan, the Company may be unable to continue as a going concern.

Ambient Water Corporation

Notes to Consolidated Financial Statements

December 31, 2014

The accompanying financial statements do not include any adjustment to the recorded assets or liabilities that may be necessary should the Company have to curtail operations or be unable to continue operations.

NOTE 4:  BUSINESS COMBINATION

On July 10, 2012, the Company entered into a Share Exchange Agreement (the "Share Exchange Agreement") by and among AWG International Water Corporation and AWG International, Inc.  On July 10, 2012, AWG International Water Corporation acquired AWG International, Inc. (the “Business Combination”), which became a wholly owned subsidiary of AWG International Water Corporation.

AWG International Water Corporation incorporated on December 19, 2005, under the laws of the State of Nevada, and is headquartered in Spokane Valley, Washington. The Company’s previous name was MIP Solutions, Inc. This company was considered a shell company prior to the Business Combination.

AWG International, Inc. was incorporated on March 18, 2010, under the laws of the State of Nevada, and is headquartered in Spokane Valley, Washington. This company is in the business of developing, patenting and marketing devices that harvest water from the atmosphere.

Pursuant to the terms and conditions of the Share Exchange Agreement, AWG International Water Corporation acquired 100% of the capital stock, 1,160,514 common shares, of AWG International, Inc. in exchange for 77,931,100 common shares. At the time the Share Exchange Agreement was executed, this common stock represented 67.38% of the Company’s issued and outstanding capital stock.

Each of the outstanding shares of AWG International, Inc.’s common stock prior to the Business Combination was converted into 67.1522 shares of AWG International Water Corporation’s common stock. Accordingly, an aggregate of 77,931,100 shares of common stock were issued to the shareholders of AWG International, Inc.

The shares of AWG International Water Corporation’s common stock issued to the former holders of AWG International, Inc.’s common stock in connection with the Business Combination, and the shares of the Company's common stock and warrants issued in the Private Placement, were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended and Regulation D Rule 506 promulgated under that section, which exempts transactions by an issuer not involving a public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates representing these shares display a legend stating the restrictions applicable to such shares.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the Business Combination transaction date:

Cash and cash equivalents	$ 157,597
Notes receivable – AWGI	635,142
Prepaid	595
Total identifiable assets	$ 793,334

Accounts payable	$ (75,057)
Notes payable	(145,000)
Notes payable – AWGI	(33,012)
Stock to be issued	(59,045)
Total identifiable liabilities	$ (312,114)

Net identifiable assets	$ 481,220

Ambient Water Corporation

Notes to Consolidated Financial Statements

December 31, 2014

As part of the accounting adjustments associated with the reverse acquisition, all intercompany balances were subsequently eliminated.

NOTE 5:  DEPOSITS ON PRODUCT

At December 31, 2014 and December 31, 2013, there was a balance of $74,170 and $68,370, respectively in deposits on product. Deposits on product represent amounts paid to the Company’s Korean contract manufacturer.

NOTE 6:  INVENTORY

At December 31, 2014 and December 31, 2013, the Inventory balance was $62,697 and $129,163, respectively, valued at the lower of cost or fair market value less any allowances for obsolescence. The Company maintains an inventory of filters that are used both in the manufacture of new units and as replacements in previously sold units. The change in the inventory is a result of sales of units and impairment of certain products during the year.

NOTE 7:  FIXED ASSETS

At December 31, 2014 and December 31, 2013, the net Fixed Asset balance was $51,692 and $10,370, respectively. The Company purchased additional demonstration units to be used in soliciting new distributors and marketing efforts. The Company is depreciating these assets over the appropriately determined estimated useful life of 3 years. As of December 31, 2014 and December 31, 2013, the Company has recognized $9,856 and $4,420, respectively, of accumulated depreciation. As of December 31, 2014 and 2013, the Company recognized $5,436 and $4,038 for depreciation expenses, respectively.

NOTE 8:  ACCRUED LIABILITIES

At December 31, 2014 and December 31, 2013, the Accrued liabilities balance was $280,110 and $189,500, respectively. The Company accrues unpaid wages, consulting costs, accrued notes payable interest, and accrued Internal Revenue Service penalty and interest in Accrued Liabilities.

NOTE 9: CONVERTIBLE NOTE PAYABLE

On March 21, 2014, the Company entered into a financing transaction with an accredited investor (“Lender”) under which the Company may borrow up to Nine Hundred Thousand ($900,000) dollars. The transaction was structured as a Convertible Promissory Note (the "Note") bearing interest at the rate of Ten (10%) percent per year. The maturity date is eighteen (18) months from the date of borrowing, when principal sum, unpaid interest and any applicable fees and costs will be due and payable.

The Lender has loaned the Company $800,000 through December 31, 2014. The Lender has loaned an additional $100,000 to the Company, on January 28, 2015. (See Note 15). The Company will only be required to repay the amount loaned and the Company is not required to repay any unfunded portion of this Note, including any interest or other rights or remedies granted to any unfunded portion of this Note.

The Lender has the right, at any time, at its election, to convert all or part of the Note amount into shares of fully paid and non-assessable shares of common stock of the Company. The conversion price (the “Conversion Price”) shall be the lesser of (a) $0.04 per share of common stock, (b) fifty Percent (50%) of the average of the three (3) lowest trade prices of three (3) separate trading days of Common Stock recorded during the twenty five (25) previous trading days prior to conversion, or (c) the lowest effective price per share granted to any person or entity after the effective date to acquire Common Stock, or adjust, whether by operation of purchase price adjustment, settlement agreements, exchange agreements, reset provision, floating conversion or otherwise, any outstanding warrant, option or other right to acquire Common Stock or outstanding Common Stock equivalents, excluding any outstanding warrants or options that have been disclosed in SEC filings prior to the effective date.

Ambient Water Corporation

Notes to Consolidated Financial Statements

December 31, 2014

Under the agreement  the  Lender  has  limited  the  conversion  of  debt  into  shares  such  that  the  lender will never beneficially own more than 4.99% unless the Company is appropriately notified 61 days in advance of a conversion of the debt beyond the 4.99% holding limits.

On October 6, 2014, the Company issued 5,585,006 common shares to an accredited investor under the terms and conditions of that certain $900,000 convertible promissory note dated March 21, 2014, as disclosed in a Form 8-K filed with the SEC on March 21, 2014. The Lender converted $65,000 of the outstanding principal and associated interest into 5,585,006 shares. The shares were priced at $0.01227 per share. The conversion shares were issued pursuant to the terms of the Convertible Promissory Note. The principal and interest were converted into common stock priced at fifty percent (50%) of the average of the three (3) lowest trade prices of three (3) separate trading days of Common Stock recorded during the twenty-five (25) previous trading days prior to conversion.

Derivative liability

Under FASB ASC 815-40 Contracts in Entity’s Own Equity, the Company must review the possible conversion features under the agreement’s variable price conversion options, which create a derivative in the possible settlement choices of the Lender.  As of December 31, 2014, the stock pricing feature which provides a 50% discount to the market would have increased the stock necessary to settle the conversion if requested to approximately 54,000,000 shares. The Company has calculated the value of this additional liability to be $2,091,731 and has recognized a change of earnings for the effect of such a conversion through December 31, 2014. The liability is classified as $1,192,287 under current liabilities and $899,444 under long-term liabilities.

Under FASB ASC 505-10 Equity: Overall, the Company must disclose that the settlement alternatives are at the control of the Lender and that there is a potential for an infinite number of shares having to be issued, although the Lender has elected to limit its beneficial ownership to less than five percent (5%) unless the Company receives proper notification that the Lender will at any time convert either part or all of the loan to shares.

NOTE 10:  COMMITMENTS AND CONTINGENCIES

On July 29, 2010, the Company entered into a memorandum of understanding to acquire the exclusive rights to utilize a proprietary coating technology in atmospheric water generation applications. Subsequently, the July 29, 2010 memorandum of understanding was replaced on June 17, 2011. Under the terms of the agreement, the Company secured the exclusive rights to the coating technology for atmospheric water generation applications. The term of the agreement is three years and, unless terminated, shall automatically renew for an additional three years on each three year anniversary. The agreement called for the payment of a license and exclusivity fee of $10,000 in two payments of $5,000 each. The first payment has been paid. Effective September 30, 2012, the parties entered into an amendment to the original agreement in which both parties acknowledged there had been no breaches of the original agreement, the remaining $5,000 payment was due on or before June 1, 2013, and all previous and/or future minimum purchase requirements were waived. The Company has accrued the $5,000 in Accrued liabilities for this obligation.  See discussion Note 8 – Accrued Liabilities.

In August 2012, information came to the Company’s attention which raised questions about the enforceability, validity and scope of protection relating to the Everest Water patents, the Everest Water/CanAmera Management License Agreement and subsequent patent assignments ("G2 Asset") which were associated with the License Agreement. For further discussion, see Note 2 Section D on Technology Acquisition.

Ambient Water Corporation

Notes to Consolidated Financial Statements

December 31, 2014

Other Agreements:

On February 5, 2013, the Company entered into a new Consulting Agreement with Frontier Mutual, LLC, a limited liability company owned and controlled by Mr. Sodorff’s family members commencing on February 1, 2013. The compensation under this agreement provides for the payment of $10,000 per month, commission of 2% and 1% of Gross Margin resulting from Sales generated by Frontier Mutual, LLC during years 1 and 2, respectively, issuance of 1,500,000 common stock purchase warrants that vest on February 1, 2014 with an exercise price of $0.03 per share and expiration date of three (3) years after vesting, and issuance of 1,000,000 common stock purchase warrants that vest on a prorated basis of Frontier Mutual LLC achieving $1,000,000 of fully collected Sales at a minimum Gross Margin of 35% with an exercise price of $0.03 per share and expiration date of three (3) years after vesting. The Consulting Agreement expires on January 31, 2014. The sales related warrants terminated on August 1, 2014, as no sales were attributable to this agreement. In accordance with the Consulting Agreement, the common shares underlying this warrant originated from Keith White and a Stock Cancellation Agreement. The termination of this warrant entitled Keith White to a return of the 1,000,000 cancelled shares. Effective July 1, 2014, 1,000,000 previously cancelled shares were to be reissued to Keith White effectively returning the cancelled shares. These shares were issued on September 12, 2014.

NOTE 11:  RELATED PARTY TRANSACTIONS

The technology behind the Company’s products, (“Technology Acquisition”) was acquired through an exclusive Irrevocable Patent Assignment.  See discussion Note 2(D) – Technology Acquisition, Note 10 – Commitments and Contingencies and Note 15 – Subsequent Events.

On April 1, 2011, the Company acquired AWG International Manufacturing Ltd., from the Company’s Chief Executive Officer by purchasing the one share issued and outstanding in AWG International Manufacturing Ltd. in exchange for one share of the Company’s common stock. The Company controls AWG International Manufacturing Ltd., a non-operating subsidiary which has no value attributed to it and as such the financial statements are not considered to be consolidated. See discussion Note 13 – Common Stock.

On April 19, 2012, the inventor/applicant of provisional patent application titled, “Atmospheric Water Generation System” Application No. 61/489,588, assigned all rights, title and interests to the Company. The technology associated with this patent application will be used for a future line of proposed G4 and G5 products.

Effective July 10, 2012, the initial base compensation of the named executive officers, Chief Executive Officer, Chief Operating Officer and Financial Officer was set at $120,000 annually. There are no formal employment agreements with the named executive officers.

On July 10, 2012, the board of directors authorized the issuance of 13,742,000 common stock options to Jeff Stockdale, the Company’s President and Chief Operating Officer and 14,947,000 common stock options to Jeff Mitchell, the Company’s Chief Financial Officer and Secretary. These common stock options have an exercise price of $0.18.

On February 14, 2013, Keith White, as co-inventor, assigned the G2 patents to AWG International, Inc. The assigned patents include U.S. Patent No. 7,272,947, U.S. Patent 7,886,557, PCT Patent Application No. PCT/US/2005/031948, and all patents and patent applications throughout the world, including any divisions, reissues or continuations. The U.S. Patent 7,886,557 represents a patent derived from U.S. Patent No. 7,272,947, or an improvement to U.S. Patent No. 7,272,947.

On May 1, 2013, the board of directors authorized the issuance of 1,500,000 common stock options to Gordon Myers, the Company’s Director of Global Sales and Marketing. These common stock options have an exercise price of $0.17.  These common stock options expired on August 1, 2014.

Ambient Water Corporation

Notes to Consolidated Financial Statements

December 31, 2014

On July 22, 2013, the board of directors authorized the issuance of 750,000 common stock options to Keith White, the Company’s Chief Executive Officer and Chief Technology Officer, Jeff Stockdale, the Company's President and Chief Operating Officer, and Jeff Mitchell, the Company's Chief Financial Officer and Secretary, collectively 2,250,000 common stock options. These common stock options have an exercise price of $0.11.

The options vest over four (4) years.  After one year, one-quarter (25%) of the options vest.  Thereafter, the options vest 6.25% each quarter. The options have a ten (10) year term.

Using the Black Scholes model, the Company has assessed the financial statement presentation impact of the value ascribed to the issuance of 32,439,000 stock options to some of its executive management team members as approximately $5,402,500. The Company will recognize the expense of issuing these options using the straight-line method over the 4-year term vesting term of the options. The estimated annual expense to the Company associated with these options is:

2015 $1,286,875
2016 $ 688,875
2017 $ 36,089

As of December 31, 2014, 18,642,751 of these stock options had vested and were exercisable at an average exercise price of $0.18. As of December 31, 2014, 12,296,250 were expected to be vested over the next three years.

Stock Grant - On December 30, 2013, the Company’s Board of Directors adopted a stock grant program for officers and employees.  Originally, shares under this grant were to be issued by June 15, 2014. Jeff Stockdale and Keith White have elected defer these grants (3,352,500 each) which will remain unissued. Therefore, on August 5, 2014, the board of directors deferred the stock grant to January 1, 2015.

On March 21, 2014, Jeff Mitchell, Chief Financial Officer and Secretary and the Company entered into a separation agreement whereby Mr. Mitchell resigned his executive officer positions. On March 21, 2014, the Board of Directors approved a separation agreement with Jeff Mitchell. The separation agreement provides for the payment of $43,750 of unpaid executive compensation, and a termination fee of $87,500, payment of health insurance premiums and reimbursement of cell phone expenses. See the Form 8K filed on March 21, 2014 for additional information. On March 21, 2014, the Board of Directors nominated and appointed Jeff Mitchell to fill a vacancy on the Board of Directors.

NOTE 12:  COMMON STOCK WARRANTS

The following warrants for our common stock were issued and outstanding for the years ending December 31, 2014 and December 31, 2013, respectively:

	December 31, 2014	December 31, 2013
Warrants outstanding at beginning of period	2,340,000	3,300,000
Issued	-	2,650,000
Cancelled	(1,000,000)	(1,735,167)
Exercised	-	(1,874,833)
Warrants outstanding at end of period	1,340,000	2,340,000

A detail of warrants outstanding on December 31, 2014 is as follows:

	Number of Warrants	Expiration Date
Exercisable at $0.03 per share	1,340,000	February 1, 2017

Ambient Water Corporation

Notes to Consolidated Financial Statements

December 31, 2014

The Company used the Black-Scholes option price calculation to calculate the change in value of the warrants using the following assumptions:  risk-free interest rate of 1.5%; volatility of 150%; and various applicable terms.

NOTE 13:  COMMON STOCK

The Stockholders’ Equity section of the Company contains the following class of Common and Preferred Stock (par value $0.001) as of:

December 31, 2013
Authorized:	100,000,000 preferred shares
500,000,000 common shares

Issued and outstanding:	113,881,016 common shares

On February 20, 2013, the Company entered into a Stock Cancellation Agreement with CanAmera Management, Inc., which is owned by Keith White (52.5%) and Robb Perkinson (47.5%), both Affiliates of the Company. In connection with the Company’s February 2013 private placement transaction, CanAmera Management, Inc. cancelled 17,952,117 common shares to provide an appropriate pre-financing capital structure for the Company with an intent to offset any share dilution resulting from the private placement. This facilitated the Company proceeding with a non-public, private placement offering to raise approximately $1,500,000 from accredited investors through a non-dilutive offering. The Cancellation Agreement with Keith White, Robb Perkinson and CanAmera that entitled them to receive a prorated return of a portion of the cancelled shares if the Private Placement had not raised a minimum of $1,200,000. The private placement raised $970,000 through the end date of June 30, 2014. As a result, the Company reissued 5,300,000 common shares and returned to Keith White and CanAmera these shares which were restored to the issued and outstanding capital stock at current market value. The stock was reissued on September 12, 2014.

In February 2013, the Company began a non-public, private placement offering under Regulation D Rule 506 to raise approximately $1,500,000 from accredited investors. The offering is limited to investors with whom the Company’s management has substantive and pre-existing relationships. The offering consists of 15,000,000 common shares of stock offered to accredited investors at $0.10 per share. The offering was closed and as of June 30, 2013 the Company had raised $970,000 through the sale of 9,700,000 common shares.

On March 20, 2013, the holders of Common Stock Purchase Warrants exercised for the purchase of 1,400,000 common shares at $0.06 per share.

On March 20, 2013, the Company issued 1,500,000 common shares to an accredited investor at $0.10 per share.

On March 22, 2013, the Company issued 400,000 common shares to an accredited investor at $0.10 per share.

On March 29, 2013, the Company issued 600,000 common shares to an accredited investor at $0.10 per share.

On April 10, 2013, the Company issued 600,000 common shares to accredited investors at $0.10 per share.

On April 17, 2013, the Company issued 400,000 common shares to a refrigerant consultant at approximately $0.26 per share.  This was a non-cash issuance.

On April 25, 2013, the Company issued 500,000 common shares to accredited investors at $0.10 per share.

On May 15, 2013, the holders of Common Stock Purchase Warrants exercised for the purchase of 150,000 common shares at $0.03 per share.

Ambient Water Corporation

Notes to Consolidated Financial Statements

December 31, 2014

On May 15, 2013, the Company issued 1,750,000 common shares to accredited investors at $0.10 per share.

On May 22, 2013, the Company issued 100,000 common shares to accredited investors at $0.10 per share.

On May 28, 2013, the Company cancelled 62,500 common shares that had been previously issued to an unnamed shareholder.

On June 12, 2013, the holders of Common Stock Purchase Warrants exercised for the purchase of 100,000 common shares at $0.06 per share.

On June 18, 2013, the Company issued 250,000 common shares to accredited investors at $0.10 per share.

On July 3, 2013, the Company issued 1,000,000 common shares to an accredited investor at $0.10 per share.

On July 10, 2013, the holder of Common Stock Purchase Warrants exercised for the purchase of 250,000 common shares at $0.06 per share.

On July 16, 2013, the holders of Common Stock Purchase Warrants exercised for the purchase of 814,833 common shares at $0.06 per share.

On July 25, 2013, the Company issued 750,000 common shares to accredited investors at $0.10 per share.

On September 24, 2013, the Company issued 1,000,000 common shares to an accredited investor at $0.10 per share.

On October 2, 2013, the Company issued 250,000 common shares to an accredited investor at $0.10 per share.

On December 6, 2013, the Company issued 250,000 common shares to an accredited investor at $0.10 per share.

On December 19, 2013, the Company issued 750,000 common shares to an accredited investor at $0.10 per share.

On December 30, 2013, the holder of Common Stock Purchase Warrants exercised for the purchase of 160,000 common shares at $0.03 per share.

On January 14, 2014, the Company issued 826,446 common shares to an Executive in lieu of accrued compensation at $0.03631 per share.

On March 26, 2014, the Company issued 3,352,500 common shares to an Executive per a grant authorized on December 31, 2013 at $0.03 per share.

On September 12, 2014, the Company issued 2,517,500 previously cancelled common shares to an affiliate of the Company at $0.03 per share.

On September 12, 2014, the Company issued 3,782,500 previously cancelled common shares to an affiliate of the Company at $0.03 per share.

On October 6, 2014, the Company issued 5,582,006 common shares for partial note payable and accrued interest conversion at $0.01227 per share.

Ambient Water Corporation

Notes to Consolidated Financial Statements

December 31, 2014

As of December 31, 2014, there were 1,340,000 common stock purchase warrants outstanding. The common stock purchase warrants are exercisable at three cents ($0.03) per share.

On June 12, 2012, AWG International Water Corporation filed a Certificate of Amendment to Articles of Incorporation with the Secretary of State of Nevada changing its name from MIP Solutions, Inc. to AWG International Water Corporation and increasing the Capital Stock to consist of 500,000,000 shares of common stock, $0.001 par value and 100,000,000 of preferred stock, $0.001 par value.

December 31, 2014
Authorized:	100,000,000 preferred shares
500,000,000 common shares

Issued and outstanding:	129,941,970 common shares

NOTE 14:  INCOME TAXES

The Company is subject to taxation in the U.S. and the State of Washington.  At December 31, 2014 and December 31, 2013, Ambient Water Corporation had gross deferred tax assets calculated at the Federal Income Tax rate of 34% of approximately $2,577,000 and $1,695,000, respectively, principally arising from net operating loss carry-forwards for income tax purposes of approximately $7,580,000, which expire in the year 2034. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the deferred tax asset, a valuation allowance of approximately $2,521,000 and $1,695,000 has been established at December 31, 2014 and December 31, 2013, respectively.

The significant components of the Company’s net deferred tax assets at December 31, 2014 and December 31, 2013 are as follows:

	December 31, 2014	December 31, 2013
Net operating loss carry forwards	$7,580,000	$4,985,000
Deferred tax asset	2,577,000	1,695,000
Deferred tax asset valuation allowance	(2,577,000)	(1,695,000)
Net deferred tax asset	$-	$-

Due to the reverse acquisition, the Company is restricted in the future use of net operating loss and tax credit carry-forwards generated by AWG International Water Corporation before the effective date of the Business Combination. Both of the Companies’ separate loss years’ net operating losses will be subject to possible limitations concerning changes of control and other limitations under the Internal Revenue Code. The net operating loss carry-forwards are subject to annual limitations which are cumulative until they expire. The Company is in the process of determining the annual allowable net operating loss deduction should the Company generate taxable income. Since both of the companies which were parties to the share exchange have substantial valuation allowances against any components of deferred taxes, management believes that no material differences in tax allocations will arise from the share transaction.

The accounting for the tax benefits of acquired deductible temporary differences and net operating loss carry-forwards, which are not recognized at the acquisition date because a valuation allowance is established and which are recognized subsequent to the acquisition, will be applied first to reduce to zero any goodwill and other non-current intangible assets related to the acquisition. Any remaining benefits would be recognized as a reduction of income tax expense in future periods.

Ambient Water Corporation

Notes to Consolidated Financial Statements

December 31, 2014

FASB ASC 740 prescribes recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FASB ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. At December 31, 2014, the Company had not taken any tax positions that would require disclosure under FASB ASC 740.

Income taxes are provided based upon the liability method of accounting pursuant to ASC 740-10-25 Income Taxes – Recognition. Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by FASB ASC 740-10-25-5.

The Company’s policy is to recognize interest and/or penalties related to income tax matters in income tax expense. The Company had a $40,000 accrual for penalties on its balance sheets at December 31, 2014, and has recognized this as interest and/or penalties in the statement of operations for the years ending December 31, 2013. Further, the Company currently has no open tax years, subject to audit prior to December 31, 2008. The Company is current on its federal or state tax returns.

NOTE 15:  SUBSEQUENT EVENTS

The Company evaluated events occurring subsequent to December 31, 2014, identifying those that are required to be disclosed as follows:

On January 5, 2015, the Company issued 3,352,500 common shares to Jeff Stockdale and 3,352,500 common shares to Keith White pursuant to a prior common stock grant as bonus executive compensation at $0.0389 per share.

On January 28, 2015, the Company received another $100,000 under the Convertible Promissory Note. (See Note 9).

AMBIENT WATER CORPORATION

20,000,000 SHARES OF COMMON STOCK

PROSPECTUS

November 3, 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses of the Registrant in connection with the offering described in the registration statement. All of the amounts shown are estimated except for the Securities and Exchange Commission (the “SEC”) registration fee.

SEC registration fee	$ 29.81
Legal fees and expenses	$ 25,000
Accounting fees and expense	$ 10,000
Miscellaneous	$ 2500
TOTAL	$ 37,529.81

Item.  14  Indemnification of Directors and Officers

Nevada Revised Statutes Section 78.7502 provides for discretionary and mandatory indemnification of officers, directors, employees and agents.  Its general provisions provide:

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a) Is not liable pursuant to NRS 78.138; or

(b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a) Is not liable pursuant to NRS 78.138; or

(b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Article X of our Bylaws, as amended and restated, provide for indemnification of directors and officers to the fullest extent permitted by the Nevada General Corporation Law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 15.  Recent Sales of Unregistered Securities.

During the last three years, the registrant has sold the following securities:

On October 3, 2012, the holder of Common Stock Purchase Warrants exercised for the purchase of 1,500,000 common shares at $0.06 per share. Such securities were issued pursuant to an exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. Each of the investors represented to the Company that it (i) is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, (ii) is knowledgeable, sophisticated and experienced in making investment decisions of this kind, and (iii) has had adequate access to information about the Company.

On December 6, 2012, the holder of Common Stock Purchase Warrants exercised for the purchase of 1,500,000 common shares at $0.06 per share.  Such securities were issued pursuant to an exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. Each of the investors represented to the Company that it (i) is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, (ii) is knowledgeable, sophisticated and experienced in making investment decisions of this kind, and (iii) has had adequate access to information about the Company.

On March 20, 2013, the holders of Common Stock Purchase Warrants exercised for the purchase of 1,400,000 common shares at $0.06 per share.  Such securities were issued pursuant to an exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. Each of the investors represented to the Company that it (i) is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, (ii) is knowledgeable, sophisticated and experienced in making investment decisions of this kind, and (iii) has had adequate access to information about the Company.

On March 20, 2013, the Company issued 1,500,000 common shares to an accredited investor at $0.10 per share. Such securities were issued pursuant to an exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. Each of the investors represented to the Company that it (i) is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, (ii) is knowledgeable, sophisticated and experienced in making investment decisions of this kind, and (iii) has had adequate access to information about the Company.

On March 22, 2013, the Company issued 400,000 common shares to an accredited investor at $0.10 per share. Such securities were issued pursuant to an exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. Each of the investors represented to the Company that it (i) is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, (ii) is knowledgeable, sophisticated and experienced in making investment decisions of this kind, and (iii) has had adequate access to information about the Company.

On March 29, 2013, the Company issued 600,000 common shares to an accredited investor at $0.10 per share. Such securities were issued pursuant to an exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. Each of the investors represented to the Company that it (i) is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, (ii) is knowledgeable, sophisticated and experienced in making investment decisions of this kind, and (iii) has had adequate access to information about the Company.

On April 10, 2013, the Company issued 600,000 common shares to accredited investors at $0.10 per share. Such securities were issued pursuant to an exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. Each of the investors represented to the Company that it (i) is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, (ii) is knowledgeable, sophisticated and experienced in making investment decisions of this kind, and (iii) has had adequate access to information about the Company.

On April 17, 2013, the Company issued 400,000 common shares to a refrigerant consultant at approximately $0.26 per share.  This was a non-cash issuance. The issuance of these shares was exempt from registration pursuant to Regulation S as it was an offshore transaction sold to a non-U.S. Person.

On April 25, 2013, the Company issued 500,000 common shares to accredited investors at $0.10 per share. Such securities were issued pursuant to an exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. Each of the investors represented to the Company that it (i) is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, (ii) is knowledgeable, sophisticated and experienced in making investment decisions of this kind, and (iii) has had adequate access to information about the Company.

On May 15, 2013, the holders of Common Stock Purchase Warrants exercised for the purchase of 150,000 common shares at $0.03 per share. Such securities were issued pursuant to an exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. Each of the investors represented to the Company that it (i) is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, (ii) is knowledgeable, sophisticated and experienced in making investment decisions of this kind, and (iii) has had adequate access to information about the Company.

On May 15, 2013, the Company issued 1,750,000 common shares to accredited investors at $0.10 per share. Such securities were issued pursuant to an exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. Each of the investors represented to the Company that it (i) is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, (ii) is knowledgeable, sophisticated and experienced in making investment decisions of this kind, and (iii) has had adequate access to information about the Company.

On May 22, 2013, the Company issued 100,000 common shares to accredited investors at $0.10 per share. Such securities were issued pursuant to an exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. Each of the investors represented to the Company that it (i) is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, (ii) is knowledgeable, sophisticated and experienced in making investment decisions of this kind, and (iii) has had adequate access to information about the Company.

On June 12, 2013, the holders of Common Stock Purchase Warrants exercised for the purchase of 100,000 common shares at $0.06 per share.  Such securities were issued pursuant to an exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. Each of the investors represented to the Company that it (i) is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, (ii) is knowledgeable, sophisticated and experienced in making investment decisions of this kind, and (iii) has had adequate access to information about the Company.

On June 18, 2013, the Company issued 250,000 common shares to accredited investors at $0.10 per share. Such securities were issued pursuant to an exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. Each of the investors represented to the Company that it (i) is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, (ii) is knowledgeable, sophisticated and experienced in making investment decisions of this kind, and (iii) has had adequate access to information about the Company.

On July 3, 2013, the Company issued 1,000,000 common shares to an accredited investor at $0.10 per share. Such securities were issued pursuant to an exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. Each of the investors represented to the Company that it (i) is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, (ii) is knowledgeable, sophisticated and experienced in making investment decisions of this kind, and (iii) has had adequate access to information about the Company.

On July 10, 2013, the holder of Common Stock Purchase Warrants exercised for the purchase of 250,000 common shares at $0.06 per share. Such securities were issued pursuant to an exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. Each of the investors represented to the Company that it (i) is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, (ii) is knowledgeable, sophisticated and experienced in making investment decisions of this kind, and (iii) has had adequate access to information about the Company.

On July 16, 2013, the holders of Common Stock Purchase Warrants exercised for the purchase of 814,833 common shares at $0.06 per share. Such securities were issued pursuant to an exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. Each of the investors represented to the Company that it (i) is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, (ii) is knowledgeable, sophisticated and experienced in making investment decisions of this kind, and (iii) has had adequate access to information about the Company.

On July 25, 2013, the Company issued 750,000 common shares to accredited investors at $0.10 per share. Such securities were issued pursuant to an exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. Each of the investors represented to the Company that it (i) is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, (ii) is knowledgeable, sophisticated and experienced in making investment decisions of this kind, and (iii) has had adequate access to information about the Company.

On September 24, 2013, the Company issued 1,000,000 common shares to an accredited investor at $0.10 per share. Such securities were issued pursuant to an exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. Each of the investors represented to the Company that it (i) is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, (ii) is knowledgeable, sophisticated and experienced in making investment decisions of this kind, and (iii) has had adequate access to information about the Company.

On October 2, 2013, the Company issued 250,000 common shares to an accredited investor at $0.10 per share. Such securities were issued pursuant to an exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. Each of the investors represented to the Company that it (i) is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, (ii) is knowledgeable, sophisticated and experienced in making investment decisions of this kind, and (iii) has had adequate access to information about the Company.

On December 6, 2013, the Company issued 250,000 common shares to an accredited investor at $0.10 per share.  Such securities were issued pursuant to an exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. Each of the investors represented to the Company that it (i) is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, (ii) is knowledgeable, sophisticated and experienced in making investment decisions of this kind, and (iii) has had adequate access to information about the Company.

On December 19, 2013, the Company issued 750,000 common shares to an accredited investor at $0.10 per share. Such securities were issued pursuant to an exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. Each of the investors represented to the Company that it (i) is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, (ii) is knowledgeable, sophisticated and experienced in making investment decisions of this kind, and (iii) has had adequate access to information about the Company.

On December 30, 2013, the holder of Common Stock Purchase Warrants exercised for the purchase of 160,000 common shares at $0.03 per share.  Such securities were issued pursuant to an exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. Each of the investors represented to the Company that it (i) is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, (ii) is knowledgeable, sophisticated and experienced in making investment decisions of this kind, and (iii) has had adequate access to information about the Company.

On January 14, 2014, the Company issued 826,446 common shares to an Executive in lieu of accrued compensation at $0.03631 per share. The issuance of these shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. The Officer was knowledgeable, sophisticated and experienced in making investment decisions of this kind and received adequate information about the Company or had adequate access, including through the consultant’s business relationship with the Company, to information about the Company.

On March 21, 2014, the Company issued a convertible promissory note to borrow up to $900,000 from an accredited Lender.  The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. The Officer was knowledgeable, sophisticated and experienced in making investment decisions of this kind and received adequate information about the Company or had adequate access, including through the Lender's  business relationship with the Company, to information about the Company.

On March 26, 2014, the Company issued 3,352,500 common shares to an Executive per a grant authorized on December 31, 2013 at $0.03 per share. The issuance of these shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. The Officer was knowledgeable, sophisticated and experienced in making investment decisions of this kind and received adequate information about the Company or had adequate access, including through the Officer’s business relationship with the Company, to information about the Company.

On September 12, 2014, the Company issued 2,517,500 previously cancelled common shares to an affiliate of the Company at $0.03 per share.  The issuance of these shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. The affiliate was knowledgeable, sophisticated and experienced in making investment decisions of this kind and received adequate information about the Company or had adequate access, including through the affiliate’s business relationship with the Company, to information about the Company.

On September 12, 2014, the Company issued 3,782,500 previously cancelled common shares to an affiliate of the Company at $0.03 per share. The issuance of these shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. The affiliate was knowledgeable, sophisticated and experienced in making investment decisions of this kind and received adequate information about the Company or had adequate access, including through the affiliates business relationship with the Company, to information about the Company.

On October 6, 2014, the Company issued 5,582,006 common shares for partial note payable and accrued interest conversion at $0.01227 per share. The issuance of these shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. The Lender was knowledgeable, sophisticated and experienced in making investment decisions of this kind and received adequate information about the Company or had adequate access, including through the Lender’s business relationship with the Company, to information about the Company.

On January 5, 2015, the Company issued 3,352,500 common shares to Jeff Stockdale and 3,352,500 common shares to Keith White pursuant to a prior common stock grant as bonus executive compensation at $0.0389 per share.  The issuance of these shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. The affiliate was knowledgeable, sophisticated and experienced in making investment decisions of this kind and received adequate information about the Company or had adequate access, including through the Officer’s business relationship with the Company, to information about the Company.

On March 27, May 6, and June 18, 2015, the Company entered into three financing transactions with an accredited investor ("Lender) which loaned the Company $48,500, $43,000 and $38,000, respectively, on three separate convertible promissory notes totaling $129,500.  The issuance of these shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. The Lender was knowledgeable, sophisticated and experienced in making investment decisions of this kind and received adequate information about the Company or had adequate access, including through the Lender’s business relationship with the Company, to information about the Company.

On May 27, 2015, the Company entered into a financing transaction with an accredited investor ("Lender) which loaned the Company $36,750 on a convertible promissory note.   The issuance of these shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. The Lender was knowledgeable, sophisticated and experienced in making investment decisions of this kind and received adequate information about the Company or had adequate access, including through the Lender’s business relationship with the Company, to information about the Company.

On July 23, 2015, the Company entered into a financing transaction with an accredited investor ("Lender) which loaned the Company $100,000 on a convertible promissory note. The issuance of these shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. The Lender was knowledgeable, sophisticated and experienced in making investment decisions of this kind and received adequate information about the Company or had adequate access, including through the Lender’s business relationship with the Company, to information about the Company.

Item 16  Exhibits.

Exhibit Number	Description of Exhibit	Location of Exhibit
2.1	Form of Share Exchange Agreement between AWG International Water Corporation and AWG International, Inc.	8-K filed July 16, 2012
2.2	Share Exchange Agreement between MIP Solutions, Inc. and AWG International, Inc. dated June 7, 2010	8-K filed June 10, 2010
3.1	Articles of Incorporation of MIP Solutions, Inc. now known as AWG International Water Corporation	SB-2 filed April 5, 2007
3.2	Articles of Amendment of MIP Solutions, Inc. dated June 12, 2012	8-K filed June 13, 2012
3.3	Articles of Incorporation of AWG International, Inc.	8-K filed July 16, 2012
3.4	Bylaws of AWG International, Inc.	8-K filed July 16, 2012
3.5	Bylaws MIP Solutions, Inc., now known as AWG International Water Corporation	SB-2 filed April 5, 2007
5	Opinion of Counsel	Filed herewith
10.1	License Agreement with Johns Hopkins University Laboratory	SB-2 filed April 5, 2007
10.2	MIP Solutions, Inc. 2008 Stock Plan	8-K filed September 17, 2008
10.3	Mutual Termination Agreement dated July 25, 2010 between MIP Solutions, Inc. and Johns Hopkins University	8-K filed August 13, 2010
10.4	Promissory Note evidencing $150,000 with Coghlan Family Corporation dated September 29, 2011	10-K filed May 10, 2012
10.5	Warrant Agreement with Coghlan Family Corporation dated September 29, 2011	10-K filed May 10, 2012
10.6	Security Agreement with Coghlan Family Corporation dated September 29, 2011	10-K filed May 10, 2012
10.7	Promissory Note evidencing $583.42 with Coghlan Family Corporation dated September 29, 2011	10-K filed May 10, 2012
10.8	Form of Warrant Agreement associated with Unit Equity Offering pursuant to Regulation D Rule 506	10-K filed May 10, 2012
10.9	Financial Advisory Agreement with Frontier Mutual, LLC dated January 12, 2012	10-K filed May 10, 2012
10.10	Financial Advisory Agreement with 7721 E. Trent Ave, LLC dated October 1, 2011	10-K filed May 10, 2012
10.11	Financial Advisory Agreement with G. Wesley Sodorff dated October 18, 2010	10-K filed May 10, 2012
10.12	Promissory Note evidencing AWG Intl obligation to pay $25,000 dated September 29, 2011	10-K filed May 10, 2012
10.13	Promissory Note evidencing AWG Intl obligation to pay $583.42 dated September 29, 2011	10-K filed May 10, 2012
10.14	Promissory Note evidencing AWG Intl obligation to pay $150,000 dated September 29, 2011	10-K filed May 10, 2012
10.15	Promissory Note evidencing AWG Intl obligation to pay $77,935.32 dated December 31, 2011	10-K filed May 10, 2012
10.16	Promissory Note evidencing AWG Intl obligation to pay $66,522.28 dated September 29, 2011	10-K filed May 10, 2012
10.17	Amended and Restated September 29, 2011 Promissory Notes totaling $242,105.70 dated March 28, 2012	10-K filed May 10, 2012
10.18	Amended and Restated December 31, 2011 Promissory Note totaling $77,935 dated March 28, 2012	10-K filed May 10, 2012
10.19	2012 Stock Option Plan	8-K filed July 16, 2012
10.20	Mitchell Stock Option Agreement	8-K filed July 16, 2012
10.21	Stockdale Stock Option Agreement	8-K filed July 16, 2012
10.22	Termination of Security Agreement	8-K filed July 16, 2012
10.23	License Agreement Everest Water to CanAmera Management dated April 13, 2010	8-K/A filed September 18, 2012
10.24	License Agreement CanAmera Mgmt to AWG International dated April 13, 2010	8-K/A filed September 18, 2012
10.25	G2 Patent Assignment from K. White to AWG International dated February 14, 2012	8-K/A filed September 18, 2012
10.26	G3 Patent Application Assignment from K. White to AWG International dated November 19, 2010	8-K/A filed September 18, 2012
10.27	G4/G5 Patent Application Assignment from K. White to AWG International dated April 19, 2012	8-K/A filed September 18, 2012
10.28	G2 Declaration of Assignment Everest to AWG dated February 17, 2012	8-K filed November 20, 2012
10.29	G2 Assignment from AWG to Keith White and Rae Anderson dated February 17, 2012	8-K filed November 20, 2012
10.30	Amended Coghlan Family Corporation Promissory Note titled Memorandum of Understanding dated August 1, 2012	8-K filed November 20, 2012
10.31	Form of Private Label Agreement	8-K filed November 20, 2012
10.32	Declaration of Assignment to Everest Water, Ltd. to AWG dated February 14, 2013	8-K filed February 19, 2013
10.32	Patent Assignment AWG to Inventors dated February 14, 2013	8-K filed February 19, 2013
10.33	Patent Assignment Keith White to AWG dated February 14, 2013	8-K filed February 19, 2013
10.34	Consulting Agreement with Frontier Mutual, LLC dated February 5, 2013	8-K filed February 8, 2013
10.35	Memorandum of Understanding Coghlan Family Corporation Promissory Note dated February 1, 2013	10-K filed April 11, 2013
10.36	Form of Convertible Promissory Note dated March 21, 2014	8-K filed March 21, 2014
10.37	Form of Securities Purchase Agreement dated September 18, 2015 between River North Equity, LLC and Ambient Water Corporation	8-K filed September 22, 2015
10.38	Form of Registration Rights Agreement dated September 18, 2015 between River North Equity, LLC and Ambient Water Corporation	8-K filed September 22, 2015
14	Code of Ethics	10-K filed May 10, 2012
21	Subsidiaries of the registrant	8-K filed July 16, 2012
23.1	Consent of Independent Certifying Accountant	Filed herewith
23.2	Consent of Counsel (Included in Exhibit 5.1)	Filed herewith

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane Valley, State of Washington, on the third day of November, 2015.

AMBIENT WATER CORPORATION

/s/ Keith White

______________________________

By:  Keith White

Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature

Title

Date

/s/ Keith White

 _____________________________

Director, CEO, CTO

November 3, 2015

Keith White

/s/ Jeff Stockdale

_____________________________

Director, President

November 3, 2015

Jeff Stockdale

/s/ Michael Wende

_____________________________

Director, Secretary

November 3, 2015

Michael Wende